UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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THE BOEING COMPANY

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2021
ANNUAL MEETING OF SHAREHOLDERS

Tuesday, April 20, 2021 | 9 a.m. CT
www.virtualshareholdermeeting.com/BA2021

Message From Our Chairman

To My Fellow Boeing Stakeholders,

While our annual report reflects on Boeing’s recent past and future priorities, what transpired during 2020 was so much more consequential than the experience of any one country or company.

This past year brought unprecedented challenges to each of us as we faced a global pandemic and sweeping societal unrest. At Boeing, the pandemic brought new adversity for our employees, facing new safety risks as our industry experienced precipitous declines in travel, while we continued to work on safely returning the 737 MAX to service. At the same time, our employees worked tirelessly to further the Company’s role in supporting those who stand in harm’s way every day defending our nation and its allies. I have been greatly inspired by the resolve our leadership team showed as they took bold and decisive actions and the enduring resilience of our teams around the world amid the global pandemic.

The Boeing Board of Directors, management team and employees are absolutely committed to strengthening our operations, culture, systems and performance. We navigated this complex landscape by focusing on our core values of safety, quality and integrity while further strengthening our culture and fostering an inclusive environment that embraces oversight, transparency and accountability.

Responding to the COVID-19 Pandemic. Starting in the earliest days of the pandemic, we implemented all necessary steps to reduce employee and customer exposure to COVID-19. Boeing’s Chief Medical Officer and our International Health Services team continuously tracked health conditions using the guidance of the World Health Organization and the U.S. Centers for Disease Control and Prevention. We continue to adapt and evolve our emergency management procedures to address the ongoing pandemic. During these challenging times, our Board has worked closely with management to ensure that we are using all the resources available to us to support our stakeholders and to help them navigate through this uncertainty.

Safely Returning the 737 MAX to Service. In November 2020, the Federal Aviation Administration rescinded the order that halted commercial operations of the 737 MAX. To foster the continued safety and quality of Boeing’s airplanes, the Aerospace Safety Committee is a permanent committee of our Board, and in 2020, the Company focused on implementing the Committee’s findings and recommendations. As we work alongside our airline partners to return the 737 MAX to service around the world, our directors and senior leaders are listening to all of our key stakeholders to ensure we continually identify and implement new opportunities to improve the safety of our airplanes.

Maintaining a Well-Qualified and Engaged Board. We are committed to ensuring Boeing has a diverse and engaged Board with a balance of deep skills and tenure. With a focus on diversity, safety, engineering, risk management and aerospace experience, over the last two years we have added four new independent directors. Most recently, in January 2021, Lynne M. Doughtie joined the Board. Ms. Doughtie is the former U.S. Chairman and CEO of KPMG and brings critical leadership and financial skills to our Board and is a member of the Audit and Finance Committees. We will continue to pursue highly qualified and diverse board candidates as we move forward in the months ahead.

Implementing an Independent Chairman Structure. In October 2019, the Board selected an independent board chairman separate from the CEO. In June 2020, following a vote of Boeing shareholders, the Board amended the Company’s Corporate Governance Principles to call for an independent chairman going forward, to be selected each year after the annual meeting of shareholders. I work closely with our other independent directors and our CEO to ensure effective Board oversight of Company strategy, operations and culture, anchored by our shared values of safety, quality and integrity.

Shareholder Outreach and Responsiveness. Building trust and delivering sustainable, long-term value requires regular dialogue with our shareholders. Throughout the year, we convened numerous investor meetings to review and discuss our governance, strategy, business performance and financial results in the context of the broader global environment and industry dynamics. We discussed the Company’s response to the COVID-19 pandemic; the 737 MAX return to service; and corporate culture with a particular focus on safety, diversity, equity and inclusion along with governance, executive compensation and sustainability. On behalf of the Board, I joined a number of the meetings with members of management, during which we engaged with shareholders representing approximately 35% of our outstanding stock. The input from these conversations informed our decision-making process and the recent actions we have taken, and will continue to influence our path forward.

Commitment to Sustainability. As a global aerospace leader, we believe sustainability begins with a focus on environmental stewardship; social progress and inclusion; and values-based, transparent governance rooted in four pillars: our people, products and services, communities and operations. As we continue to elevate and sharpen our focus on sustainability, in September 2020, we appointed Chris Raymond as our first Chief Sustainability Officer. Mr. Raymond sits on Boeing’s Executive Council and leads the Sustainability Council, composed of leaders from across Boeing’s businesses and enterprise functions to provide executive leadership to advance our sustainability strategy.

In closing, I wish to extend my personal thanks to Art Collins and Susan Schwab, both of whom are retiring from the Board after years of exemplary service and devotion to the Company and its stakeholders. We are grateful for their vast contributions over the years.

On behalf of the Board of Directors, I want to thank you for your continued confidence in Boeing and in our future. We appreciate the opportunity to serve Boeing on your behalf as we navigate through this unprecedented time.

Sincerely,

Lawrence W. Kellner

Chairman of the Board

The Boeing Company

Notice of 2021 Annual Meeting of Shareholders

To the Shareholders of The Boeing Company:

The Boeing Company’s 2021 Annual Meeting of Shareholders will be held virtually, via www.virtualshareholdermeeting.com/BA2021, on Tuesday, April 20, 2021, at 9:00 a.m. Central Time. During the meeting, shareholders will be asked to:

•	elect 10 directors;

•	approve, on an advisory basis, named executive officer compensation;

•	ratify the appointment of Deloitte & Touche LLP as our independent auditors; and

•	transact such other business, including certain shareholder proposals, as may properly come before the meeting and any postponement or adjournment thereof.

Shareholders of record at the close of business on February 19, 2021 are entitled to vote at the annual meeting and any postponement or adjournment thereof.

By order of the Board of Directors,

Grant M. Dixton
Senior Vice President, General Counsel and Corporate Secretary

March 5, 2021

PLEASE REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF THREE WAYS:
VIA THE INTERNET Visit www.proxyvote.com (see page 70 for more information)	BY MAIL Sign, date and return your proxy card or voting instruction form	BY TELEPHONE Call the telephone number on your proxy card, voting instruction form or notice

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 20, 2021: This Notice of Annual Meeting and Proxy Statement and the 2020 Annual Report are available at www.proxyvote.com.

This proxy statement is issued in connection with the solicitation of proxies by the Board of Directors of The Boeing Company for use at the 2021 Annual Meeting of Shareholders and at any adjournment or postponement thereof. On or about March 5, 2021, we will begin distributing print or electronic materials regarding the annual meeting to each shareholder entitled to vote at the meeting. Shares represented by a properly executed proxy will be voted in accordance with instructions provided by the shareholder.

THE BOEING JOURNEY

Commitment to Safety

Safety is, simply put, our highest priority. We are deeply committed to strengthening our safety processes through continuous improvement, learning and innovation. In 2020, we began implementing an enterprise Safety Management System, or SMS, to support our commitment to the highest levels of safety and quality in our products and services. Under the oversight of the FAA, Boeing is embedding this best-practice framework across the enterprise and embracing its principles in the way we work. As an integrating framework for managing safety risks throughout the product and service life cycle, SMS will incorporate data from compliance, quality and safety assurance processes, including employee reporting. This will provide line of sight to risks, incidents and identified hazards in order to proactively mitigate issues and continuously improve performance. In addition, earlier this year, we created the role of Chief Aerospace Safety Officer and appointed Mike Delaney to that position. In this role, Mr. Delaney leads the development of our integrated Global Aviation Safety program, sits on our Executive Council, and is directly accountable to the Board’s Aerospace Safety Committee.

Teammates from across the enterprise are taking a proactive, unbiased and collaborative approach to all aspects of safety, quality and compliance. Every employee is empowered and encouraged to voice safety or quality concerns, as our teammates are in the best position to see potential hazards and identify opportunities for improvement. This tone is set at the top by our Board of Directors and specifically our Aerospace Safety Committee. Composed of independent directors with deep leadership experience in organizations where safety and quality are paramount, the Committee works to continually improve safety throughout Boeing. For more details on the Aerospace Safety Committee’s direct oversight responsibilities, see page 19.

Organizational Alignment	Boeing named Mike Delaney as the Company’s first Chief Aerospace Safety Officer, aligning critical safety components under one organization and driving end-to-end accountability throughout our internal and external safety ecosystem.

Strengthening Processes	The Company is identifying, diagnosing and resolving issues with a higher level of transparency and immediacy. Boeing closely evaluated how we review and escalate potential safety issues. Starting with a confidential employee reporting system, weekly safety review discussions are held with safety, quality, engineering, program manufacturing and other leaders. Boeing holds a monthly safety review for the Company’s senior leadership, including reviews at the CEO level. This has resulted in enhanced awareness and visibility, and the SMS is used to track all risks to closure.

Process Enhancements	By adopting next-generation design processes, the Company is enabling greater levels of first-time quality.

737 MAX Return to Service

The Boeing team has been steadfast in our commitment to safely return the 737 MAX to service through a comprehensive, robust and transparent certification process, and we have taken action over the last year to reshape the Company and sharpen our focus on our core values of safety, quality and integrity.

On November 18, 2020, the U.S. Federal Aviation Administration, or FAA, rescinded the order that halted commercial operations of the 737 MAX. This action allowed U.S. and other airlines under FAA jurisdiction to take the steps necessary to resume service and enabled Boeing to resume making deliveries. Several other global regulators, including the Brazil National Civil Aviation Agency, Transport Canada and the European Aviation Safety Agency, have since joined the FAA in lifting orders that suspended 737 MAX operations for airlines under their jurisdictions.

Boeing has worked closely with airlines throughout the return-to-service process, incorporating their input and providing detailed recommendations regarding long-term storage. Our work with regulators and customers has included the installation of software enhancements, the implementation of wire separation modifications, additional pilot training and thorough de-preservation activities.

We will continue to support global regulators and our airline customers as we return the 737 MAX to service, with a focus on reestablishing trust and increasing transparency with all stakeholders. We continue to listen, seek feedback and respond—appropriately, urgently and respectfully.

2021 Proxy Statement	1

THE BOEING JOURNEY

COVID-19 Response

In alignment with our commitment to safety, Boeing has taken proactive steps to protect our employees, aid our communities and support our customers through the COVID-19 pandemic. We will continue to adapt and evolve to address the impact of COVID-19. For more information on employee safety and Boeing’s COVID-19 response, see page 24.

•   Continuously assessing employee health and COVID-19 impacts, and in consultation with health officials, temporarily suspending or resuming site operations accordingly

•   Directing all employees who can effectively do their jobs from home to telecommute

•   Encouraging virtual meetings whenever possible and physical distancing and mask wearing when face-to-face meetings are critical

•   Increasing cleaning of high-touch areas, deep cleaning of impacted sites and maintaining rigorous criteria for return to work

•   Using our Dreamlifter to transport urgently needed supplies to health care professionals

•   Utilizing our 3D-printing capabilities to manufacture face shields for those on the front lines

•   Shipping masks, gloves and other equipment to employees in impacted areas and hospitals in need

•   Providing our facility space in Everett, Washington to help support local vaccine distribution

•   Launching the Confident Travel Initiative to provide airline passengers and crews a safe, healthy and efficient travel experience

•   Developing innovative technologies and methods for cabin cleanliness, including antimicrobial surface treatments, ultraviolet light and thermal disinfection

•   Delivering mission-ready products to our defense and space customers with an unwavering focus on safety, quality and integrity

•   Meeting the evolving services needs of commercial and government customers, including remote inspections and maintenance, virtual training and digital solutions to increase operational efficiency

2	2021 Proxy Statement

THE BOEING JOURNEY

Transformation of Our Business

We are taking sweeping action to transform our business to preserve liquidity, sustain key investments, improve performance and position the Company to be more productive and competitive for the long term. This ongoing effort involves a thorough review of our business, with numerous key transformational projects throughout every business unit and function.

As we transform our business, we are working to reshape our infrastructure, streamline our overhead and organizational structure, rebalance our portfolio and investment mix, strengthen the health of our supply chain and drive operational excellence into every corner of our enterprise.

Key 2020 actions included simplifying our organizational structures; beginning the process of consolidating 787 production in South Carolina; lowering indirect supply chain spending on enterprise services; strengthening and standardizing engineering processes; streamlining our transportation and warehousing approach; and operationalizing our Quality, Manufacturing, Supply Chain and Program Management Process Councils.

Our further transformation efforts are organized around five key pillars: infrastructure, overhead and organization, portfolio and investments, supply chain health and operational excellence.

Infrastructure	Optimizing Boeing’s facility, site and enterprise footprint to align with reduced demand and provide new remote and virtual working opportunities

Overhead and Organization	Critically evaluating cost structure, and how we operate and are organized, with an eye toward simplification and reducing bureaucracy

Portfolio and Investments	Re-evaluating portfolio mix and prioritizing investments to ensure resources are focused on core market opportunities while driving key efforts in safety, quality, sustainability and innovation

Supply Chain Health	Carefully managing supply chain stability while recalibrating to lower demand and improving efficiency, quality and cost performance

Operational Excellence	Strengthening every aspect of operational excellence to improve performance, enhance quality and reduce rework

2021 Proxy Statement	3

PROXY SUMMARY

Voting Recommendations of the Board

Item	Description	Recommendation	Page

1	Election of 10 directors	FOR	8

2	Approve, on an advisory basis, named executive officer compensation	FOR	32

3	Ratify the appointment of independent auditor	FOR	61

4	Shareholder proposal – additional report on lobbying activities	AGAINST	65

5	Shareholder proposal – written consent	AGAINST	67

Director Nominees

Our Board evaluates director candidates on an ongoing basis to ensure that a proper balance and diversity of experience, tenure and perspectives are represented. This commitment to refreshment ensures that our Board continues to reflect our evolving business needs.

Name	Age	Director Since	Professional Background	Board Committees

Robert A. Bradway	58	2016	Chairman & CEO, Amgen	Audit, Finance

David L. Calhoun	63	2009	President & CEO, The Boeing Company	—

Lynne M. Doughtie	58	2021	Former U.S. Chairman & CEO, KPMG	Audit, Finance

Edmund P. Giambastiani Jr.	72	2009	Seventh Vice Chairman, U.S. Joint Chiefs of Staff; Former NATO Supreme Allied Commander Transformation and Former Commander, U.S. Joint Forces Command	Aerospace Safety, GON, Special Programs

Lynn J. Good	61	2015	Chairman, President & CEO, Duke Energy	Audit, Compensation

Akhil Johri	59	2020	Former Executive Vice President & CFO, United Technologies	Audit, Finance

Lawrence W. Kellner*	62	2011	Former Chairman & CEO, Continental Airlines	Aerospace Safety, GON

Steven M. Mollenkopf	52	2020	CEO, Qualcomm	Aerospace Safety, Compensation

John M. Richardson	60	2019	31st Chief of Naval Operations, U.S. Navy; Former Director of the Naval Nuclear Propulsion Program, U.S. Navy	Aerospace Safety, Finance, Special Programs

Ronald A. Williams	71	2010	Former Chairman, President & CEO, Aetna	Audit, Finance

*	Non-Executive Chairman

Shareholder Outreach

We meet with shareholders throughout the year to ensure that the Board and management are focused on, and responsive to, investor priorities and concerns. For additional information, see “Shareholder Outreach” on page 18.

4	2021 Proxy Statement

PROXY SUMMARY

Governance Checklist

Board Structure and Independence

✓ Independent Chairman of the Board, a leadership structure that was formalized as a requirement within our Corporate Governance Principles in 2020 (page 17)

✓ Four independent director nominees with tenure of less than two years

✓ Nominees have an average Board tenure of 5 years

✓ Balanced and diverse group of Board nominees (page 8)

✓ Nine of 10 director nominees are independent and all committees are composed entirely of independent directors

✓ Executive sessions of independent directors conducted after every regularly scheduled Board meeting

Board Oversight

✓ Robust succession planning process for senior leadership positions, including in-depth meetings between individual directors and senior executives

✓ Extensive Board oversight of key strategic, operational and compliance risks, with a sharpened focus on risks that could impact the safety and quality of our products and services as well as other risks such as cybersecurity (page 21)

✓ Significant involvement in strategy development, such as efforts to reduce emissions in our production facilities, develop targeted community engagement strategies and enhance workforce diversity

✓ Visits to Boeing production sites by each director every year (with reduced frequency and added safety controls in 2020 due to COVID-19)

✓ Board oversight of global ethics and compliance efforts, corporate culture, and political and charitable contributions

Strong Corporate Governance Practices

✓ Active engagement by directors and management with shareholders throughout the year (page 18)

✓ Comprehensive annual self-evaluations of the Board and its committees (page 22)

✓ Approximately 99% average attendance at Board and committee meetings by director nominees during 2020 (page 23)

✓ Robust Board refreshment process that takes into account diversity and expertise, as well as the evolving needs and circumstances of the Company, resulting in significant Board turnover

✓ Limits on director service on outside boards (page 9)

✓ Publicly disclosed policies and practices regarding political advocacy, including disclosure of key trade association relationships (see www.boeing.com/company/key-orgs/government-operations/#/political)

✓ Directors required to hold all equity-based compensation until they leave the Board

✓ Mandatory director retirement policy (page 22)

Shareholder Rights

✓ Proxy access right for shareholders seeking to nominate directors (page 73)

✓ Majority voting for all directors, each of whom is elected for a one-year term and is subject to a resignation policy in the event he or she fails to receive a majority vote

✓ No supermajority voting requirements

✓ Shareholder right to call special meetings

✓ No poison pill and any future poison pill must be submitted to shareholders

2021 Proxy Statement	5

PROXY SUMMARY

Executive Compensation

•	In March 2020, CEO and Chairman announced that they would forego all pay for remainder of 2020

•	No performance award or performance-based restricted stock unit, or PBRSU, payouts for 2018-2020 performance period

•	Clawback policy enhanced in 2020 to address instances of misconduct that compromise the safety of our products or services

•	Enhanced focus on safety when evaluating individual executive performance, including formal consultation between Aerospace Safety and Compensation Committees

•	Incentive pay programs that feature multiple performance metrics and account for individual performance with the majority of target incentive compensation tied to long-term performance (page 40)

•

Incorporation of an operational performance component to our 2021 annual incentive plan design, to drive improvements critical to our success in the areas of employee safety, product safety and quality (page 45)

•	Approximately 85% of target named executive officer, or NEO, pay in 2020 was variable and at risk (page 35), not counting pay foregone by CEO

•	No accelerated vesting of equity awards in connection with a change in control

•	Prohibition against pledging or hedging Boeing stock by directors or executive officers (page 48)

•	Rigorous stock holding and ownership requirements for executive officers (page 47)

•	No change-in-control agreements

•	No employment agreements (except where required by non-U.S. local law)

6	2021 Proxy Statement

PROXY SUMMARY

Sustainability

As a global aerospace leader, Boeing is committed to building a more sustainable future. We have taken decisive actions in recent months in furtherance of this commitment, including:

•	Establishing a new Global Enterprise Sustainability organization—led by our first Chief Sustainability Officer—designed to advance our environmental, social and governance priorities (see page 23);

•	Achieving net-zero greenhouse gas emissions from manufacturing and worksites in 2020 (see page 26);

•	Committing that all of our commercial airplanes will be capable and certified to fly on 100% sustainable aviation fuel by 2030 (see page 25);

•	Committing to publicly disclose detailed workplace diversity data, including our Consolidated EEO-1 Report, beginning this year (see page 24);

•	Committing to issue our first Sustainability Report later this year; and

•	Enhancing our website at www.boeing.com/sustainability for easier navigation by external stakeholders.

We have organized our sustainability efforts around four key pillars: people, products and services, communities and operations. For additional information, see “Sustainability” beginning on page 23.

2021 Proxy Statement	7

ELECTION OF DIRECTORS (ITEM 1)

PROPOSAL SUMMARY Shareholders are being asked to elect the 10 director nominees under “Director Nominees” beginning on page 10 to serve until the 2022 Annual Meeting of Shareholders.

The Board recommends that you vote FOR each of the 10 director nominees.

Board Composition

Background	Number of Nominees	Alignment with Company Strategy

In-Depth Aerospace Expertise	4	Substantial knowledge of aerospace enables enhanced oversight of product development

Engineering/ Technology Leadership	7

Experience in precision engineering or in leading teams working on cutting-edge technologies enables directors to effectively oversee the design, development and testing of complex aerospace products, services and systems

Complex Manufacturing Expertise	4	Understanding of multifaceted industrial processes allows directors to critically evaluate manufacturing

Safety	6	Expertise in establishing and overseeing safety processes and procedures provides the Board with the proper perspectives to effectively monitor Boeing operations

Risk Management	10	Experience assessing and managing risks enables directors to effectively oversee the most significant risks facing Boeing

Highly Regulated Industry Experience	7	Familiarity with highly regulated industries allows directors to advise on how to most effectively work with regulators, meet their expectations and achieve mutual goals

Current or Former CEO of a Large, Global Company	7	Understanding of and experience navigating key challenges of the chief executive role at large, multi-national companies allows directors to effectively advise and oversee the performance of our CEO

Fortune 500 Board Experience	8	Work on other large, public company boards provides directors with similar oversight experience

International Leadership	6

Experience leading large, global teams and significant experience managing global relationships and/or international stakeholders enables directors to advise management on key risks involving our global customer and supply bases, oversee the Company’s processes for managing global compliance systems and identify strategic opportunities for future international growth

Senior Leadership Experience	10	Awareness of intricacies of effectively running teams enables directors to advise and assess the performance of our management team

Senior U.S. Government / Military Experience	2

Experience in large-scale operations, strategy development, international relations, defense contracting and/or risk oversight in sectors where safety is a key priority enables directors to critically examine and shape policies and procedures as well as advise on strategic considerations involving our global defense and commercial operations

Former Fortune 500 CFO	4	Expertise in large-scale financial decision-making helps guide capital allocation and other financial decisions

8	2021 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

Data reflect 2021 nominees.

Director Qualification Criteria

The Governance, Organization and Nominating Committee, or GON Committee, is responsible for identifying and assessing potential candidates and recommending nominees for the Board’s approval. The GON Committee assesses the qualifications of incumbent directors and other candidates for nomination on an ongoing basis, including with respect to the following key factors:

•

Experience. The GON Committee considers each candidate’s experience and leadership record in areas such as engineering, manufacturing, safety, risk management, software, operations, finance, marketing, international business and affairs, government and public policy.

•

Industry Expertise. The GON Committee ensures that a number of directors possess aerospace and/or defense industry, as well as technology, expertise. This broad industry expertise allows the Board to assess Company performance and provide strategic guidance with respect to each of our principal businesses.

•	Diversity. The Board is deeply committed to seeking broad diversity of background, experience, skills and perspectives among its members.

•

Safety. The Board is committed to safety as a core value of the Company—both with respect to the safety of our aerospace products and services and the safety of our employees in the workplace. One manifestation of this commitment is ensuring that the Board includes members with a wide range of experience in industries and professions where safety is paramount.

•

Outside Board Memberships. Directors are expected to ensure that other commitments, including outside board memberships, do not interfere with their duties and responsibilities as Boeing directors. Consequently, directors may not serve on more than three public company boards in addition to Boeing (one if a public company CEO). In addition, the GON Committee reviews directors’ outside commitments even when they do not exceed these limits, to ensure that all directors are able to devote sufficient time to Boeing.

•

Independence. In addition to any regulatory limitations with respect to independence, the GON Committee also considers other positions the director holds or has held, and evaluates each nominee with respect to Boeing’s publicly disclosed Director Independence Standards, the NYSE director independence standards and any potential conflicts of interest.

•

Professional Reputation. As set forth in our Corporate Governance Principles, our directors are expected to have a reputation for personal and professional integrity, honesty and adherence to the highest ethical standards.

•

Length of Service. The Board believes that regular refreshment of the Board is critical for us to gain fresh perspectives and maintain our position as a global aerospace leader. At the same time, with decades-long product cycles and lengthy development periods, we also benefit from directors with extensive Boeing experience. As a result, the GON Committee’s strategy is to maintain a balance among directors of short, medium and longer tenures.

•	Regulatory Compliance. All director nominees must satisfy regulatory requirements for Board service, including those with respect to any committee on which such director would be asked to serve.

2021 Proxy Statement	9

ELECTION OF DIRECTORS (ITEM 1)

•

Prior Contributions to the Board. When evaluating the candidacy of an incumbent director, the Board also considers the director’s ongoing contributions to the Board, including attendance and participation at meetings and ongoing relevance of their skills and experience, as well as the results of both formal and informal evaluations provided by fellow directors.

Ms. Doughtie, who joined the Board in 2021, was referred to the GON Committee by an independent search firm. Moving forward, the GON Committee will continue to seek highly qualified director candidates as part of the Board succession plan. By identifying and electing directors with safety-related experience, expertise in areas like risk management, software development, engineering, leadership and finance, and diverse backgrounds and perspectives, the Board seeks to continue to effectively fulfill its oversight responsibilities and uphold Boeing’s core values, all while enabling Boeing to achieve its evolving strategic imperatives. As part of the Board’s commitment to diversity, 40% of our director nominees are diverse with respect to gender or race/ethnicity, and the Board has elected three of these nominees to chair the Audit, Compensation, and GON Committees should they be re-elected.

Director Nominees

ROBERT A. BRADWAY

Chairman and CEO, Amgen Inc.

Boeing director since: 2016

Professional highlights:

•   Chairman and CEO, Amgen Inc. (Chairman 2013-present; CEO 2012-present)

•   President and COO, Amgen Inc. (2010-2012)

•   Executive Vice President and CFO, Amgen Inc. (2007-2010)

Independent: Yes Age: 58 Other current directorships: • Amgen Inc. Prior directorships: • Norfolk Southern Corporation

Mr. Bradway brings to the Board critical skills in the areas of high technology, product development, financial oversight, product safety, and risk management. His experience as a senior executive in the biotechnology industry, including as Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer of Amgen, provides him with an extensive understanding of the strategic considerations and challenges associated with meeting the requirements of numerous safety and regulatory compliance regimes around the world. In addition, he previously served as a director of Norfolk Southern Corporation, one of the nation’s largest railroad transportation companies, where virtually every aspect of operations is heavily regulated and subject to strict safety-related oversight. In recognition of Mr. Bradway’s experience in corporate finance, risk management, and executive leadership, the Board elected him to serve on the Audit and Finance Committees.

10	2021 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

DAVID L. CALHOUN

President and CEO, The Boeing Company

Boeing director since: 2009

Professional highlights:

• President and CEO, The Boeing Company (2020-present)

• Senior Managing Director and Head of Private Equity Portfolio Operations, The Blackstone Group (2014-2020)

• Chairman and CEO, Nielsen Holdings plc. (Chairman 2014-2016; CEO 2010-2014); Chairman and CEO, The Nielsen Company B.V. (2006-2014)

• Vice Chairman, General Electric Company; President and CEO, GE Infrastructure (2005-2006); President and CEO, GE Transportation (aircraft engines and rail) (2003-2005); President and CEO, GE Aircraft Engines (2000-2003)

Independent: No Age: 63 Other current directorships: • Caterpillar Inc. Prior directorships: • Gates Industrial Corporation plc • Nielsen Holdings plc.

Mr. Calhoun brings a diverse skill set to the Board, including deep and long-standing aviation industry experience as Boeing’s President and Chief Executive Officer, former Boeing Chairman and independent Lead Director, and a multi-year tenure as the leader of GE’s transportation and aircraft engines businesses. He also brings experience leading businesses through periods of change, having led Nielsen’s transformation into a leading global information and measurement company. In addition, Mr. Calhoun brings to Boeing strong leadership and valuable insight and perspective on a wide array of strategic and business matters, stemming from his vast executive, management and operational experience at Blackstone, as well as at Nielsen and GE. Mr. Calhoun’s significant global aerospace, aircraft, manufacturing and high-technology industry expertise, as well as leadership experience on the boards of Caterpillar and Gates Industrial Corporation, position him well to serve on the Board and lead Boeing as President and Chief Executive Officer.

LYNNE M. DOUGHTIE

Former U.S. Chairman and CEO, KPMG	Boeing director since: 2021 Professional highlights: • U.S. Chairman and CEO, KPMG (2015-2020) • Vice Chair of Advisory Practice, KPMG (2011-2015)	Independent: Yes Age: 58 Other current directorships: • Workday, Inc.

Ms. Doughtie brings insights and expertise from her extensive experience in the accounting profession and executive experience leading a Big Four public accounting firm. She began her career in KPMG’s audit practice in 1985 and held various national, regional, and global leadership roles, including lead partner for several of KPMG’s major clients. Ms. Doughtie has had significant exposure to issues facing complex, global companies and has expertise in risk management, internal controls, culture change and regulatory compliance. Ms. Doughtie also previously served on the boards of Catalyst, Inc. and Chief Executives for Corporate Purpose and has been recognized for her leadership in inclusion and diversity and values leadership. Ms. Doughtie’s financial expertise, executive leadership experience, risk management and regulatory skills, and experience driving culture change bring significant value to the Board.

2021 Proxy Statement	11

ELECTION OF DIRECTORS (ITEM 1)

EDMUND P. GIAMBASTIANI JR.

Seventh Vice Chairman, U.S. Joint Chiefs of Staff; Former Supreme Allied Commander Transformation, NATO

Boeing director since: 2009

Professional highlights:

• President, The Giambastiani Group LLC (2009-present)

• Seventh Vice Chairman, U.S. Joint Chiefs of Staff (2005-2007)

• Supreme Allied Commander Transformation, NATO (2003-2005)

• Commander, U.S. Joint Forces Command (2002-2005)

• Admiral, U.S. Navy (retired); career nuclear-trained submarine officer with commands at the submarine (two), squadron and fleet levels

• Senior military assistant to the Secretary of Defense

Independent: Yes

Age: 72

Other current directorships/ trusteeships:

•   First Eagle Alternative Credit, LLC

•   Board of Trustees of the Invesco U.S. ETF Complex (6 trusts comprising 211 funds)

Prior directorships:

•   Monster Worldwide, Inc.

Admiral Giambastiani brings a wide breadth of experience with major program development, program resourcing, and other aspects of managing large U.S. armed forces acquisition programs, with a particular focus on high-technology programs. He is a career U.S. Navy nuclear-trained submarine officer with extensive operational, maintenance, overhaul, engineering, and acquisition experience. During his distinguished U.S. military career of over 40 years, Admiral Giambastiani developed extensive strategic, leadership, risk management, operational, and engineering experience that complements Boeing’s diverse business needs. These skills enable him to provide expert advice to senior management and his fellow directors on a range of technical and operational matters. Since his retirement from the Navy, Admiral Giambastiani has expanded his oversight experience, serving on numerous U.S. Government advisory boards, accident/incident investigation teams and task forces. Admiral Giambastiani significantly enhances the Board’s strategic and management oversight abilities, particularly with respect to product quality and safety. As a result of his experience as a senior military leader in strategy development and program risk oversight, as well as his expertise with respect to safety and cybersecurity, the Board elected Mr. Giambastiani to serve as Chair of the specially-appointed Committee on Airplane Policies and Processes, and later the Chair of the standing Aerospace Safety Committee. Admiral Giambastiani earned a Bachelor of Science degree with a minor in electrical engineering with leadership distinction from the U.S. Naval Academy.

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ELECTION OF DIRECTORS (ITEM 1)

LYNN J. GOOD

Chairman, President and CEO, Duke Energy Corporation

Boeing director since: 2015

Professional highlights:

• Chairman, President and CEO, Duke Energy Corporation (Chairman 2016-present; President and CEO 2013-present)

• Vice Chairman, Duke Energy Corporation (2013-2016)

• Executive Vice President and CFO, Duke Energy Corporation (2009-2013)

Independent: Yes Age: 61 Other current directorships: • Duke Energy Corporation

Ms. Good brings to the Board substantial experience in executive leadership, safety, corporate governance, financial management and accounting, as well as operational expertise in a highly regulated, capital-intensive industry. Ms. Good’s record as Chief Executive Officer and Chairman of Duke Energy, one of the nation’s largest grid and generation operators, enables her to advise management on a wide range of strategic, financial and governance matters, including the challenges associated with safety performance, large-scale capital projects, transformative technologies and crisis management. Ms. Good also has vast financial management experience, gained principally from her prior service as Chief Financial Officer and Treasurer of Duke Energy. Ms. Good also has extensive capital markets proficiency, significant merger and restructuring experience and accounting and auditing skills earned from nearly 30 years as a Certified Public Accountant and 11 years as an audit partner at Arthur Andersen LLP and Deloitte & Touche LLP. As a result of Ms. Good’s extensive auditing experience and skills in corporate finance and strategic matters, the Board elected her to serve as Chair of the Audit Committee. Ms. Good also serves as chair of the Institute of Nuclear Power Operations, a not-for-profit organization responsible for promoting the highest levels of safety and reliability in nuclear plant operations. Ms. Good earned Bachelor of Science degrees in systems analysis and accounting from Miami University.

2021 Proxy Statement	13

ELECTION OF DIRECTORS (ITEM 1)

AKHIL JOHRI

Former Executive Vice President and CFO, United Technologies Corporation

Boeing director since: 2020

Professional highlights:

• Operating Advisor, Clayton, Dubilier & Rice (2021-Present)

• Special Advisor to the Chairman and CEO, United Technologies Corporation (2019-2020)

• Executive Vice President and CFO, United Technologies Corporation (2015-2019)

• CFO, Pall Corporation (2013-2014)

• Vice President, Finance and CFO, UTC Propulsion and Aerospace Systems, United Technologies Corporation (2011-2013)

• Vice President, Financial Planning and Investor Relations, United Technologies Corporation (2009-2011)

Independent: Yes Age: 59 Other current directorships: • Cardinal Health Inc.

Mr. Johri brings to the Board extensive aerospace industry expertise from his more than 30 years at United Technologies, as well as critical skills developed while serving as Chief Financial Officer at multiple Fortune 500 companies. These skills enable Mr. Johri to provide critical insights to the Board in areas as diverse as financial strategy, strategic operations, the dynamics of managing a complex, global supply chain, articulating corporate strategy to investors and other stakeholders and mitigating risks associated with the development of new products and services at a large industrial manufacturer. Mr. Johri also brings to the Board unique insights relating to his senior leadership experience at United Technologies, a major supplier to aerospace companies like Boeing. In addition, as an independent director and audit committee member at Cardinal Health, Mr. Johri brings to the Board experience in risk oversight and corporate governance of a large company in a highly regulated industry. Mr. Johri is a graduate of the Indian Institute of Management, Ahmedabad, and is a Chartered Accountant.

LAWRENCE W. KELLNER, CHAIRMAN OF THE BOARD

Former Chairman and CEO, Continental Airlines, Inc.

Boeing director since: 2011; Non-Executive Chairman (2019-present)

Professional highlights:

•   President, Emerald Creek Group, LLC (2010-present)

•   Chairman and CEO, Continental Airlines, Inc. (2004-2009)

•   President and COO, Continental Airlines, Inc. (2003-2004)

Independent: Yes Age: 62 Other current directorships: • Marriott International, Inc. Prior directorships: • Sabre Corporation • Chubb Limited

Mr. Kellner brings to the Board extensive airline industry experience developed during his 14 years of service in key leadership positions at Continental Airlines, including Chairman, Chief Executive Officer, Chief Financial Officer and Chief Operating Officer. Mr. Kellner possesses a deep understanding of strategic planning, customer requirements and operational management in the airline industry. As CEO of Continental Airlines, Mr. Kellner led a highly regulated global airline committed to safety through strong training programs, as well as coordination and integration among pilots, civil aviation authorities and other internal and external stakeholders. He also has deep experience in meeting the requirements of numerous safety and regulatory compliance regimes around the world. In addition, Mr. Kellner has detailed finance and accounting knowledge gained principally from his experience as Chief Financial Officer at Continental Airlines and American Savings Bank. Mr. Kellner also brings to the Board corporate governance expertise from his service as lead director of Marriott, as former chairman of Sabre, and on the boards of other Fortune 500 companies. As a result of his leadership experience in the airline industry, his record of independent leadership at Boeing and his distinguished service on other corporate boards, the Board elected Mr. Kellner to serve as Chairman.

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ELECTION OF DIRECTORS (ITEM 1)

STEVEN M. MOLLENKOPF

CEO, Qualcomm Incorporated

Boeing director since: 2020

Professional highlights:

•   CEO, Qualcomm Incorporated (2014-present)*

•   CEO-elect and President, Qualcomm Incorporated (2013-2014)

•   President and COO, Qualcomm Incorporated (2011-2013)

Independent: Yes Age: 52 Other current directorships: • Qualcomm Incorporated Prior directorships: • General Electric Company

Mr. Mollenkopf’s experience as the Chief Executive Officer and Chief Operating Officer of Qualcomm, an engineering-driven, high-technology manufacturing company, enables him to bring critical insights to the Board in areas such as engineering leadership, risk management, leading a complex business with a global reach and oversight of large-scale efforts to develop and test new technologies. A long-time engineer who started with Qualcomm over 25 years ago, Mr. Mollenkopf also possesses expertise and direct leadership experience in precision engineering, project management, manufacturing, quality control and designing testing regimes for complex systems. Mr. Mollenkopf is a published IEEE (Institute of Electrical and Electronics Engineers) author and an inventor on 38 patents in areas such as power estimation and measurement, multi-standard transmitters and wireless communication transceiver technology. He holds a bachelor’s degree in electrical engineering from Virginia Tech and a master’s degree in electrical engineering from the University of Michigan.

*  Mr. Mollenkopf is retiring as CEO of Qualcomm on June 30, 2021, at which time he will become a Special Adviser to Qualcomm.

JOHN M. RICHARDSON

31st Chief of Naval Operations, U.S. Navy; Former Director of the Naval Nuclear Propulsion Program, U.S. Navy	Boeing director since: 2019 Professional highlights: • 31st Chief of Naval Operations, U.S. Navy (2015-2019) • Director of the Naval Nuclear Propulsion Program, U.S. Navy (2012-2015)	Independent: Yes Age: 60 Other current directorships: • BWX Technologies, Inc. • The Exelon Corporation

Admiral Richardson brings deep expertise in safety, regulation and oversight of complex, high-risk systems, as well as extensive crisis management and national security experience. During his 37 years of service in the U.S. Navy, Admiral Richardson served as the Director of the Naval Nuclear Propulsion Program, a joint activity of the Navy and Department of Energy, serving the Navy and as Deputy Administrator in the National Nuclear Security Administration. In this capacity, he exercised all responsibilities, including applicable regulatory authorities, over related facilities, radiological controls, environmental safety and health matters, as well as selection, training, and assignment of personnel supporting over 100 nuclear power plants operating on nuclear-powered warships around the world. Operationally, Admiral Richardson brings extensive experience managing operations on a global basis. He commanded the submarine USS Honolulu and served as naval aide to the President of the United States. As Chief of Naval Operations, he was responsible for the management of 600,000 sailors and civilians, 290 warships, and over 2,000 aircraft worldwide. As a result of his safety and operational knowledge, the Board elected Admiral Richardson to the Aerospace Safety Committee, as well as Chair of the Special Programs Committee. He earned a Bachelor of Science degree in physics from the U.S. Naval Academy, a master’s degree in electrical engineering from the Massachusetts Institute of Technology and Woods Hole Oceanographic Institution, and a master’s degree in national security strategy from the National War College.

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ELECTION OF DIRECTORS (ITEM 1)

RONALD A. WILLIAMS

Former Chairman, President and CEO, Aetna Inc.

Boeing director since: 2010

Professional highlights:

• Chairman and CEO, RW2 Enterprises, LLC (2011-present)

• Chairman, President and CEO, Aetna Inc. (Chairman 2006-2011; President 2002-2007; CEO 2006-2010)

• Executive Vice President and Chief of Health Operations, Aetna Inc. (2001-2002)

Independent: Yes Age: 71 Other current directorships: • American Express Company • Johnson & Johnson Prior directorships: • Envision Healthcare Corporation

Mr. Williams brings to the Board significant strategic, leadership, operations and management experience from his tenure at Aetna, including as Chairman and Chief Executive Officer. With more than 25 years of experience in the health care industry, Mr. Williams provides valuable insight into health insurance and employee benefits best practices, as well as the many related areas associated with managing the requirements of companies in industries with large numbers of employees in U.S. and non-U.S. locations. Mr. Williams also brings experience in significant corporate transformations from his time at Aetna. In addition, his service as lead director and chair of the risk committee of American Express has enhanced his expertise in risk management at large, global companies. In recognition of Mr. Williams’ significant knowledge and understanding of corporate finance, the Board elected him to serve as Chair of the Finance Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES.

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CORPORATE GOVERNANCE

Our corporate governance materials, including our Corporate Governance Principles, the charters of each of the Board’s standing committees, our Director Independence Standards, and our codes of conduct for directors, finance employees and all employees, are available at www.boeing.com/company/general-info/corporate-governance.page. The GON Committee reviews our governance practices and policies on an ongoing basis and, where appropriate, proposes modifications for adoption by the Board. As we discuss elsewhere in this proxy statement, we have made several recent enhancements to our practices and policies, including changes designed to sharpen our focus on safety and ensure that the Board’s leadership structure and roster of standing committees best enables adequate oversight of key risks. Meanwhile, we continue to engage with shareholders, customers, suppliers and other stakeholders to ensure that our governance practices evolve as our business and the future of aerospace evolve.

Leadership Structure

In 2019, the Board separated the roles of Chairman and CEO. In 2020, following a vote of our shareholders and based on feedback from direct discussions with shareholders, the Board amended our Corporate Governance Principles to require that the Chairman of the Board be independent. Under this new leadership structure, the independent members of the Board, based on the recommendation of the GON Committee, elect a Chairman on an annual basis from among the independent directors. The Board believes that this leadership structure allows our CEO to focus on executing our strategic imperatives, including safely returning the 737 MAX to service around the globe, driving our business transformation efforts, sharpening our focus on our core values of safety, quality and integrity, and increasing transparency with our stakeholders. Meanwhile, in his capacity as Non-Executive Chairman, Mr. Kellner can focus on leading the Board, ensuring that it provides strong oversight of management and that all directors have access to the resources required to discharge their duties appropriately. Mr. Kellner also engages regularly with shareholders, providing shareholders with the additional perspective of an independent director while at the same time deepening the independent directors’ understanding of shareholder priorities.

Director Independence

Board Independence

Our Corporate Governance Principles require that at least 75% of the Board satisfy the NYSE criteria for independence. For a director to be considered independent, the Board must determine, after consideration of all relevant facts and circumstances, that he or she has no material relationship with us other than as a director, either directly or as a partner, shareholder, or executive officer of another entity that has a relationship with Boeing. In addition, the Board has adopted Director Independence Standards to assist the Board in its assessment of director independence. These standards are designed to supplement the requirements of the NYSE listing standards. If a director or nominee has a relationship with Boeing that is not addressed in the Director Independence Standards, the members of the Board who have already been determined to be independent consider all relevant facts and circumstances and determine whether the relationship is material.

The Board has reviewed all direct and indirect relationships between Boeing and each of our directors and director nominees, and has determined that all of our directors and director nominees, other than Mr. Calhoun, are independent. Accordingly, 90% of our current Board nominees are independent.

Committee Independence

The Corporate Governance Principles require that all members of the Audit, GON, and Compensation Committees be independent, both under the Director Independence Standards and pursuant to any regulatory requirements. The Board has determined that all members of these committees satisfy all applicable independence requirements.

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CORPORATE GOVERNANCE

Shareholder Outreach

Boeing has long believed that the delivery of sustainable, long-term value requires regular dialogue with, and accountability to, our shareholders. As a result, our management team participates in numerous investor meetings to discuss our business and strategic priorities each year. These meetings generally include in-person, telephone, and webcast engagements, as well as investor conferences and tours of certain Boeing facilities.

During 2020, we discussed many topics, including:

•   the Company’s response to the COVID-19 pandemic, including our efforts to keep our employees, customers and the flying public safe, as well as our business transformation efforts;

•   the Company’s efforts to return the 737 MAX safely to service;

•   the Board’s revised leadership structure;

•   our new Sustainability organization;

•   our renewed focus on diversity and inclusion; and

•   executive compensation.

Our team spoke with a substantial number of shareholders representing holdings both large and small, and our independent Chairman led a number of these calls. We believe these meetings help ensure that the Board and management understand our shareholders’ priorities and work to address them effectively. The Board considers feedback from these conversations, as well as the results of management and shareholder proposals voted on at our shareholders’ meetings, during its deliberations.

We also use multiple communication channels to interact with our retail shareholders. These channels include our annual report and periodic updates to our website, as well as new priorities for 2021, such as our first sustainability report and additional website disclosures on our political advocacy and our workplace diversity. In addition, we provide an opportunity on our website for shareholders to raise concerns directly with members of our Board.

Recent Board discussions have addressed shareholder feedback on a variety of topics, including Board leadership, shareholder proposals, company culture, executive compensation, sustainability priorities, strategic priorities in the wake of COVID-19, board refreshment and proxy disclosures, often resulting in changes to our policies and practices as well as guiding the focus of discussions in the boardroom. For example, as noted above, in 2020, we amended our Corporate Governance Principles to require that our Board Chairman be an independent director. In addition, as described above, we have committed in 2021 to begin publicly disclosing workplace diversity data, including our Consolidated EEO-1 Report.

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Board Committees

The Board has six standing committees, each of which operates under a Board-approved charter. The Chair of each committee reviews and discusses the agendas and materials for meetings with senior management in advance of distribution to the other committee members, and reports to the Board on topics reviewed and actions taken at each committee meeting. The table below sets forth the current membership of each of the standing committees, the independence of each director, and the number of meetings each committee held in 2020.

	Independent Director	Aerospace Safety Committee	Audit Committee	Compensation Committee	Finance Committee	GON Committee	Special Programs Committee

Number of Meetings in 2020	—	6	11	10	8	7	3

Robert A. Bradway(1)	✓

David L. Calhoun

Arthur D. Collins Jr.*	✓

Lynne M. Doughtie	✓

Edmund P. Giambastiani Jr.	✓

Lynn J. Good(2)	✓

Akhil Johri(3)	✓

Lawrence W. Kellner	✓

Steven M. Mollenkopf	✓

John M. Richardson	✓

Susan C. Schwab*	✓

Ronald A. Williams(4)	✓

Chairman of the Board	Audit Committee Financial Expert	Committee Chair	Member

*	Mr. Collins and Ms. Schwab will retire from the Board at the annual meeting.

(1)	Subject to his re-election at the annual meeting, Mr. Bradway will serve as Chair of the Finance Committee effective April 20, 2021.

(2)	Subject to her re-election at the annual meeting, Ms. Good will serve as Chair of the Compensation Committee effective April 20, 2021.

(3)	Subject to his re-election at the annual meeting, Mr. Johri will serve as Chair of the Audit Committee effective April 20, 2021.

(4)	Subject to his re-election at the annual meeting, Mr. Williams will serve as Chair of the GON Committee effective April 20, 2021.

Aerospace Safety Committee

The Aerospace Safety Committee, established by the Board in 2019, is responsible for directly overseeing our engineering, design, development, manufacture, production, operations, maintenance and delivery of aerospace products and services, in order to ensure the safety of our commercial, defense, space and other aerospace products and services.

In order to fulfill this responsibility, the Aerospace Safety Committee provides direct oversight of our:

•	safety-related policies and processes;

•	certification activities;

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CORPORATE GOVERNANCE

•

policies and processes for engaging with and supporting the regulatory oversight of the FAA, the Department of Defense, the National Aeronautics and Space Administration, and non-U.S. commercial, defense, and space aviation safety regulators;

•

participation in and support of accident investigations conducted by the National Transportation Safety Board and other domestic and international investigatory authorities, including our responses to material findings and conclusions of such investigations;

•	pilot training programs and services; and

•	cybersecurity with respect to our aerospace products.

In addition, the Aerospace Safety Committee consults with the Compensation Committee in connection with the safety review portion of individual executive performance evaluations. See “Compensation Discussion and Analysis” beginning on page 33. The Aerospace Safety Committee is composed entirely of independent directors.

Audit Committee

The Audit Committee oversees our independent auditor and accounting and internal control matters. Its principal responsibilities include oversight of:

•	the integrity of our financial statements;

•	our internal control environment and compliance with legal and regulatory requirements;

•	our independent auditor’s qualifications and independence;

•	our processes for assessing key strategic, operational and compliance risks;

•	the performance of our internal audit function; and

•	the performance of our independent auditor.

At each meeting, representatives of Deloitte & Touche LLP, our independent registered public accounting firm, are present to review accounting, control, auditing and financial reporting matters. In addition, the Audit Committee meets in executive session after every meeting with representatives of Deloitte & Touche LLP, our independent auditors, and also meets regularly in executive session with one or more of the following members of Company management:

•	Executive Vice President, Enterprise Operations and Chief Financial Officer;

•	Senior Vice President, Controller;

•	Chief Legal Officer and Executive Vice President, Global Compliance;

•	Vice President and Chief Compliance Officer; and

•	Vice President, Corporate Audit.

The Audit Committee also oversees key strategic, operational and compliance risks on behalf of the Board, including those set forth under “Audit Committee Risk Oversight” on page 22. The Audit Committee also prepares the Audit Committee Report included on page 62. The Audit Committee is composed entirely of directors who satisfy NYSE director independence standards and our Director Independence Standards, as well as additional independence standards applicable to audit committee members established pursuant to applicable law. The Board has determined that each Audit Committee member is both financially literate as defined by NYSE listing standards and an audit committee financial expert as defined by the rules of the Securities and Exchange Commission, or SEC.

Compensation Committee

The Compensation Committee oversees our executive and equity compensation programs. The Compensation Committee is composed entirely of directors who satisfy NYSE director independence standards and our Director Independence Standards, as well as additional independence standards applicable to compensation committee members established pursuant to applicable law. Additional information about the Compensation Committee, including a more detailed list of its principal responsibilities, is set forth under “How Executive Compensation is Determined” on page 37. In addition, certain of the Compensation Committee’s risk oversight responsibilities are set forth under “Compensation Committee Risk Oversight” on page 22.

Finance Committee

The Finance Committee’s principal responsibilities include reviewing and, where appropriate, making recommendations to the Board with respect to:

•	our funding plans and the funding plans of our subsidiaries;

•	our significant financial exposures, contingent liabilities, and major insurance programs;

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•	proposed dividend actions, stock splits and repurchases, and issuances of debt or equity securities;

•	strategic plans and transactions, including mergers, acquisitions and divestitures, as well as joint ventures and other equity investments;

•	customer financing activities;

•	our credit agreements and short-term investment policies; and

•	employee benefit plan trust investment policies, administration and performance.

In addition, the Finance Committee has key risk oversight responsibilities that are described under “Finance Committee Risk Oversight” on page 22. The Finance Committee is composed entirely of independent directors.

Governance, Organization and Nominating Committee

The GON Committee’s principal responsibilities include:

•	making recommendations to the Board concerning the organization, size and composition of the Board, as well as the compensation and benefits of nonemployee directors;

•	identifying and recommending to the Board candidates who are qualified to become directors under the criteria set forth in our Corporate Governance Principles;

•	assessing the independence of directors and making recommendations to the Board with respect to such assessments;

•	pre-approving, and monitoring on an ongoing basis, directors’ service on the boards of other for-profit companies;

•	overseeing the annual performance evaluation process for the Board;

•	senior management succession planning, including recommending to the Board nominees for CEO and other senior leadership roles;

•	monitoring and reviewing the performance of our CEO;

•	monitoring compliance with stock ownership requirements for directors;

•	considering possible conflicts of interest of directors and officers; and

•

reviewing corporate governance developments and, where appropriate, making recommendations to the Board on corporate governance policies and practices, including any revisions to our Corporate Governance Principles.

The GON Committee also oversees key risks on behalf of the Board, including those set forth under “GON Committee Risk Oversight” on page 22. The GON Committee works with third-party search firms to identify potential candidates to serve on the Board. The GON Committee is composed entirely of independent directors.

Special Programs Committee

The Special Programs Committee reviews Boeing’s work on classified U.S. government programs.

Risk Oversight

As a company at the forefront of innovation, Boeing takes measured risks each day. It is the responsibility of the Board and senior management to ensure that we avoid imprudent risks and mitigate the many strategic, technological, operational, and compliance risks we face, all with our core values of safety, quality and integrity at the forefront. Senior management is responsible for day-to-day management of risk, including the creation of appropriate risk management policies and procedures. The Board is responsible for overseeing management in the execution of its risk management responsibilities and for assessing the Company’s approach to risk management. The Board regularly assesses significant risks to the Company in the course of reviews of corporate strategy and the development of our long-range business plan including significant new development programs.

As part of its responsibilities, the Board and its standing committees also regularly review strategic, operational, financial, compensation and compliance risks with senior management. Examples of risk oversight activities conducted by the Board’s committees, subject to committee report-outs and full discussion at the Board level, are set forth below.

Aerospace Safety Committee Risk Oversight

•	Evaluate key risks related to the safety of the Company’s aerospace products and services

For more information on oversight of these risks, see “Aerospace Safety Committee” on page 19.

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CORPORATE GOVERNANCE

Audit Committee Risk Oversight

•	Evaluate overall risk assessment and risk management practices

•	Perform central oversight role with respect to financial statement, disclosure and compliance risks

•	Evaluate the effectiveness of our ethics and compliance program, including through regular reports from our Vice President and Chief Compliance Officer

•	Lead the Board’s oversight of risks related to cybersecurity

•

Meet in executive session after every meeting with Deloitte & Touche LLP, our independent auditors, as well as regularly with one or more of our Executive Vice President, Enterprise Operations and Chief Financial Officer, our Senior Vice President, Controller, our Chief Legal Officer and Executive Vice President, Global Compliance, our Vice President and Chief Compliance Officer and our Vice President, Corporate Audit to discuss financial and compliance risks, and report any findings to the Board

GON Committee Risk Oversight

•

Oversee risks related to the Company’s governance, including shareholder outreach efforts on governance-related matters, and ensure the Board’s continued ability to provide independent oversight of management

•	Oversee risks related to the Company’s succession planning process

•	Evaluate related-person transactions

•	Evaluate risks in connection with the Company’s nonemployee director compensation program, in consultation with the Committee’s independent compensation consultant

Finance Committee Risk Oversight

•	Evaluate risk related to Boeing’s capital structure, significant financial exposures, and major insurance programs

•	Oversee risks related to investments in and costs related to our employee benefit retirement plans

•	Oversee risks related to the Company’s cash deployment strategy

Compensation Committee Risk Oversight

•	Evaluate risk in connection with the design and oversight of compensation programs, in consultation with the Committee’s independent compensation consultant and the Aerospace Safety Committee

For more information on oversight of risks related to our compensation practices, see “Compensation and Risk” on page 49.

Additional information about the Board’s responsibilities related to the management of risk is set forth in our Corporate Governance Principles.

Director Retirement Policy

Our Corporate Governance Principles require that no director may serve if he or she would be 74 years of age or older at the time of election.

Board Evaluations

The Board and its standing committees perform thorough self-evaluations that are overseen by the GON Committee and are designed to enhance the Board’s effectiveness and identify areas of potential improvement. These self-evaluations include the distribution of questionnaires to each director, wide-ranging Board and committee discussions in executive session led by the independent Non-Executive Chairman or relevant committee chair, and opportunities for discussions between individual directors and the independent Non-Executive Chairman, any relevant committee chair, and/or the Corporate Secretary. Topics covered by these evaluations in 2020 included:

•	whether the structure of the Board and its committees is appropriate in light of the Company’s strategic objectives;

•	the Board’s effectiveness in overseeing and monitoring Boeing’s long-term strategy, including its long-range business plan;

•	the effectiveness of the Board’s oversight of key strategic, operational and compliance risks;

•	the adequacy of the written materials and presentations prepared by management for the Board;

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•	the quality of the Board’s deliberations, as well as whether there are adequate open lines of communication between directors and members of management;

•	whether executive sessions are held with the appropriate frequency and cover an appropriate range of topics;

•	the extent to which the mix of skills, attributes and qualifications of the individual directors enable the Board to perform effectively; and

•	whether individual directors are prepared for each meeting and contribute substantively to the deliberations of the Board and any relevant committee.

Following these evaluations, the Non-Executive Chairman and the GON Committee Chair discuss areas for potential improvement with the Board and/or relevant committees and, if necessary, identify steps required to implement these improvements. The Board has made several changes to how it operates based in part on the results of recent evaluations, including creating the Aerospace Safety Committee and highlighting safety expertise as a key skill to consider when recruiting director candidates, as well as continuing to emphasize the frequency of informal director interaction with senior management succession candidates and increasing frequency of reviews of key risks such as cybersecurity. In addition, the Non-Executive Chairman and the GON Committee Chair jointly review the performance of each director after soliciting feedback from the chair of any committee on which the director serves.

Meeting Attendance

During 2020, the Board held ten meetings. Each incumbent director nominee attended at least 93% of the meetings of the Board and the committees on which he or she served during 2020, and average attendance at these meetings was approximately 99%. In addition, during 2020 our directors participated in extended discussions outside of formal meetings, both as a group and in informal sessions, and both amongst themselves and with members of management and/or outside experts. The Board also received very frequent briefings on the Company’s ongoing efforts to respond to the COVID-19 pandemic, as well as the 737 MAX program and the Company’s efforts to safely return the 737 MAX to service and rebuild stakeholder trust.

Absent extenuating circumstances, directors are required to attend our annual meetings of shareholders, and all of the directors attended our 2020 Annual Meeting.

Communication With the Board

The Board has established a process whereby any shareholder or other interested party can send communications to our independent Chairman, to the nonemployee directors as a group or to the Audit Committee. This process is described at www.boeing.com/company/general-info/corporate-governance.page.

Sustainability

Commitment to Sustainability

Boeing is committed to innovating and operating to make the world better. Environmental stewardship; social progress and inclusion; and values-based, transparent governance serve as our foundation as we drive sustainability into every aspect of our business.

We took decisive actions in recent months related to these efforts, including:

•	established a dedicated Global Enterprise Sustainability organization designed to advance our environmental, social and governance priorities;

•	achieved net-zero greenhouse gas emissions from manufacturing and worksites in 2020;

•	committed to the goal that all of our commercial airplanes will be capable and certified to fly on 100% sustainable aviation fuel by 2030;

•	committed to publicly disclose detailed workplace diversity data, including our Consolidated EEO-1 Report, beginning this year;

•	committed to issue our first Sustainability Report later this year, building on prior reports tailored to our environmental stewardship and community engagement efforts; and

•	enhanced our website at www.boeing.com/sustainability.

As described above, one of our key recent actions was the establishment of a dedicated Global Enterprise Sustainability organization, and that action coincided with the appointment of Chris Raymond as our first Chief Sustainability Officer. Mr. Raymond, who the Board has appointed to Boeing’s Executive Council in connection with his new role, is focused on continuing to elevate and sharpen our focus on long-term sustainability.

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CORPORATE GOVERNANCE

Our commitment to a sustainable future for aerospace is based on four pillars: people, products and services, communities and operations. More information about our actions in each area is set forth below and at www.boeing.com/sustainability. In addition, Boeing conducts outreach throughout the year and engages with investors on a variety of topics, including sustainability. For additional information, see “Shareholder Outreach” on page 18.

People

Employee Safety and Well-Being

Our goal for employee safety is as clear and simple as our workplace safety program’s name: Go for Zero. We believe that every injury in the workplace is preventable, and we are committed to addressing all workplace hazards. We work to foster an open culture where employees are encouraged to speak up about any potential safety concerns, with the assurance that they will be acted upon promptly and appropriately.

We are also taking extra precautions to protect the well-being and safety of our employees during the COVID-19 pandemic. These actions include:

•	directing all employees who can effectively work from home to telecommute;

•

safety protocols taken in our production and office areas, including face-covering and physical-distancing requirements, enhanced cleaning, encouragement of daily self-health checks, voluntary temperature screenings and access to virtual primary care physicians at no cost to employees;

•	a coronavirus hotline for employees to directly access our Health Services group and report positive COVID-19 test results;

•	mental health resources to support employees and their families struggling with the impacts of COVID-19;

•	frequent and transparent communications to employees, including detailed internal and external websites and outreach efforts across multiple channels;

•	robust contact-tracing and quarantine programs; and

•	active planning to facilitate vaccinations for employees.

Each of these actions is overseen by Boeing’s Crisis Management Working Group, a multifunctional, multidisciplinary team tasked with integrating all aspects of Boeing’s COVID-19 response. For more information, visit www.boeing.com/principles/safety.page.

Global Equity, Diversity and Inclusion

Equity, diversity and inclusion are crucial to our teams, our communities and our business, yet we know that for many, these principles remain a hope, not a reality. Guided by our values, we are pressing ahead on the necessary and challenging work of building a work environment in which each teammate has a voice and feels inspired to achieve their full potential.

The Board has taken direct action in service of this goal, including through:

•

direct Board oversight of our efforts on diversity and inclusion, including regular reviews of workplace diversity metrics, regular reviews of complaints received—and corrective actions taken—related to behavior that is inconsistent with our values, and oversight of our outreach efforts; and

•

a Board commitment to the diversity of its own membership, with 40% of our director nominees, including three nominees chosen to chair key Board committees should they be re-elected, being diverse with respect to gender or race/ethnicity;

In addition, we took the following actions in 2020:

•

we established a Racial Equity Task Force made up of representatives with diverse backgrounds from across the Company, with the mission of advising us on near-term actions and long-term goals designed to advance the cause of racial equity in our workplace and in our communities;

•	our CEO launched an enterprise-wide dialogue about race and racism;

•	we committed to additional investments in social justice non-profits and program; and

•	we initiated an effort strengthen “Seek, Speak, Listen” leadership development behaviors.

Further, we have committed, beginning in 2021, to publicly disclose detailed workplace diversity data, including the U.S. Government’s EEO-1 compliance survey. These actions build on our commitment to root out racism and invest in

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equity and racial justice inside and outside Boeing. For more information, visit www.boeing.com/principles/diversity-and-inclusion/index.page.

Products and Services

Product Safety and Quality

Safety is a core value at Boeing. Our first safety council was established in 1917 in an effort to drive continuous improvement, learning and innovation. As a result, Boeing products are rigorously tested to ensure they meet or exceed all design standards and requirements. Boeing also collaborates with industry organizations and governments throughout the world to help develop effective plans for improving aviation system safety. In 2021, we appointed Mike Delaney our first Chief Aerospace Safety Officer to build on the existing capabilities of our Product & Services Safety organization and integrate our Confident Travel Initiative, Aerospace Safety Analytics and Global Aviation Safety System. As part of his responsibilities, Mr. Delaney was appointed by the Board to serve on our Executive Council and will report regularly to the Aerospace Safety Committee and the full Board. From commercial airplanes to military aircraft and spacecraft, our commitment and approach to safety and quality extend across our products and services. For more information, visit www.boeing.com/principles/safety.page.

Innovation and Clean Technology Solutions

Boeing recognizes that climate change is a fundamental challenge that must be addressed with urgency. In 2008, aviation became the first industrial sector to voluntarily set ambitious climate goals, and Boeing — working together with industry partners — is committed to reducing long-term emissions in four key ways: fleet renewal and technology, infrastructure, sustainable aviation fuels, and carbon offsets. For example, new generations of commercial airplanes we manufacture are generally at least 15% more fuel-efficient than the generation before, and this continuous cycle of innovation has enabled a 50% reduction in carbon emissions per passenger mile since 1990.

Earlier this year, we set an ambitious target to advance the long-term sustainability of commercial aviation, committing that our commercial airplanes will be capable and certified to fly on 100% sustainable aviation fuels by 2030. In furtherance of this commitment, we have already conducted successful test flights replacing petroleum jet fuel with 100% sustainable fuels. Boeing has already been a pioneer in making sustainable aviation fuels a reality, and this objective is the next logical step, and the right thing to do for our customers and for our planet. For more information, visit www.boeing.com/principles/environment/index.page.

Communities

Boeing Global Engagement

Our Boeing Global Engagement organization actively supports and invests in our global communities through employee volunteerism, innovative partnerships and programs that create value and meaningful contributions to the world. For example, by supporting talent development projects today, we can help build a successful tomorrow in aerospace and technology. As a result, in an effort to inspire the next generation of innovators, we contributed nearly $50 million across over 250 grants in 2020 in support of STEM education and workforce development programs. In addition, as part of our commitment to furthering racial equity in our communities, during 2020 we announced donations totaling more than $15 million to non-profit organizations working to address racial equity and social justice in the U.S.

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One of the largest employee-managed funds of its kind in the world, The Boeing Company Employees Community Fund, or ECF, has been empowering employees to make greater impact by pooling their tax-deductible donations for more than 60 years. ECF contributed nearly $7 million to local communities in 2020. For more information, visit www.boeing.com/principles/community-engagement.page.

Operations

Conservation and Efficiency

We are making significant strides to address climate change and protect air, land, water and human health in partnership with our stakeholders and in line with our customers’ priorities. We are focused on operating in a manner that emits less carbon, uses less energy and water and creates less waste. For example, we have set the following environmental stewardship goals for 2025 (against the baseline year of 2017):

•	25% reduction in greenhouse gas emissions

•	20% reduction in water consumption

•	20% reduction in solid waste to landfill

•	10% reduction in energy consumption

•	5% reduction in hazardous waste

We also achieved net-zero greenhouse gas emissions from manufacturing and worksites in 2020 by expanding conservation and renewable energy use while sourcing responsible offsets for the remaining greenhouse gas emissions. In the meantime, we are working to establish additional long-term goals, and developing partnerships designed to increase our access to alternative fuel sources. For example, in 2020 we executed contracts to grow our use of wind and solar power in the future. We also engaged in the prudent use of carbon offsets in order to achieve net-zero greenhouse gas emissions. For more information, visit www.boeing.com/principles/environment/index.page.

Global Compliance

At Boeing, we believe that how we do our work is just as important as the work that we do. Safety, quality and integrity must be at the forefront as we design, build and service our products. Every year, all employees sign the Boeing Code of Conduct, reaffirming our commitment to integrity, transparency, safety and respect, and pledging to follow all applicable laws, regulations and company policies. In 2020, we amplified the message in our annual ethics training, which featured leaders and employees who spoke candidly about hard lessons learned and their commitment to our values.

We also believe that compliance and ethical behavior are everyone’s responsibility. That means we must hold ourselves—and each other—accountable to our values. And we are committed to creating an open and accountable workplace. Boeing leadership has encouraged employees to proactively seek out issues, speak up and report concerns and engage with transparency. The manner in which we learn from our mistakes, overcome challenges and make decisions now will help shape our future. For more information, visit www.boeing.com/principles/ethics-and-compliance.page.

Supply Chain Practices

We are committed to the highest standards of ethical and business conduct for the procurement of goods and services. Our contractual relationships with third-party suppliers, including our consultants and contract labor, are designed to enforce our expectations for lawful, ethical and fair business practices. Boeing supply chain organizations are responsible for evaluating and establishing all new supplier relationships and providing oversight of the Company’s supplier base. Moreover, we annually assess enterprise risks and develop a risk-based audit plan to support achievement of business and compliance objectives.

With over 12,000 active suppliers, our supply chain is critical to our operational sustainability efforts and we engage with suppliers to inspire, promote and support sustainability. We further recognize that a diverse and inclusive supply chain helps promote economic growth across diverse communities, and we are committed to maximizing business opportunities for small and diverse suppliers. For more information, visit www.boeingsuppliers.com/.

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Human Rights

Boeing is committed to responsible business practices and the promotion of positive changes in peoples’ lives while simultaneously creating value for our customers, shareholders and other stakeholders. In recognition of this, Boeing has developed policies and practices designed to enforce the commitments we make in our Code of Basic Working Conditions and Human Rights. We also expect similar commitments and behaviors from our suppliers, which we embed in our supplier contracts and monitor through both in-person engagements and through third-party monitors. To learn more about Boeing’s commitment to human rights issues, visit www.boeing.com/principles/human-rights.page.

Information Security and Data Privacy

Boeing’s cybersecurity strategy prioritizes detection, analysis and response to known, anticipated or unexpected cyber threats, effective management of cyber risks and resilience against cyber incidents. We continuously strive to meet or exceed the industry’s information security best practices and implement risk-based controls to protect our clients’ and our company’s information and information systems. We structured our formal cybersecurity program around the National Institute of Standards and Technology, or NIST, Cybersecurity Framework, contractual requirements and other global standards. We leverage industry and government associations, third-party benchmarking, audits and threat intelligence feeds to ensure the effectiveness of our functions and proactive allocation of our resources.

At Boeing, protecting personal information is everyone’s responsibility. Our privacy program focuses on protecting data, meeting compliance obligations, respecting privacy and enabling trust. We have mapped our requirements to the Generally Accepted Privacy Principles, US Privacy Management Framework, NIST Privacy Management Framework and the principles found in the EU General Data Protection Regulation and the APEC principles.

Codes of Conduct

The Board expects directors, officers and employees to act ethically, including by adhering to all applicable codes of conduct, at all times. The codes of conduct are available at www.boeing.com/company/general-info/corporate-governance.page. Waivers with respect to these codes for directors and officers may be granted only by the Board, and any such waiver must be promptly disclosed on our website. No waivers were requested during 2020. Directors are required to promptly inform the Chairman of the Board or the Chair of the GON Committee of any actual or potential conflicts of interest and to recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Compensation of Directors

We have designed our nonemployee director compensation program to achieve the following objectives:

•	align directors’ interests with the long-term interests of our shareholders;

•	attract and retain outstanding director candidates with diverse backgrounds and experiences; and

•	recognize the substantial time commitment required to serve as a Boeing director.

The GON Committee reviews Boeing’s director compensation program on an annual basis. When making its recommendations, the GON Committee considers director compensation levels at the same group of companies used to benchmark the named executive officers’ compensation. See “Benchmarking Against Our Peer Group” on page 38 for more information. Pay Governance LLC, or Pay Governance, served during 2020 as the GON Committee’s independent consultant with respect to the compensation of our directors.

Our nonemployee director compensation program consists of cash (board, committee chair and Non-Executive Chairman retainer fees) and retainer stock units that are not distributed until after termination of Board service. Directors who are Boeing employees do not participate in the nonemployee director compensation program. We also match director contributions to eligible non-profit organizations, up to a maximum match of $31,000 per year.

Cash Retainers

In 2020, all of our nonemployee directors earned an annual cash retainer fee of $135,000, other than Mr. Kellner, who decided to forego all compensation for his services for 2020 to demonstrate support for the Company during one of the most challenging periods in its history. We also paid the following additional annual retainer fees to directors serving in leadership positions, pro-rated to reflect time in those positions: Aerospace Safety Committee Chair $50,000; Audit Committee Chair $25,000; Compensation, GON and Finance Committee Chairs $20,000; and Special Programs Committee Chair $15,000. The GON Committee recommended, and the Board approved, an additional annual retainer fee of $250,000 for the non-executive Chairman of the Board effective January 10, 2020. (However, as previously noted, Mr. Kellner declined to receive any pay, including the non-executive Chairman retainer, in 2020.) Nonemployee

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directors may defer all or part of their cash compensation into a stock unit account as deferred stock units or in an interest-bearing, cash-based account. Directors do not have the right to vote or transfer deferred stock units. Deferred stock units earn dividend equivalents, which are credited as additional deferred stock units. Directors may elect to receive the distribution of shares in respect of these units in a lump sum or in annual payments over a maximum of 15 years beginning no earlier than the January following the year of the director’s termination of Board service. Directors elected to defer 2020 cash compensation into deferred stock units as follows: for Ms. Good, $160,616 for 867 units; for each of Messrs. Collins and Williams, $155,000 for 838 units; for each of Ambassador Schwab and Mr. Bradway, $135,000 for 730 units; for Messrs. Johri and Mollenkopf, $67,500 for 382 units; for Mr. Zafirovski, $43,764 for 175 units; and for Ambassador Haley, $33,750 for 102 units.

Retainer Stock Units

In 2020, our nonemployee directors, other than Mr. Kellner, earned equity compensation valued at $200,000 per year in the form of retainer stock units, which are distributed as shares of Boeing stock after termination of Board service. These retainer stock units further align directors’ interests with the long-term interests of our shareholders. Each nonemployee director received an aggregate of 1,081 retainer stock units for services provided to the Board in 2020, except Ambassador Haley who received 151 units; Messrs. Johri and Mollenkopf, who each received 758 units; and Messrs. Liddy and Zafirovski, who each received 259 units, based on each director’s partial year of service on the Board; and Mr. Kellner, who declined to receive any pay for 2020. Directors do not have the right to vote or transfer retainer stock units. Retainer stock units earn dividend equivalents, which are credited as additional retainer stock units. Directors may elect to receive the distribution of shares in respect of these units in a lump sum or in annual payments over a maximum of 15 years beginning no earlier than the January following the year of the director’s termination of Board service.

2020 Director Compensation Table

The following table sets forth 2020 compensation for each nonemployee director.

Director	Fees Earned or Paid in Cash ($)(13)	Stock Awards ($)(14)	All Other Compensation ($)(15)	Total ($)
Robert A. Bradway	135,000	200,000	31,000	366,000
Arthur D. Collins Jr.(1)	155,000	200,000	31,000	386,000
Edmund P. Giambastiani Jr.(2)	187,266	200,000	21,515	408,781
Lynn J. Good(3)	160,616	200,000	31,000	391,616
Nikki R. Haley(4)	33,750	50,000	—	83,750
Akhil Johri(5)	91,607	135,714	13,000	240,321
Lawrence W. Kellner(6)	—	—	31,000	31,000
Caroline B. Kennedy(7)	135,000	200,000	31,000	366,000
Edward M. Liddy(8)	50,740	64,835	—	115,575
Steven M. Mollenkopf(9)	91,607	135,714	31,000	258,321
John M. Richardson(10)	147,734	237,260	2,500	387,494
Susan C. Schwab	135,000	200,000	31,000	366,000
Ronald A. Williams(11)	155,000	200,000	31,000	386,000
Mike S. Zafirovski(12)	43,764	64,835	—	108,599

(1)	Mr. Collins served as Compensation Committee Chair for all of 2020.
(2)	Admiral Giambastiani served as Special Programs Committee Chair until Feb. 24, 2020 and served as Aerospace Safety Committee Chair for all of 2020.
(3)	Ms. Good served as Audit Committee Chair for all of 2020.
(4)	Ambassador Haley resigned from the Board effective Feb. 24, 2020.
(5)	Mr. Johri was elected to the Board effective April 27, 2020.
(6)

In March 2020, Mr. Kellner agreed to forego all pay for his services in 2020. He served as non-executive Chairman of the Board for all of 2020 and began serving as GON Committee Chair effective April 27, 2020.

(7)	Ambassador Kennedy retired from the Board effective Jan. 13, 2021.
(8)	Mr. Liddy retired from the Board effective April 27, 2020. He served as GON Committee Chair until his retirement.
(9)	Mr. Mollenkopf was elected to the Board effective April 27, 2020.
(10)	Admiral Richardson began serving as Special Programs Committee Chair on Feb. 24, 2020.

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(11)	Mr. Williams served as Finance Committee Chair for all of 2020.
(12)	Mr. Zafirovski retired from the Board effective April 27, 2020.
(13)

Reflects total cash compensation paid in 2020 and includes amounts deferred at the director’s election pursuant to our Deferred Compensation Plan for Directors. Cash compensation for nonemployee directors is paid in four quarterly installments as of the first business day of each quarter and is pro-rated for directors who join the Board during a quarter.

(14)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the retainer stock units awarded to each nonemployee director in 2020. For Admiral Richardson, the amount shown includes retainer stock units with a grant date fair value of $37,260, awarded to him in the first quarter of 2020 for his services on the Board in 2019. Retainer stock units are awarded in four quarterly installments as of the first business day of each quarter and are pro-rated for directors who join the Board during a quarter. The grant date fair value for these awards is equal to the fair market value of the underlying Boeing stock on the grant date. The “fair market value” for a single trading day is the average of the high and low per share trading prices for Boeing stock as reported by The Wall Street Journal for the New York Stock Exchange Composite Transactions. The following table sets forth the aggregate number of deferred stock units accumulated in each director’s account as of December 31, 2020 from deferrals of cash compensation and retainer stock units, including additional deferred stock units credited as a result of dividend equivalents earned with respect to the deferred stock units.

Director	Accumulated Deferred Stock Units
Robert A. Bradway	5,778
Arthur D. Collins Jr.	45,112
Edmund P. Giambastiani Jr.	17,381
Lynn J. Good	6,841
Nikki R. Haley	629
Akhil Johri	1,140
Lawrence W. Kellner	11,019
Caroline B. Kennedy	2,514
Edward M. Liddy	22,926
Steven M. Mollenkopf	1,140
John M. Richardson	1,196
Susan C. Schwab	17,350
Ronald A. Williams	20,084
Mike S. Zafirovski	50,967

(15)	Consists of gift matching of charitable contributions under the Board Member Leadership Gift Match Program. Directors derive no financial benefit from these charitable contributions.

Director Stock Ownership Requirements

Our Corporate Governance Principles require each nonemployee director with more than three years of Board service to own stock or stock equivalents with a value of at least three times the annual cash retainer fee, and directors with more than six years of Board service to own stock or stock equivalents with a value of at least five times the annual cash retainer fee. The GON Committee annually reviews whether each nonemployee director has met the applicable requirement, and makes recommendations as appropriate. Each director currently exceeds his or her applicable stock ownership requirement. Directors also are prohibited from engaging in hedging or pledging transactions involving Boeing securities.

Compensation Consultant

The Compensation Committee engaged Pay Governance to serve as its independent compensation consultant during 2020. In this capacity, Pay Governance advised on peer group pay practices and other relevant benchmarks with respect to executive officer compensation, as well as regulatory developments and compensation trends. In addition, Pay Governance advised the Compensation Committee concerning management’s compensation data and recommendations. The GON Committee also engaged Pay Governance during 2020 to serve as its independent compensation consultant relating to nonemployee director compensation, including with respect to the retainer fee for the Chair of the Aerospace Safety Committee and, beginning in January 2020, for the Board’s Non-Executive Chairman. In connection with performing these roles, Pay Governance took direction from the Compensation and GON Committees, as appropriate, reported directly to the committees, and did not provide any other services to Boeing. See discussion on page 37 under “How Executive Compensation is Determined.” The Compensation Committee assessed the independence of Pay Governance pursuant to SEC and NYSE rules and determined that no conflict of interest exists that would prevent the compensation consultant from independently representing the Compensation

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and GON Committees. In making this assessment, the Compensation Committee considered each of the factors set forth by the SEC and the NYSE with respect to the compensation consultant’s independence, including that the consultant provided no services for Boeing other than pursuant to its engagement by the Compensation and GON Committees. The Compensation Committee also determined there were no other factors the Committee should consider in connection with the assessment or that were otherwise relevant to the Committee’s engagement of Pay Governance.

Related-Person Transactions

Some of our directors, executive officers, greater than 5% shareholders and their immediate family members may be affiliated with entities with which we do business in the ordinary course. We carry out transactions with these firms on customary terms, and in many instances, our directors and executive officers may not have knowledge of them.

Policies and Procedures

We regularly review transactions with related persons, including sales, purchases, transfers of real estate and personal property, services received or furnished, use of property and equipment by lease or otherwise, borrowings and loans, guarantees, filings of consolidated tax returns and employment arrangements. Under our policies and procedures, related persons include our executive officers, directors, director nominees and holders of more than 5% of our stock, as well as their immediate family members. Any findings are furnished to the Vice President, Accounting and Financial Reporting, who reviews potential related-person transactions for materiality and evaluates the need for disclosure under SEC rules.

In addition, the GON Committee assesses possible conflicts of interest of directors and executive officers and considers for review and approval or ratification any transaction or proposed transaction required to be disclosed under SEC rules in which Boeing is or is to be a participant and the amount involved exceeds $120,000 and in which a director, director nominee, executive officer or an immediate family member of such persons has or will have an interest.

Executive officers are also subject to our policies and procedures applicable to all employees, which require them to disclose potential conflicts of interest and the Company to conduct reviews and make determinations with respect to specified transactions. Our Ethics and Business Conduct organization oversees these reviews and determinations, and refers to the GON Committee for review and approval or ratification possible conflicts of interest involving executive officers. The factors considered in making the determination include the executive officer’s duties and responsibilities and, if the transaction includes another company, (1) the company or business involved in the transaction, including the product lines and market of the company or business; (2) the relationship between us and the other company or business, if any (for example, if the other company is one of our suppliers, customers or competitors); and (3) the relationship between the executive officer or his or her immediate family and the other company or business (for example, owner, co-owner, employee or representative).

Directors are required to disclose to the Chairman of the Board or the Chair of the GON Committee any situation that involves, or may reasonably be expected to involve, a conflict of interest with us, including:

•	engaging in any conduct or activities that would impair our relationship with any person or entity with which we propose to enter into a business or contractual relationship;

•

accepting compensation from us other than compensation associated with his or her activities as a nonemployee director unless such compensation is approved in advance by the Chair of the GON Committee;

•	receiving improper gifts from persons or entities that deal with us; and

•

using our assets, labor, or information for personal use except as outlined in our policies and procedures or unless approved by the Chair of the GON Committee or as part of a compensation or expense reimbursement program available to all directors.

Directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests. Finally, pursuant to our Corporate Governance Principles, we may not, directly or indirectly, extend or maintain credit or arrange for or renew an extension of credit in the form of a personal loan to or for any director or executive officer.

Certain Transactions

The following transactions were reviewed and considered in light of the policies and procedures discussed above:

BlackRock, Inc., or BlackRock, is a beneficial holder of more than 5% of our outstanding common stock according to Amendment No. 4 to a Schedule 13G filed by BlackRock with the SEC on January 29, 2021. BlackRock provided

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investment management services and analytics to The Boeing Company Retirement Plans Master Trust, or the Retirement Plans Trust, and The Boeing Company Employee Savings Plans Master Trust, or the Savings Plans Trust, and received approximately $10.5 million for such services in 2020.

Newport Trust Company, or Newport, is a beneficial holder of more than 5% of our outstanding common stock according to Amendment No. 3 to a Schedule 13G filed by Newport with the SEC on February 11, 2021. Newport is the investment manager for shares of our common stock held by the Savings Plans Trust and is entitled to an annual fee based on the market value of our common stock in the Savings Plans Trust. In 2020, these fees totaled approximately $1.4 million. In addition, Newport was engaged during 2020 to serve as investment management for shares of our common stock held by the Retirement Plans Trust, for which Newport is entitled to receive $400,000 during the first year of such services.

The Vanguard Group, or Vanguard, is a beneficial holder of more than 5% of our outstanding common stock according to Amendment No. 6 to a Schedule 13G filed by Vanguard with the SEC on February 10, 2021. Vanguard received an aggregate of approximately $502,000 for management fees in 2020 from certain of our subsidiary retirement plans and a trust that funds a portion of our health and welfare plans.

From time to time, we may enter into customary relationships and/or purchase services in the ordinary course of business from one or more of the financial institutions named above and/or their respective affiliates.

Steven Caret has been employed by us since 2004, and is the husband of Leanne Caret, who became an executive officer in 2016. His compensation was established in accordance with our employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities. Mr. Caret’s 2020 compensation was approximately $250,000. He is also eligible to participate in our employee benefit programs on the same basis as other eligible employees. Mr. Caret does not report, directly or indirectly, to Ms. Caret.

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APPROVE, ON AN ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION (ITEM 2)

PROPOSAL SUMMARY

Pursuant to Section 14A of the Securities Exchange Act of 1934, shareholders are being asked to approve, on an advisory basis, the compensation of the named executive officers as set forth under the heading “Compensation Discussion and Analysis” and in the accompanying compensation tables and material. The next advisory vote on executive compensation will occur at our 2022 Annual Meeting of Shareholders.

The Board recommends that you vote FOR the resolution approving named executive officer compensation.

Our Compensation Discussion and Analysis, together with the compensation tables and narrative discussion that follow, describes the compensation earned by our named executive officers in 2020. The impact of the continued grounding of the 737 MAX through most of 2020, as well as the extraordinary challenges to the aviation industry caused by the COVID-19 pandemic, combined to make 2020 one of the most challenging years in our company’s history. Our named executive officers earned no payments under our performance awards (which comprise 50% of our long-term incentive program) for the 2018-2020 performance period, and our performance-based restricted stock units for the same period (which comprise 25% of our long-term incentive program) also paid out at zero due to our relative total shareholder return performance over that timeframe. Our CEO received no annual incentive payout for 2020 in line with his commitment in early 2020 to forego all pay for the remainder of the year. For other named executive officers, our annual incentive plan for 2020 delivered payouts significantly below target based on total Company and business unit financial performance. These results reflect our ongoing commitment to pay for performance, which is further demonstrated through the following features of our executive compensation program in 2020:

•	challenging annual and long-term incentive metrics that align with our business strategy and pay out based on sustained operational excellence, growth and responsible risk management;

•	85% of our NEOs’ 2020 target compensation was variable and at risk, with 100% of the annual incentive and 75% of long-term incentives tied to pre-set performance goals;

•	capped incentive payouts and other protections to avoid excessive risk-taking;

•	enhanced focus on safety when evaluating individual executive performance, including formal consultation between the Board’s Aerospace Safety and Compensation committees;

•	a robust clawback policy covering instances of misconduct that compromise the safety of our products or services;

•	forfeiture of unvested incentive awards upon termination of employment, with vesting exceptions only upon death, disability, layoff, or retirement;

•

rigorous stock holding period and ownership requirements, including a 6x base salary requirement for our CEO, ensuring that executive officers maintain a significant stake in our long-term success and sustainable growth;

•	no accelerated vesting of equity awards in connection with a change in control;

•	no employment contracts, except where required by non-U.S. local law;

•	no change-in-control agreements;

•	no pledging or hedging of Boeing stock;

•	benchmarking design practices and pay levels against industry peers and other similarly-sized companies; and

•	no tax gross-ups other than for certain relocation expenses.

In 2020, our shareholders approved the compensation of our named executive officers with a FOR vote of 80%. In future years, we will continue to work to attract, reward and retain executives who share our focus on our enduring values of safety, quality, and integrity, as well as operational and financial excellence and sustainable growth. As we demonstrated in 2020, we will also continue to tie compensation to demonstrated individual and Company performance.

This year, we once again request your vote supporting the following nonbinding resolution:

RESOLVED: That the compensation paid to the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, describes our executive compensation programs for our named executive officers, or NEOs, for 2020, who are listed below.

Name	Title	Tenure with the Company (as of March 2021)*
David L. Calhoun	President and Chief Executive Officer	1 year, 2 months (10.5 years as a nonemployee director)
Gregory D. Smith	Executive Vice President, Enterprise Operations and Chief Financial Officer	30 years, 11 months
Michael D’Ambrose	Executive Vice President, Human Resources	8 months
Stanley A. Deal	Executive Vice President, President and Chief Executive Officer, Commercial Airplanes	33 years, 3 months
Leanne G. Caret	Executive Vice President, President and Chief Executive Officer, Defense, Space & Security	32 years, 9 months

*	Includes the entire period of employment with the Company including its affiliates, regardless of role.

Executive Summary

Our Compensation Philosophy and Objectives

Boeing is a leader in aviation, aerospace and defense technology supporting airlines and U.S. and allied government customers in more than 150 countries, and we are honored to serve the people who rely on our products and services every day. Accordingly, we hold ourselves to the highest standards in our products and services and in how we work and treat one another, and across our global enterprise, Boeing employees are united by a shared commitment to our values. These values serve as the guiding principles for all we do, and are particularly important as we work to rebuild stakeholder trust following the tragic 737 MAX accidents and recover from the unprecedented impact that the COVID-19 pandemic has had on the commercial aviation industry, the world economy, and our company. Our executive compensation and benefit programs are designed to attract, incentivize and retain highly talented individuals with diverse backgrounds and experiences who are committed to our core values of safety, quality and integrity. We do this by focusing on the following objectives:

Pay for Performance

•	Each element of our executives’ compensation is designed to align with our long-term business strategy and drive sustainable operational excellence and financial results.

•	Both annual and long-term incentive compensation are linked to individual and Company performance, ensuring that our leaders are rewarded for creating shareholder value, living our values and successfully implementing our business strategy.
Attract and Retain World Class Talent

•	Appropriate and fair compensation elements and award opportunities are designed to position us to compete effectively in our market for the best executive talent to drive our long-term business strategy.

•	High-performing executives may earn above-target pay when individual and Company performance goals are exceeded.
Support our Commitment to Safety

•	Our incentive clawback policy covers instances of misconduct that compromise the safety of our products and services.

•	The Compensation Committee assesses the performance of executives with respect to safety and our other core values, including through formal consultation with the Aerospace Safety Committee on individual performance reviews for senior executives (which impact the value of both annual and long-term incentive compensation).
Align with Shareholder Interests

•	We structure executive compensation packages to include a significant portion of variable equity and incentive awards, to ensure executives remain focused on Company performance and shareholder returns.

•	Executive officers must own significant amounts of Boeing stock throughout the term of their employment.

•	We do not accelerate vesting of equity awards solely in connection with a change in control.

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COMPENSATION DISCUSSION AND ANALYSIS

Reduce Risk

•	Our annual incentive awards, performance awards and PBRSUs are subject to payout caps.

•	All incentive compensation is subject to a rigorous clawback policy for misconduct or fraud.

•	Executive officers may not engage in pledging, hedging or other speculative trading activity.

•	The Compensation Committee and its independent compensation consultant review our executive compensation plans and programs for inappropriate risk on an ongoing basis (for 2021, this consultant was formally engaged to provide its own independent risk assessment of the Company’s 2021 annual and long-term incentive design).

2020 New Hires

Election of New President and Chief Executive Officer. Effective January 13, 2020, Mr. Calhoun was elected as President and Chief Executive Officer of the Company. The terms of Mr. Calhoun’s compensation arrangement provided for an annual base salary rate of $1,400,000, an annual incentive award target of 180% of base salary (which for 2020 only was to pay out at no less than target) and an annual long-term incentive award target of 500% of base salary. Mr. Calhoun also received two supplemental long-term incentive awards upon hire. The first was an award of time-vested restricted stock units (RSUs) with a target value of $10,000,152, designed to compensate Mr. Calhoun for amounts forfeited upon departure from his prior employer. The second was an award of performance-based RSUs with a target value of $7,014,942, which vest based on time as well as substantial achievement of multiple strategic business objectives. These supplemental awards are described in more detail on page 44.

Election of New Executive Vice President, Human Resources. On July 7, 2020, Mr. D’Ambrose was elected as Executive Vice President, Human Resources. The terms of Mr. D’Ambrose’s compensation arrangement provided for an annual base salary of $800,000, an annual incentive target of 90% of base salary and an annual long-term incentive award target of 375% of base salary. Upon hire, Mr. D’Ambrose also received a cash sign-on bonus of $750,000 and a supplemental long-term incentive award of time-vested RSUs with a target value of $1,750,004. This supplemental award is described in more detail on page 44.

Significant 2020 Compensation Actions

2020 Incentive Design. In February 2020, the Compensation Committee implemented certain changes to the structure of the Company’s annual incentive plan for the 2020 performance period. These changes, described in more detail below, were designed to reflect the significant uncertainty to our business caused by the emerging COVID-19 pandemic as well as to appropriately incentivize employees to achieve significant business objectives—most importantly, the safe return of the 737 MAX aircraft to service—in a manner consistent with our values and the interests of all stakeholders. These changes included incorporating a business unit financial performance component to enhance our employees’ focus on outcomes within their control, capping the maximum achievable Company performance score at 150% (compared to 200% in prior years), establishing a threshold level of performance for each financial metric at 50% (with performance below threshold resulting in zero score for that metric) and eliminating revenue as a metric driving payouts at the total Company and Commercial Airplanes levels.

The structure of our long-term incentive program remained largely consistent with past years, consisting of 25% RSUs that vest after three years, 25% PBRSUs that vest after three years and pay out from 0% to a maximum of 200% if we achieve total shareholder return, or TSR, at or exceeding the 95th percentile of our peer companies (compared to the 91st percentile in prior years) over the vesting period, and 50% performance awards that vest after three years and pay out from 0% to 150% (as compared to 200% in prior years) in cash or stock based on the Company’s performance in free cash flow, core earnings per share and revenue over the vesting period. More detail on these changes, the overall structure of the Company’s 2020 annual and long-term incentive programs, as well as the Company’s performance, is set forth beginning on page 40.

CEO’s Commitment to Receive No Further Pay. On March 20, 2020, in an action to support the Company during what was increasingly proving to be one of the most challenging periods in our history, Mr. Calhoun announced that he would accept no further pay for the remainder of the year. Accordingly, Mr. Calhoun received no further salary payments during 2020, and, notwithstanding our commitment upon Mr. Calhoun’s hire to pay him an annual incentive at no less than target value of $2,520,000, he declined to receive any payout under our annual incentive program with respect to 2020 performance.

Outcomes of Annual Incentive and Long-Term Incentive Award Cycles Ending in 2020/Early 2021. The Compensation Committee determined that neither the PBRSUs nor performance awards granted to our NEOs in 2018 (which together represented 75% of each executive’s long-term incentive target value for that year) met their threshold performance criteria, resulting in no payouts. The Compensation Committee made no adjustments to the metrics or goals for these programs after they were initially established in February 2018. The COVID-19 pandemic and resulting

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COMPENSATION DISCUSSION AND ANALYSIS

severe global economic downturn, along with the 737 MAX grounding, were significant drivers of these outcomes. With respect to our annual incentive program for 2020, the Compensation Committee determined that the Company and each of our three business units achieved above-threshold but significantly below-target financial results across our metrics for 2020, described in more detail beginning on page 36. As in prior years, annual incentive payouts were modified based on the Committee’s assessment of each NEO’s individual performance. As noted above, our CEO received no annual incentive payout for 2020 in line with his March 2020 commitment to accept no further pay for the year.

Principal Components of Named Executive Officer Total Target Compensation in 2020

Performance Metrics and Results Driving 2020 Compensation

Our financial performance during 2020 reflects the extraordinary pressure imposed on our business by the COVID-19 pandemic’s disruption of the commercial aviation market, during a period when the Company remained laser-focused on safely returning the 737 MAX to service. Our total Company and business unit level results in revenue, earnings and free cash flow were significantly adversely impacted, and we expect these impacts to continue for some time due to a general decline in global economic growth, challenging global distribution of COVID-19 vaccines and reduced commercial air travel.

Incentive performance metrics are derived from the Board-approved long-range business plan. This plan includes performance goals at the business unit and total Company levels, with built-in contingencies appropriate to the degree of stretch in the underlying business plan and specific uncertainties attributable to extraordinary factors outside management’s control.

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COMPENSATION DISCUSSION AND ANALYSIS

The charts below describe the performance metrics, targets, and results that drove our incentive compensation structure and payouts for 2020. Considered alongside the zero payouts under our 2019 annual incentive plan and our 2017-2019 performance award cycle (largely attributable to impacts of the 737 MAX grounding), the estimated impact of these outcomes on the compensation of our NEOs who were employed during the last three years is a loss of approximately 30-35% of total target compensation for that period. This estimate does not take into account the as-yet-unknown impact of COVID-19 on our performance cycles ending in 2022 and 2023, which is expected to be significant.

	Total Company-Level Performance Metrics
	Free Cash Flow*	Core EPS*	Revenue*	Relative TSR
Applicable to:	• Annual Incentive • Performance Awards	• Annual Incentive • Performance Awards	• Performance Awards	• PBRSUs
2020 Target	($19.4B)	($7.20)	n/a	n/a
2020 Results	($19.9B)*	($19.10)*	n/a	n/a
2018-2020 Target	$41.8B	$52.85	$317.0B	51st to 60th percentile (against peers)
2018-2020 Results	($10.4B)	($10.71)	$235.8B	Below 21st percentile

Business Unit-Level Performance Metrics
		Free Cash Flow*	Operating Earnings*	Revenue*
	Applicable to:	Annual Incentive	Annual Incentive	Annual Incentive
Commercial Airplanes	2020 Target	($22.1B)	($5.9B)	n/a
	2020 Results	($24.9B)*	($13.9B)*	n/a
Defense, Space & Security	2020 Target	$3.2B	$2.5B	$26.4B
	2020 Results	$4.6B*	$1.5B*	$26.3B
Global Services	2020 Target	$1.6B	$2.2B	$19.0B
	2020 Results	$1.4B*	$0.4B*	$15.9B*
*

As discussed below, the Compensation Committee has discretion to adjust performance results to better reflect Company and business unit core operating performance. Accordingly, for incentive plan measurement purposes, the Compensation Committee (consistent with its authority and past practice) adjusted free cash flow and core EPS/operating earnings downward for the Company as a whole and our Commercial Airplanes and Defense business units to exclude the impact of the Embraer partnership termination, and adjusted free cash flow and revenue upward and operating earnings downward for our Global Services business to exclude the impact of the Embraer partnership termination. Core EPS was also adjusted upward for a tax-related valuation allowance. Free cash flow, core EPS, and operating earnings are defined on page 41.

Our performance based on the metrics described above resulted in the following payout scores for our 2020 annual incentive plan, and performance awards and PBRSUs for the 2018-2020 performance period.

2020 Annual Incentive Award Payout	2018-2020 Performance Award Payout	2018-2020 PBRSU Payout
Commercial Airplanes: 58% Defense, Space & Security: 86% Global Services: 49% Enterprise: 64%	0%	0%

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COMPENSATION DISCUSSION AND ANALYSIS

How Executive Compensation is Determined

What We Do

Vast majority of pay is variable and linked to Company and individual performance

Multiple challenging performance metrics and targets

Rigorous stock ownership requirements

Robust clawback policy covering instances of misconduct that compromise the safety of our products or services

Benchmarking of pay against industry peers

Active engagement with shareholders

Independent compensation consultant reports directly to Compensation Committee

Compensation Committee and independent compensation consultant review programs for inappropriate risk

What We Don’t Do

No accelerated vesting of equity awards solely in connection with a change in control

No tax gross-ups, other than for certain relocation expenses

No employment agreements or contracts (except where required by non-U.S. local law)

No change-in-control arrangements

No pledging or hedging of Boeing stock

No excessive perquisites

No performance-based incentive payouts if performance levels are not achieved

No uncapped incentive award payouts

We design our executive compensation program to attract and retain the talent needed to achieve our long-term strategic objectives, reward executives who achieve those objectives and align executives’ interests with the long-term interests of our shareholders. The Compensation Committee reviews our executive compensation program on an ongoing basis and, with the assistance of its independent compensation consultant, compares our executive compensation practices to those of our peers.

We apply the following approach in setting compensation for our executive officers:

•

We compare position-specific duties and responsibilities with market data and our internal management structure to determine a range of pay starting point, inclusive of salary, target annual and long-term incentive award opportunities, executive benefits and perquisites.

•	Salary ranges and incentive opportunities by role or role grouping are benchmarked annually against our peer group to ensure they are competitive.

•

Individual pay is generally benchmarked by role against median pay for like roles in our peer companies as a starting point, but can vary based on job requirements, business needs, unique market situations, and the executive officer’s experience, contribution and performance.

Role of Board, Management and Consultants

The Compensation Committee establishes, reviews and approves all elements of NEO compensation. During 2020, the Compensation Committee worked with an independent executive compensation consultant, Pay Governance, for advice and perspective regarding market trends that may affect decisions about our executive compensation program and practices. Pay Governance also advised the GON Committee in connection with nonemployee director compensation matters. Pay Governance provided no services to Boeing outside of its duties as the independent consultant to these two Board committees. The Compensation Committee has assessed the independence of Pay Governance pursuant to SEC and NYSE rules and determined that no conflict of interest exists that would prevent Pay Governance from independently advising the Compensation and GON Committees. For more information on this conflicts of interest assessment, see “Compensation Consultant” on page 29.

The Compensation Committee’s independent consultant’s responsibilities include:

• Presenting peer group pay practices and other relevant benchmarks for CEO and nonemployee director compensation to the Compensation Committee and GON Committee, respectively, as well as management.
• Reviewing and providing recommendations concerning management’s data, work product and compensation-related practices and proposals.
• Advising the Compensation Committee Chair and the Compensation Committee with respect to management’s proposals.
• Meeting with the Compensation Committee in executive session following regular meetings of the Committee.
• Being available on as-needed basis throughout the year to consult with directors or management.

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COMPENSATION DISCUSSION AND ANALYSIS

Boeing management has the responsibility for effectively implementing practices and policies approved by the Compensation Committee.

Additional responsibilities of the Board of Directors, Compensation Committee and management include:

Board of Directors and Compensation Committee

•

The Compensation Committee, in coordination with the GON Committee, evaluates the performance of the CEO in light of his business goals and objectives, and reviews his performance with the other independent members of the Board. Based on this evaluation, and following consultation with the Aerospace Safety Committee, the Compensation Committee recommends the CEO’s base salary for approval by the independent members of the Board. The Compensation Committee also reviews and approves the CEO’s annual and long-term incentive targets and payouts.

•	The Board reviews all components of compensation and approves all executive officer base salaries.

•

Based on a review of peer data, individual performance and internal pay comparisons, the Compensation Committee determines, in the case of the CEO, and reviews and approves, in the case of other NEOs, all other elements of pay.

•

A supermajority (two-thirds) of the Board must approve any incentive awards that are granted to NEOs under an incentive or other compensation plan not previously approved by a supermajority of the Board. No such awards were granted in 2020.

•

The Compensation Committee sets incentive compensation targets based on the Company’s long-range business plan and the achievement of financial targets and related payouts for our annual and long-term incentive programs.

Management

•

The CEO and the Executive Vice President, Human Resources make recommendations on program design and pay levels, where appropriate, and implement the practices and policies approved by the Compensation Committee.

•	The CEO makes recommendations with respect to the compensation of other officers, including the other NEOs, and is assisted in pay administration by the Executive Vice President, Human Resources.

•

The CFO provides the financial information used by the Compensation Committee to make decisions with respect to incentive compensation goals based on achievement of financial targets and related payouts for our annual and long-term incentive programs.

Benchmarking Against Our Peer Group

We benchmark executive compensation against a peer group of leading U.S.-based companies (with an emphasis on aerospace and industrial manufacturing companies) that have a technology focus, large global operations, a diversified business and/or roughly comparable annual sales and market capitalizations. On at least an annual basis, the Compensation Committee, working with its independent consultant, Pay Governance, reviews the composition of the peer group and determines whether any changes should be made. In 2020, Boeing’s peer group consisted of the 19 (previously 20, prior to the merger of Raytheon and United Technologies) companies listed in the box to the right, which were included in the peer group used for 2019. The 2020 peer group will also be used for 2021. The median revenue of our peer group for the year ended December 31, 2020 was approximately $74 billion as compared to our revenue of $58.16 billion. As of December 31, 2020, the median market capitalization of our peer group was approximately $149 billion as compared to our market capitalization of $120.84 billion. Individual executive pay is generally benchmarked against our peer group using the median as a starting point, but can vary based on the requirements of the job (competencies and skills), the executive’s experience, contribution, and performance and the organizational structure of the businesses (internal alignment and pay relationships).

This peer group, plus Airbus, is also used to measure our relative TSR performance for purposes of our PBRSUs. For additional information on the PBRSUs, see page 52. Airbus is not included in our compensation benchmarking peer group due to the lack of publicly available and comparable compensation and benefit program information.

Peer Companies

3M
AT&T
Caterpillar
Chevron
Cisco Systems
Exxon Mobil
Ford
General Dynamics
Honeywell
IBM
Intel
Johnson & Johnson
Lockheed Martin Microsoft
Northrop Grumman
Procter & Gamble
Raytheon Technologies
United Parcel Service
Verizon Communications

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COMPENSATION DISCUSSION AND ANALYSIS

Incorporating Shareholder Feedback on Executive Compensation

The Board and the Compensation Committee have a long-standing practice of encouraging shareholder feedback, and executive compensation remains a key focus area in our year-round discussions with shareholders. During 2020, we engaged frequently and directly with our shareholders to discuss our pay-for-performance philosophy, alignment with stakeholder interests and opportunities for enhancing the core features of our program. We also discussed the Compensation Committee’s decisions connected to leadership changes during the year. During 2020, we made changes to our compensation practices and policies, including strengthening our ability to claw back incentive compensation paid to executives whose conduct has materially compromised the safety of the Company’s products or services—a change supported by our shareholders and demonstrative of our commitment to hold our executives accountable. Many shareholders also asked the Compensation Committee to consider additional means by which executives’ pay can be impacted by the Company’s performance with respect to safety. This feedback was taken into account when designing the new operational performance component of our 2021 annual incentive program, described in more detail on page 45, and ensuring that safety-related considerations are taken into account during individual performance evaluations. Additional information on our shareholder engagement program is set forth under “Shareholder Outreach” on page 18.

In 2020, our executive compensation program received 80% approval from our shareholders. The Compensation Committee will continue to consider say-on-pay vote results and feedback from shareholders when reviewing our executive compensation programs and practices.

Components of Executive Compensation

Our executive compensation program is built on a structure that emphasizes both short- and long-term performance, and contains both fixed compensation as well as variable performance-based compensation.

Base Salary

Base salaries are designed to provide a fixed level of cash compensation for each executive based on competitive market data and individual factors such as competencies, skills, experience, contributions, performance and the assumption of new responsibilities or promotions. There are no specific weightings assigned to these individual factors. When setting base salaries, the Compensation Committee and the Board also consider the impact of base salary on other compensation elements, such as the size of target incentive awards.

Annual Incentive Plan

The annual incentive plan is designed to drive near-term program execution and operational excellence, as well as to differentiate executives based on individual performance. The Compensation Committee assigns each executive a target incentive award, determined as a percentage of actual base salary paid during the year, based on competitive market data and the executive’s pay grade, responsibilities and role. Adjustments (if any) to annual incentive targets are generally approved by the Compensation Committee in February for the applicable year.

Actual incentive awards are determined as follows:

Target Annual Incentive Award (% of Base Salary Paid During Year)	X	Company Performance Score (0—150%)	X	Individual Performance Score (0—200%)	=	Final Annual Incentive Award (Capped at 200% of Target)

The CEO’s individual performance is evaluated by the Compensation and GON Committees and reviewed with the other independent directors of the Board. The CEO presents the Compensation Committee with recommendations for individual performance scores for each of the other executive officers, including the other NEOs. The Compensation Committee reviews the CEO’s recommendations as well as input from the Aerospace Safety Committee, makes such adjustments as it deems appropriate and approves the individual performance scores. Individual performance assessments reflect the Compensation Committee’s evaluation of each executive’s business achievements, contributions and overall organization performance, including performance with respect to key leadership behaviors.

The Company performance score is determined by comparing our performance under certain financial metrics to target performance levels established in connection with the Board’s long-range business plan. The metrics and performance applicable to 2020 are described in more detail on page 40 under “2020 Company Performance Metrics and Results.”

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Program

The long-term incentive program is designed to drive achievement of long-term operational and financial goals and increased shareholder value, as well as to encourage retention of key talent over a sustained time period. Long-term incentive targets are typically set as a fixed percentage of base salary. Adjustments (if any) to long-term incentive targets are generally approved by the Compensation Committee in February. Long-term incentive award targets are also impacted by individual performance, as the initial value of awards may be increased or decreased based on the Compensation Committee’s evaluation of each executive’s individual performance for the prior year. During 2020, our long-term incentive awards consisted of equity and cash-settled awards, described further below.

•

Performance Awards. Performance awards, which comprised 50% of each executive’s long-term incentive award in 2020, reward executives to the extent that the Company meets or exceeds the Company’s performance goals for each three-year performance period. The Compensation Committee sets performance targets at the beginning of each period based on the Company’s long-range business plan. Performance awards are denominated in units, each with a target (initial) value of $100. Final payouts for the 2020-2022 performance period may range from 0% to 150% of initial award value (compared to a maximum payout of 200% under prior cycles). Performance awards are designed to pay 100% of the initial award value at the end of the three-year performance cycle if performance goals are achieved at target. Payment, if earned, is made in cash, stock or a combination of both, at the Compensation Committee’s discretion. Performance awards granted for the 2020-2022 performance period will pay out, if earned, based 50% on free cash flow, 25% on core EPS, and 25% on revenue, over the three-year performance period.

•

Performance-Based Restricted Stock Units. PBRSUs, which comprised 25% of each executive’s long-term incentive award in 2020 if they were employed as of the February grant date, are designed to align our executives’ interests with those of our shareholders by tying award payout levels to TSR performance as compared to the companies against which we compete for customers, capital and/or executive talent. For information on our benchmarking peer group, see “Benchmarking Against Our Peer Group” on page 38. For our 2020 PBRSU awards, TSR performance at less than the 25th percentile (compared to the 21st percentile in prior years) will result in a 0% payout, up to a maximum payout of 200% for performance at or exceeding the 95th percentile (compared to the 91st percentile in prior years). PBRSUs will be paid out in shares at target for TSR performance at the 55th percentile (compared to between the 51st and 60th percentiles in prior years), and straight line interpolation will be used to determine the payout level for performance between the 25th and 55th percentiles, and between the 55th and 95th percentiles. Under the terms of the awards, peer companies may be subject to removal if, for example, they cease to trade on a public exchange.

•

Restricted Stock Units. RSUs, which comprised 25% of each executive’s long-term incentive award in 2020 if they were employed as of the February grant date (50% otherwise), are designed to encourage executive retention and reward continued performance. The ultimate value realized upon vesting (three years after the grant date) is based on the stock price, driving increased focus on sustainable business performance. RSUs also facilitate significant long-term stock ownership by our executives.

Supplemental Equity Awards

From time to time the Compensation Committee may grant equity awards to executives to attract and retain high-performing leaders, reward exceptional performance, or recognize expanded responsibility. These equity awards have vesting and other provisions designed to promote retention of the services and skills of the recipient. During 2020, only Messrs. Calhoun and D’Ambrose received supplemental equity awards in connection with their hires in January and July, respectively. The terms of these awards are described in more detail under “New Hire Supplemental Equity Awards” on page 44.

2020 Company Performance Metrics and Results

Company Performance Metrics

Free Cash Flow, Core EPS/Operating Earnings, and Revenue

In 2020, as in past years, the Compensation Committee set one- and three-year financial goals for our annual and long-term compensation programs based on our long-range business plan. These goals incorporated expectations regarding the probability of achieving performance goals, key risks, and a degree of “stretch” to push our executives to achieve superior performance. When setting performance goals, the Compensation Committee seeks to ensure that the target payout is achievable if the Company executes according to its long-range business plan during the applicable period. It is expected that both maximum performance and performance resulting in zero payout would be infrequent. Following each performance period, the Compensation Committee evaluates our performance and approves final awards.

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COMPENSATION DISCUSSION AND ANALYSIS

For 2020, our annual incentive plan measured performance both at a total Company level and at a business unit level, using a combination of free cash flow, core EPS/operating earnings, and (for our Defense, Space & Security and Global Services businesses) revenue. We use these metrics, together with assessments of individual performance, to drive the linkage between business objectives and improved sustained performance as shown below.

The 2020-2022 performance award portion of our long-term incentive program will also measure performance based on free cash flow, core EPS and revenue at the total Company level over the three-year performance period.

Free Cash Flow(1)	Core EPS(2) Operating Earnings(3)	Revenue
• Business execution • First-time quality and safety • On-time delivery • Disciplined asset, inventory, and cash management • Disciplined investments in productivity and innovation	• Business execution • First-time quality and safety • On-time delivery • Continued innovation • Operating cost management and achievement of productivity targets	• Business execution • First-time quality and safety • On-time delivery • New orders

(1)	Free cash flow is defined as GAAP operating cash flow, less capital expenditures for property, plant, and equipment additions.
(2)	Core EPS is defined as GAAP diluted earnings per share, excluding the net impact of unallocated pension and other postretirement benefit expense.
(3)	Operating earnings is defined as the segment profit (or loss) remaining after subtracting operating costs from revenues.

The Company performance score used for determining payouts under our annual incentive plan was determined by comparing our performance under the metrics described above to target performance levels. This performance score was a blended performance score weighted 50% on financial performance at the total Company level, and 50% on financial performance of the business unit to which the executive was aligned (or, for executives not aligned to a single business unit, the average scores of our three business units). Actual performance that was higher or lower than target for any particular metric was assigned a percentage score from 0% to 150% based on a curve established by the Compensation Committee. Performance corresponding to a score below a threshold of 50% for any metric would be assigned a score of 0%, and performance below the 50% threshold for both of the total Company-level metrics (free cash flow and core EPS) would have automatically resulted in a Company performance score of 0% for all employees, regardless of business unit performance.

The total Company-level metrics under the annual incentive plan were selected to ensure management was highly focused on executing our business plan, with particular emphasis on managing liquidity and overall financial health while we worked to safely return the 737 MAX to service. The metrics used at the business unit level under the annual incentive plan were similarly selected in order to drive each business’s focus on liquidity management and core operational performance and also, in the case of our Defense, Space & Security and Global Services businesses, to incorporate revenue as a key driver of business execution and on-time delivery performance, first-time quality and safety, and new order capture.

2020 Annual Incentive Performance Metrics and Weightings
Total Company	Commercial Airplanes	Defense, Space & Security	Global Services

The Compensation Committee established a range of targets for each total Company and Commercial Airplanes performance metric because of the significant uncertainty regarding resumption of 737 MAX deliveries at the time of goal-setting. Our broad-based, non-executive annual incentive programs also used this structure for 2020 so that our employees were aligned in pursuit of the same goals. We believe that these metrics drove accountability and performance and enabled employees at every level to maintain a stronger and more direct line of sight to operational and financial performance.

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COMPENSATION DISCUSSION AND ANALYSIS

To better reflect the core operating performance of the Company, the Compensation Committee retained discretion to adjust one or more of these metrics to account for (1) significant external events outside management’s control, such as tax or regulatory changes, (2) management decisions intended to increase long-term value but that create short-term financial impacts, such as major acquisitions or dispositions or unplanned share repurchases, and (3) significant changes to market conditions that were not foreseeable at the outset of a performance period. References to these metrics in this proxy statement mean such metrics as adjusted to account for such items.

Because of the long product cycles in our business, the one-year and three-year versions of these metrics create differentiated yet complementary incentives for our employees. In some cases, these drivers have enhanced significance for either one-year or three-year performance. For example, as commercial airplanes are often delivered one or more years after they are ordered, new orders tend to have a more significant impact on revenue in the context of the three-year performance periods. The table below outlines some of the key drivers impacting our operational and financial performance on a one- and three-year basis, and underscores the reasons why the 737 MAX grounding, our inability to deliver aircraft to our customers during the grounding, and the COVID-19 pandemic’s impact on the aviation industry globally have significantly impacted our annual and long-term financial results.

Principal Drivers of One-Year Performance	Principal Drivers of Three-Year Performance

•   Business execution

•   First-time quality and safety

•   On-time delivery

•   Operating cost management

•   Disciplined asset, inventory and cash management

•   Achievement of annual productivity targets

•   Strong services order capture

•   Efficient use of long-term assets

•   Technology innovation

•   First-time quality and safety

•   Sustained productivity

•   Long-term risk reduction

•   New orders with favorable terms

•   Business model enhancements

Total Shareholder Return Relative to Peer Companies

For 2020, the long-term incentive program also included PBRSUs, which are paid in shares of stock after a three-year performance period and earned based on Boeing’s TSR relative to a group of peer companies determined by the Compensation Committee. For peer group information, see “Benchmarking Against Our Peer Group” on page 38.

Compensation Decisions and Results

2020 CEO Compensation

In March 2020, in an action to support the Company during what was increasingly proving to be one of the most challenging periods in our history, Mr. Calhoun announced that he would accept no further pay for the remainder of the year. Accordingly, Mr. Calhoun did not receive any base salary after March 20, 2020 through year-end, and did not receive any annual incentive payout with respect to 2020 performance, despite the fact that he was entitled to a guaranteed annual incentive at no less than target as agreed upon his hire.

NEO Base Salary Decisions

Mr. Calhoun’s base salary was set at $1,400,000 upon his hire as CEO in January 2020; however, as described above, he did not receive any 2020 base salary payments after March 2020. In February 2020, the Compensation Committee approved an increase to Mr. Deal’s base salary from $1,000,000 to $1,100,000, following the Compensation Committee’s review of market practices for comparable roles at our peer companies. Mr. D’Ambrose’s base salary was set at $800,000 upon his hire in July 2020. The salaries of our other NEOs were not adjusted during 2020.

NEO Annual Incentive Plan Award Targets

Under our annual incentive plan, annual award targets are set as a percentage of actual base salary paid during the year. Mr. Calhoun’s annual incentive plan target was set at 180% upon his hire as CEO in January 2020 (which, for 2020 only, was to pay out at no less than target). As noted above, Mr. Calhoun did not receive any annual incentive payment for 2020. Mr. D’Ambrose’s annual incentive plan target was set at 90% upon his hire in July 2020, which (for 2020 only) was applied to his annual base salary rate rather than actual base salary paid during the year. No changes were made to the annual incentive targets for our other NEOs for 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

2020 Annual Incentive Plan Results

2020 performance with respect to each metric governing payouts under our 2020 annual incentive plan, and the resulting performance scores, are set forth below.

Total Company	Free Cash Flow Target: ($19.4B) | Result: ($19.9B) Core EPS Target: ($7.20) | Result: ($19.10)*	Commercial Airplanes	Free Cash Flow Target: ($22.1B) | Result: ($24.9B)* Operating Earnings Target: ($5.9B) | Result: ($13.9B)*
Defense, Space & Security	Free Cash Flow Target: $3.2B | Result: $4.6B* Operating Earnings Target: $2.5B | Result: $1.5B* Revenue Target: $26.4B | Result: $26.3B	Global Services	Free Cash Flow Target: $1.6B | Result: $1.4B* Operating Earnings Target: $2.2B | Result: $0.4B* Revenue Target: $19.0B | Result: $15.9B*

*

In order to better reflect the Company’s and business units’ core operating performance, for incentive plan measurement purposes, the Compensation Committee (consistent with its authority and past practices) adjusted free cash flow and core EPS/operating earnings downward for the Company as a whole and our Commercial Airplanes and Defense business units to exclude the impact of the Embraer partnership termination, and adjusted free cash flow and revenue upward and operating earnings downward for our Global Services business to exclude the impact of the Embraer partnership termination. Core EPS was also adjusted upward for a tax-related valuation allowance.

Company Performance Scores

Each executive’s annual incentive award payout (other than Mr. Calhoun’s, whose payout was zero) was determined by multiplying their annual incentive award target by the applicable Company performance score and their individual performance score.

As Messrs. Calhoun, Smith and D’Ambrose are not aligned to a specific business unit, the Company performance score applicable to them consisted 50% of the total Company score, and 50% of the average business unit score for our Commercial Airplanes, Defense, Space & Security, and Global Services business units. For Mr. Deal and Ms. Caret, their Company performance score was determined by reference to the score for the business unit he or she leads (respectively, Commercial Airplanes and Defense, Space & Security).

The individual performance scores for our NEOs were approved by the Compensation Committee, following consultation with the Aerospace Safety Committee, based on its assessment of each NEO’s contributions during the performance year. For 2020, these scores ranged from 95% to 105%, averaging 101%. Messrs. Smith and D’Ambrose received scores over 100%. The Company performance scores set forth above, and the Compensation Committee’s evaluation of individual performance in 2020, resulted in the following incentive award payouts for each NEO other than Mr. Calhoun (who voluntarily committed to receive no annual incentive payout for 2020):

•	Mr. Calhoun’s individual performance score reflected his leadership of the Company during an extraordinarily challenging time in which we successfully returned the 737 MAX to service.

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COMPENSATION DISCUSSION AND ANALYSIS

•

Mr. Smith received an annual incentive award of $888,270, compared to his target of $1,322,500. Mr. Smith’s individual performance score reflected his contributions and collaboration with multiple stakeholders to drive superior capital management and continued process improvements.

•

Ms. Caret received an annual incentive award of $898,700, compared to her target of $1,100,000. Ms. Caret’s individual performance score reflected her strong leadership of our Defense, Space & Security business in driving continued operational improvements.

•

Mr. D’Ambrose received an annual incentive award of $483,840, compared to his target of $720,000. Mr. D’Ambrose’s individual performance score reflected his significant impact on our culture and our values-driven approach to the work we do since joining the Company in July 2020.

•

Mr. Deal received an annual incentive award of $675,740, compared to his target of $1,210,000. His individual performance score reflected his leadership in our effort to return the 737 MAX to service while working closely with customers to rebuild and retain their confidence in our products.

NEO Long-Term Incentive Program Award Targets

Mr. Calhoun’s long-term incentive target was set at 500% of his base salary upon his hire as CEO in January 2020. Mr. D’Ambrose’s long-term incentive target was set at 375% of his base salary upon his hire in July 2020. The long-term incentive targets of our other NEOs were not adjusted during 2020.

2018-2020 Performance Award Results

For the 2018-2020 performance awards, performance was measured based 50% on free cash flow, 25% on core EPS, and 25% on revenue over the three-year performance period. Actual performance that was higher or lower than target for any particular metric was assigned a percentage score from 0% to 200% based on a curve established by the Compensation Committee. Company performance with respect to each metric for the three-year performance period, and the resulting Company performance score are set forth below.

Metric	Weighting	Target	Result	Company Performance Score
Free Cash Flow Core EPS Revenue	50% 25% 25%	$41.8B $52.85 $317.0B	($10.4B) ($10.71) $235.8B	0%

The performance set forth above resulted in no payouts under our performance awards for the 2018-2020 period, which we believe is an appropriate outcome in light of our commitment to pay for performance. The Compensation Committee made no adjustments to the performance metrics above.

2018-2020 Performance-Based Restricted Stock Units Results

Boeing’s relative TSR rank was 22nd out of 22 companies, placing us below the 21st percentile of our peer group for the 2018-2020 performance cycle. Due to this outcome, the PBRSUs paid out at 0% of target.

New Hire Supplemental Equity Awards

As disclosed in our 2020 proxy statement, Mr. Calhoun received two supplemental equity awards in connection with his appointment as CEO in January 2020. The first was an award of RSUs with a grant date value of $10,000,152 designed to compensate Mr. Calhoun for amounts forfeited upon his departure from his prior employer. This award will vest in three equal installments over a three-year period contingent on Mr. Calhoun’s continued employment through the applicable vesting dates. The second was an award of performance-based RSUs with a grant date value of $7,014,942. This award will vest, at the earliest, 50% after two years of service and 50% after three years of service. However, in no event will either installment vest unless and until the Compensation Committee certifies that the performance goals described below have been substantially achieved. If the performance goals have not been substantially achieved by December 31, 2023, the award will be forfeited in its entirety. The performance goals span our entire business and relate to the safe return to service of the 737 MAX; successful realignment of our engineering function; successful entry into service and production/delivery ramp-up of the 777X; a successful crewed Starliner flight; achievement of milestones for the T-7A, MQ-25, VC-25B, and KC-46 programs; successful execution of the Global Services long-range business plan established in 2020; and achievement of closing and post-closing milestones for Embraer joint ventures, assuming regulatory approval (note, however, the Company terminated its agreement with Embraer in April 2020, prior to complete regulatory approval, due to Embraer’s failure to meet its contractual commitments). Both of Mr. Calhoun’s supplemental equity awards are subject to forfeiture if he terminates employment prior to the applicable vesting dates for any reason other than death or disability.

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COMPENSATION DISCUSSION AND ANALYSIS

In connection with his hire on July 6, 2020, Mr. D’Ambrose received an award of RSUs with a grant date value of $1,750,004, which was designed to replace lost compensation opportunity from his prior employer. This award is scheduled to vest 50% after three years of service and 50% after four years of service.

2021 Changes to our Program Design

In early 2021, we made several changes to our annual and long-term executive compensation programs. These changes were designed in response to the severe challenges to our business caused by the grounding of the 737 MAX through most of 2019 and 2020, the impact of the COVID-19 pandemic on the commercial aviation industry and the global economy as a whole, and our ongoing commitment to drive financial performance, operational excellence, and shareholder value through our compensation program.

2021 Annual Incentive Plan

For 2021, payouts under our annual incentive plan will continue to be based on total Company, business unit and individual performance. While our financial performance metrics and weightings will mirror those used for 2020, we will also incorporate a new operational performance component, as described below.

Financial Performance. Our 2021 financial performance metrics and weightings will mirror those used in 2020 for total Company and business unit performance to enhance focus on free cash flow and emphasize liquidity management, which are indicative of our overall financial health as we continue to safely deliver our 737 MAX aircraft to our customers and recover from the impacts of the COVID-19 pandemic. As in 2020, threshold performance will be set at 50% for all financial metrics, and performance below that threshold will result in a 0% score for the applicable metric. No payout will occur if our total Company performance score is zero. Target and maximum performance will again correspond to scores of 100% and 150%, respectively.

Operational Performance. Our 2021 annual incentive design will incorporate a new operational performance component to drive improvement in three key areas critical to the Company’s success and overall business plan execution: employee safety, product safety and quality. The Compensation Committee has set goals to measure the degree of performance under each operational component, but will consider both quantitative and qualitative results following the end of the performance period before assigning a score for that goal. The Compensation Committee’s determination that the target level of performance for each operational performance goal has been substantially achieved will result in a 5% increase to the financial performance score (for a total of 15%, if target performance is achieved for each operational performance goal). If target performance is not substantially achieved for a goal, the score for that goal will be zero. A 50% or higher score for total Company financial performance must be earned in order for any operational performance payout to occur. This safeguard ensures that operational performance outcomes remain calibrated to payouts earned under the financial performance component of our annual incentive design.

2021-2023 Long-Term Incentive Awards

In February 2021, the Compensation Committee approved changes to the components of our long-term incentive program for the 2021-2023 performance period. In prior years (including 2020), our long-term incentive awards consisted of 25% time-vested RSUs, 25% PBRSUs that pay out based on relative TSR compared to our peer group and 50% performance awards that pay out in cash or stock based on performance against our long-range business plan goals for free cash flow, core EPS and revenue. The Compensation Committee continues to believe that linking long-term compensation opportunities to the Company’s performance across a range of metrics effectively drives overall performance in alignment with shareholder interests. However, in light of the extraordinary challenge of establishing achievable quantitative financial goals while the COVID-19 pandemic continues to cause severe and unprecedented disruption to our industry, the Compensation Committee determined that an adjustment to our long-term incentive program for 2021 was appropriate to adequately motivate and reward the performance needed to advance our recovery.

Accordingly, for 2021, our executive officers’ long-term incentive awards consists of two components: 50% premium-priced stock options and 50% time-vested RSUs:

•

Premium-priced stock options. The exercise price for these options, which are subject to a three-year vesting period, is set at 120% of the fair value of a share of the Company’s stock on the grant date, requiring our executives to deliver meaningful shareholder return before the options provide value. Our options provide for continued vesting in cases of retirement upon attaining age 62 with one year of service, pro-rated vesting in cases of layoff or retirement upon attaining age 55 with 10 years of service and full vesting upon termination due to death or disability.

•

RSUs. Consistent with our past practice for this type of award, RSUs are subject to a three-year vesting period, and incorporate the same provisions relating to retirement, layoff, death and disability terminations as applicable to our options.

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COMPENSATION DISCUSSION AND ANALYSIS

Later in 2021, the Compensation Committee will determine the appropriate structure of future long-term incentive awards in a manner aligned with the pace of the Company’s recovery and the status of our industry as a whole.

CEO’s 2021-2023 Long-Term Incentive Awards

Mr. Calhoun’s 2021 awards of RSUs and premium-priced options contain additional features to further strengthen the link between his compensation and the long-term interests of our shareholders:

•

Restrictions on sale or transfer of shares acquired through option exercises. Any shares acquired by Mr. Calhoun pursuant to exercise of his options while he is still employed may not be sold or transferred until his departure from the Company.

•

Delayed distribution of RSUs. Mr. Calhoun’s RSUs will not be distributed immediately upon vesting. Instead, they will be distributed to him in substantially equal installments over a period of ten years, commencing in the year following his departure from the Company.

We intend that these unique provisions will be incorporated into Mr. Calhoun’s long-term incentive awards for the duration of his employment with the Company, in order to ensure that this significant component of his total target pay remains firmly linked to the sustained long-term performance of the Company while he is serving as our CEO.

Other Design Elements

As part of a comprehensive and competitive executive compensation package, executives may be eligible for additional benefits as summarized below. These benefits are designed to attract and retain the executive talent needed to achieve our business and financial objectives.

Retirement Benefits

Our executives participate in our Voluntary Investment Plan, or VIP, a broad-based, tax-qualified defined contribution 401(k) retirement plan. During 2020, they were also eligible to participate in our Executive Supplemental Savings Plan, or Executive SSP, a nonqualified deferred contribution plan. The Executive SSP provides certain executives with additional retirement benefits and allows eligible participants to receive Company contributions that would otherwise exceed Internal Revenue Code limits applicable to the VIP. The Executive SSP also allows executives to voluntarily defer, on a nonqualified basis, receipt of a portion of salary and/or cash-based incentive payouts. For more information on our nonqualified deferred compensation benefits, see “2020 Nonqualified Deferred Compensation” beginning on page 56.

Executives hired prior to 2009 earned benefits under our Pension Value Plan, or PVP, a broad-based defined benefit pension plan, until the end of 2015, and if they had a PVP benefit or were hired prior to 2008, also earned benefits under our defined benefit Supplemental Executive Retirement Plan, or DB SERP, until the end of 2015. In addition, Mr. Smith has accrued benefits pursuant to a Canadian subsidiary pension in connection with his prior service with the Company. Each of these arrangements, as well as each of our other broad-based pension plans for which executives are eligible, is described under “2020 Pension Benefits” beginning on page 54.

Perquisites and Other Executive Benefits

Consistent with our executive compensation philosophy and our commitment to emphasize performance-based pay, we limit the perquisites and other benefits that we provide to executives, and any such benefits are provided to help achieve our business objectives. In 2020, these perquisites consisted of:

•

Security—Our CEO is required, and certain senior executives are encouraged, to use Company aircraft for business and personal travel for security reasons. We provide ground transportation services to the CEO so that he may conduct business during his commute and for security purposes. In addition, home security is provided to certain senior executives.

•	Productivity—Relocation assistance (when applicable) and tax preparation services.

•	Health—Annual physical exam.

•	Other—Supplemental life insurance, Company contributions to retirement plans, charitable gift matching program, commemorative gifts, and certain ground transportation services.

No tax gross-ups are provided except in connection with certain relocation expenses. The Compensation Committee annually reviews perquisites and other executive benefits to ensure that they are reasonable and consistent with our executive compensation philosophy.

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COMPENSATION DISCUSSION AND ANALYSIS

Severance Benefits

We maintain an Executive Layoff Benefit Plan to provide separation benefits for executives who are involuntarily laid off due to a job elimination and who neither become employed elsewhere within the Company nor refuse any offer of employment with the Company as an executive. The plan provides a layoff benefit equal to one year of base salary plus an amount equal to the executive’s target annual incentive multiplied by the Company performance score for the year in which the layoff occurs, less any amounts paid pursuant to an individual employment, separation or severance agreement (if applicable). The plan does not provide enhanced change-in-control benefits or tax gross-ups. The Compensation Committee believes that the benefits provided under the plan are consistent with those provided by our peers and other companies with whom we compete for executive talent. In addition to receiving benefits under the plan, laid off executives may continue to participate in certain incentive award programs with respect to their outstanding awards after a separation based on service and the terms and conditions of the award. No NEO received any benefits under the Executive Layoff Benefit Plan in 2020.

Additional Considerations

Executive Stock Ownership and Stock Holding Requirements

In order to further align the interests of our senior executives with the long-term interests of shareholders, we require NEOs and other senior executives to own significant amounts of Boeing stock. Senior executives are required to attain and maintain throughout their term of employment with us the following investment position in Boeing stock and stock equivalents:

•	CEO: 6x base salary

•	Executive Vice Presidents: 4x base salary

•	Senior Vice Presidents: 3x base salary

•	Vice Presidents: 1x or 2x base salary based on executive level

Senior executives must fulfill this requirement within five years after joining the executive grade to which the requirement applies. During the five-year period, executives are expected to accumulate and hold qualifying equity until they meet the minimum stock ownership requirement. In addition, executive officers must hold all newly-vested stock until their minimum stock ownership requirement has been satisfied. Shares owned directly by the executive as well as stock units, RSUs, deferred stock units and shares held through our savings plans are included in calculating ownership levels. Shares underlying stock options and PBRSUs do not count toward the ownership guidelines. As of December 31, 2020, each NEO employed as of that date exceeded the applicable stock ownership requirement or is on track to exceed the requirement by the end of the five-year period referenced above.

Each year, the Compensation Committee reviews the ownership position of each executive officer as well as a summary covering all senior executives. In assessing stock ownership, the average daily closing stock price over a one-year period (ending September 30 of each year) is used. This approach mitigates the effect of stock price volatility and is consistent with the objective of requiring long-term, sustained stock ownership. The Compensation Committee may, at its discretion, elect at any time to pay some or all performance awards in stock, including for executives who are currently not in compliance with the applicable ownership requirement.

Boeing, like the vast majority of its peers, does not require NEOs to hold a fixed percentage of equity compensation through retirement age, whether defined by the Company’s existing retirement plans or otherwise. As part of this determination, the Compensation Committee has considered the Company’s existing executive stock ownership and stock holding requirements, as well as the views of shareholders. The Compensation Committee believes that its existing policies with respect to executive stock ownership are robust, appropriately mitigate risk and effectively align the long-term interests of our senior executives with those of shareholders.

Granting Practices

The Compensation Committee typically grants long-term incentive awards each February. The Compensation Committee meeting date, or the next business day, is generally the effective grant date for the grants.

Executive officers who join the Company after a pre-established cut-off date in February will generally receive a pro-rated long-term incentive award, if any, for that year. Grants are pro-rated based on the time remaining in the 36-month performance or vesting period as of the date of hire. This approach aligns our program with peer practices and provides the executive with an immediate stake in Boeing’s long-term performance.

We also may grant special equity awards to attract and retain high-performing leaders, reward exceptional performance, or recognize expanded responsibility. The effective date of these grants is generally based on the timing

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COMPENSATION DISCUSSION AND ANALYSIS

of the recognition and is set by the Compensation Committee. The grant price is the fair market value of Boeing stock on the effective date, which is determined based on the average of the high and low prices of Boeing stock on that date.

Securities Trading Policy

We have a policy that prohibits all employees from trading in Boeing securities while aware of material nonpublic information, and that further prohibits executive officers and directors from engaging in hedging, pledging or monetization transactions (such as zero-cost collars) involving Boeing securities. This policy is described in our Corporate Governance Principles, which may be viewed in the corporate governance section of our website at www.boeing.com/company/general-info/corporate-governance.page.

Clawback Policy

We will require reimbursement of any incentive payments to a senior executive if the Board determines that the executive engaged in intentional misconduct that caused or substantially caused the need for a substantial restatement of financial results and a lower payment would have been made to the executive based on the restated financial results. In addition, even absent a financial restatement, the Compensation Committee may require reimbursement of incentive compensation from any executive officer or any other executive who has engaged in fraud, bribery, or illegal acts like fraud or bribery, or knowingly failed to report such acts of an employee over whom such officer had direct supervisory responsibility. The Compensation Committee also may require reimbursement of incentive compensation from any executive who has violated, or engaged in negligent conduct in connection with the supervision of someone who violated, any Company policy, law, or regulation that has compromised the safety of the Company’s products or services and has (or could reasonably be expected to have) a material adverse effect on the Company. The Compensation Committee has the flexibility under this policy to direct the Company to publicly disclose any recoupment made pursuant to the policy.

In addition, The Boeing Company 2003 Incentive Stock Plan and certain other executive compensation plans provide that certain compensation payable under the plans may be forfeited or recovered in the event an award recipient engages in various types of conduct deemed detrimental to the Company’s interest, including theft or fraud against the Company and engaging in competition with the Company.

Tax Gross-Ups

We do not provide tax gross-ups other than for certain relocation expenses, in accordance with our standard relocation policies.

Accounting Implications

The Compensation Committee considers the accounting impact reflected in our financial statements when establishing the amount and forms of long-term and equity compensation. The forms of long-term compensation selected are intended to be cost-efficient. We account for all awards settled in equity in accordance with FASB ASC Topic 718, pursuant to which the fair value of the grant, net of estimated forfeitures, is expensed over the service/vesting period based on the number of options, shares or units, as applicable, that vest. This includes our PBRSUs and RSUs. The estimated payout amount of performance awards, along with any changes in that estimate, is recognized over the performance period under “liability” accounting. Our ultimate expense for performance awards will equal the value earned by/paid to the executives and, accordingly, will not be determinable until the end of the three-year performance period.

Compensation Committee Report

Management has prepared the Compensation Discussion and Analysis, beginning on page 33. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Arthur D. Collins Jr., Chair Lynn J. Good Steven M. Mollenkopf Susan C. Schwab

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during 2020 had a relationship that requires disclosure as a Compensation Committee interlock.

Compensation and Risk

We believe that our compensation programs create appropriate incentives to drive sustained, long-term increases in shareholder value. These programs have been designed and administered in a manner that discourages undue risk-taking by employees. Relevant features of these programs include:

•	Compensation Committee-approved limits on annual incentive awards, performance awards, and PBRSUs;

•	Compensation Committee annual and ongoing review of our compensation plans and programs as advised by the Compensation Committee’s independent compensation consultant;

•	Individual executive pay generally benchmarked against comparable executive roles at an appropriate set of peer companies;

•

Incorporation of an individual performance assessment for each executive as a critical factor in the annual incentive calculation, thereby enabling the Compensation Committee to direct a zero payout to any executive in any year, including if the executive is deemed to have sufficiently poor performance, is found to have engaged in activities or misconduct that pose a financial, operational, or other undue risk to the Company, or otherwise fails to adhere to our enduring values including safety, quality, and integrity;

•	Each executive’s prior-year individual performance is factored into the determination of long-term incentive awards, driving further connection between pay and individual performance;

•

A robust clawback policy permitting the recoupment of past incentive pay from executive officers in the event of instances of misconduct, even absent a restatement of financial results, including misconduct that has compromised the safety of our products or services, and forfeiture of incentive awards and certain other compensation in the event the executive engages in various types of conduct deemed detrimental to the Company’s interests, including theft or fraud against the Company and engaging in competition with the Company;

•

Proportionately greater award opportunities derived from the long-term incentive program with each increase in executive pay level, reflecting senior executives’ enhanced responsibility for driving long-term Company performance;

•	No employment agreements with executive officers (except where required by non-U.S. local law);

•	The use of multiple financial metrics in our incentive plans sharpens our executives’ focus on the elements of operational and financial performance that best drive long-term shareholder value;

•

Overlapping performance periods under our long-term incentive program, such that at any one time three long-term award packages are affected by current year performance, thereby requiring sustained high levels of performance year over year to achieve a payout;

•

Significant share ownership requirements for senior executives, and a holding requirement for certain senior executives, each monitored by the Compensation Committee, to ensure alignment with shareholder interests over the long term;

•	Limited Compensation Committee discretion to adjust performance metrics to reflect certain extraordinary circumstances affecting the core operating performance of the Company; and

•	Restrictions on trading in Boeing stock to reduce insider trading compliance risk, as well as prohibitions on pledging and hedging Boeing stock.

In light of these features, we conclude that the risks arising from our executive and employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In early 2021, to bolster our ongoing process of evaluating our program design for unintended or inappropriate levels of risk, we engaged Pay Governance to conduct an independent evaluation of the risk in our compensation design for 2021. As part of its independent assessment, Pay Governance reviewed our annual and long-term incentive design and determined that it would not encourage inappropriate risk taking or manipulation of earnings. The findings of this review were discussed with management and presented to the Compensation Committee in February 2021.

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COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information regarding compensation for each of our 2020 named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
David L. Calhoun	2020	269,231	—		20,515,106	—		289,715	21,074,052
President and Chief Executive Officer
Gregory D. Smith	2020	1,150,000	—		2,565,845	888,720	411,186	206,027	5,221,778
Executive Vice President, Enterprise Operations and Chief Financial Officer	2019 2018	1,128,846 1,032,462	— —		2,430,699 2,550,173	— 4,574,957	411,242 —	545,016 524,466	4,515,803 8,682,058
Leanne G. Caret	2020	1,000,000	—		1,845,055	898,700	626,749	146,654	4,517,158
Executive Vice President, President and Chief Executive Officer, Defense, Space & Security	2019 2018	980,769 871,731	— —		1,753,172 6,946,758	— 2,564,413	632,899 —	325,205 344,623	3,692,045 10,727,525
Michael D’Ambrose	2020	366,154	750,000	(6)	3,041,687	483,840	—	33,900	4,675,581
Executive Vice President, Human Resources
Stanley A. Deal	2020	1,080,769	—		2,193,650	675,740	789,513	781,854	5,521,526
Executive Vice President, President and Chief Executive Officer, Commercial Airplanes	2019 2018	934,423 793,904	— —		1,732,642 1,299,478	— 2,072,832	830,045 —	708,196 339,332	4,205,306 4,505,546

(1)

Amounts reflect base salary paid in the year, before any deferrals at the executive’s election and including salary increases effective during the year, if any. For Mr. Calhoun, amount reflects base salary paid through March 20, when he announced he would accept no further pay for the remainder of the year.

(2)

Amounts reflect the aggregate grant date fair value of PBRSUs and RSUs granted in the year computed in accordance with FASB ASC Topic 718. These amounts are not paid to or realized by the executive. If the maximum level of performance were to be achieved for the PBRSUs granted in 2020, the grant date value for those PBRSUs would be $3,500,209 for Mr. Calhoun, $2,566,010 for Mr. Smith, $1,844,811 for Ms. Caret and $2,193,617 for Mr. Deal. Mr. D’Ambrose did not receive an award of PBRSUs during 2020 as he was hired after the February grant date for such awards. The grant date fair value of each PBRSU and RSU award in 2020 is set forth in the 2020 Grants of Plan-Based Awards table on page 51.

(3)

Amounts reflect (a) annual incentive compensation, which is based on Company and individual performance and (b) long-term incentive performance awards for the three-year performance period that ended in the relevant year, in each case including amounts deferred under our deferred compensation plan. Mr. Calhoun did not receive any annual incentive payment for 2020, consistent with his commitment in March 2020 to accept no further pay for the remainder of the year. For 2020, there were no payouts of long-term performance awards. No payouts were made in common stock under the long-term incentive performance awards during any of the covered years. The following table sets forth the elements of “Non-Equity Incentive Plan Compensation.”

Name	Year	Annual Incentive Compensation ($)	Long-Term Incentive Performance Awards ($)	Total Non-Equity Incentive Plan Compensation ($)
David L. Calhoun	2020	—	—	—
Gregory D. Smith	2020	888,720	—	888,720
	2019	—	—	—
	2018	2,075,957	2,499,000	4,574,957
Leanne G. Caret	2020	898,700	—	898,700
	2019	—	—	—
	2018	1,381,063	1,183,350	2,564,413
Michael D’Ambrose	2020	460,800	—	460,800
Stanley A. Deal	2020	675,740	—	675,740
	2019	—	—	—
	2018	1,391,487	681,345	2,072,832

The estimated target and maximum amounts for annual incentive awards for 2020 and for performance awards granted in 2020 are reflected in the 2020 Grants of Plan-Based Awards table on page 51.

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COMPENSATION OF EXECUTIVE OFFICERS

(4)

No defined benefits have accrued since the end of 2015. Amounts for 2020 and 2019 reflect aggregate increases in the actuarial present value of the executive’s accumulated benefits under all pension plans during the applicable year. No amount is included for 2018 because there was a decrease in the actuarial present value of the executives’ accumulated benefits for that year. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in our audited financial statements. The degree of change in the present value depends on the age of the executive, when the benefit payments begin, and how long the benefits are expected to last. The interest rate used for determining our audited financial statements can fluctuate significantly, which can result in significant year-to-year changes in the present value of accumulated benefits. An executive’s actual pension value is determined at the time of benefit commencement under the terms of the applicable plan. Additional information regarding our pension plans is set forth under “2020 Pension Benefits” beginning on page 54. None of the NEOs received any earnings on their deferred compensation based on above-market or preferential rates.

(5)	The following table sets forth the elements of “All Other Compensation” provided in 2020 to our NEOs:

Name	Perquisites and Other Personal Benefits ($)(a)	Life Insurance Premiums ($)	Tax Reimbursements ($)(b)	Company Contributions to Retirement Plans ($)	Total All Other Compensation ($)
David L. Calhoun	232,541	3,465	25,386	28,323	289,715
Gregory D. Smith	76,422	3,105	—	126,500	206,027
Leanne G. Caret	33,954	2,700	—	110,000	146,654
Michael D’Ambrose	—	900	—	33,000	33,900
Stanley A. Deal	596,269	14,313	52,387	118,885	781,854

(a)

Perquisites and other personal benefits provided to one or more of our NEOs in 2020 consisted of use of Company aircraft for personal travel, including to attend outside board meetings, personal use of ground transportation services, relocation assistance, tax preparation services, charitable gift matching, home security expenses and annual physicals. We determine the incremental cost to us for these benefits based on the actual costs or charges incurred. The incremental cost to us for use of Company aircraft equals the variable operating cost, including the cost of fuel, trip-related maintenance, crew travel expenses, on-board meals, landing fees, and parking costs. Year over year costs per statute mile decreased by 7% in 2020. Since our aircraft are used predominantly for business travel, the calculation does not include costs that do not change based on usage, such as pilots’ salaries, aircraft acquisition costs, and the cost of maintenance not related to trips. The cost of any category of the listed perquisites and other personal benefits did not exceed the greater of $25,000 or 10% of total perquisites and other personal benefits for any NEO, except as follows: (i) $153,398 for relocation services including aircraft usage related to relocation, $25,755 for use of the Company aircraft, and $45,000 in charitable gift matching donations for Mr. Calhoun, (ii) $34,012 for use of Company aircraft and $30,000 in charitable gift matching donations for Mr. Smith; and (iii) $580,579 for relocation services for Mr. Deal.

(b)	Represents tax assistance, including associated gross-ups for relocation benefits based on business needs, provided pursuant to standard Company relocation policies.

(6)

Amount reflects the value of a cash sign-on bonus provided to Mr. D’Ambrose upon his hire in July 2020. This amount is subject to clawback if Mr. D’Ambrose voluntarily resigns or is dismissed for cause within one year of the date of payment.

2020 Grants of Plan-Based Awards

The following table provides information for each of our NEOs regarding 2020 annual and long-term incentive award opportunities, including the range of potential payouts under our incentive plans. Specifically, the table presents the 2020 grants of annual incentive awards, performance awards, RSUs (including our CEO’s supplemental performance-based RSUs granted in connection with his hire), and PBRSUs.

Name	Type of Award	Grant Date	Committee Action Date(1)	Number of Units Granted (#)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(2)		Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
					Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Calhoun	Annual Incentive(4)	—	—	—	—	—	—	—	—	—	—
	Performance Award	—	—	35,000	3,500,000	5,250,000	—	—	—	—	—
	RSUs	02/24/2020	02/23/2020	—	—	—	—	—	—	31,345	10,000,152
	Perf-based RSUs	02/24/2020	02/23/2020	—	—	—	—	—	—	21,988	7,014,942
	RSUs	02/24/2020	02/23/2020	—	—	—	—	—	—	5,485	1,749,907
	PBRSUs	02/24/2020	02/23/2020	—	—	—	1,224	4,897	9,794		1,750,105
Gregory D. Smith	Annual Incentive	—	—	—	1,322,500	2,645,000	—	—	—	—	—
	Performance Award	—	—	25,659	2,565,900	3,848,850	—	—	—	—	—
	RSUs	02/24/2020	02/23/2020	—	—	—	—	—	—	4,021	1,282,840
	PBRSUs	02/24/2020	02/23/2020	—	—	—	898	3,590	7,180	—	1,283,005
Leanne G. Caret	Annual Incentive	—	—	—	1,100,000	2,200,000	—	—	—	—	—
	Performance Award	—	—	18,450	1,845,000	2,767,500	—	—	—	—	—
	RSUs	02/24/2020	02/23/2020	—	—	—	—	—	—	2,892	922,649
	PBRSUs	02/24/2020	02/23/2020	—	—	—	645	2,581	5,162	—	922,406
Michael D’Ambrose	Annual Incentive(5)	—	—	—	720,000	1,440,000	—	—	—	—	—
	Performance Award	—	—	12,500	1,250,000	1.875.000	—	—	—	—	—
	RSUs	07/06/2020	06/04/2020	—	—	—	—	—	—	9,435	1,750,004
	RSUs	07/06/2020	06/04/2020	—	—	—	—	—	—	6,964	1,291,683
Stanley A. Deal	Annual Incentive	—	—		1,188,846	2,377,692	—	—	—	—	—
	Performance Award	—	—	21,935	2,193,500	3,290,250	—	—	—	—	—
	RSUs	02/24/2020	02/23/2020	—	—	—	—	—	—	3,438	1,096,842
	PBRSUs	02/24/2020	02/23/2020	—	—	—	767	3,069	6,138	—	1,096,808

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COMPENSATION OF EXECUTIVE OFFICERS

(1)

PBRSU and RSU awards approved by the Compensation Committee on Sunday, Feb. 23, 2020 had a grant date of Monday, Feb. 24, 2020, the first trading day following the date of the approval. Mr. D’Ambrose’s RSU awards approved by the Compensation Committee on June 4, 2020, had a grant date of July 6, 2020 (Mr. D’Ambrose’s date of hire).

(2)	Payouts of annual incentive awards and performance awards may range from $0 to the applicable maximum as set forth above. Therefore, we have omitted the “Threshold” column.

(3)

PBRSUs pay out in shares of Boeing stock based on Boeing’s TSR over a three-year period (beginning and ending in Feb.) relative to our peer group. TSR performance at (a) less than the 25th percentile results in a 0% payout, (b) at the 55th percentile results in a 100% payout, and (c) at or above the 95th percentile results in a 200% payout. Straight line interpolation is used to determine the payout level for performance between the 25th and 55th percentiles, and between the 55th and 95th percentiles.

(4)

Although Mr. Calhoun was eligible to receive an annual incentive award at no less than target value of $2,520,000 (pursuant to the terms of his hire), he voluntarily committed in March to receive no further pay for the year. Accordingly, the table above shows no annual incentive opportunity for Mr. Calhoun in 2020.

(5)

As agreed in connection with his hire in July 2020, Mr. D’Ambrose was eligible to receive an annual incentive award based on his annual rate of pay for 2020, rather than his eligible earnings during the year.

Annual Incentive Awards

The amounts shown for annual incentive awards represent the target and maximum amounts of annual cash incentive compensation that, depending on Company and individual performance, might have been paid to each NEO for 2020 performance. The actual amount paid for 2020 is included in the “Non-Equity Incentive Plan Compensation” column and corresponding footnote of the Summary Compensation Table on page 50. No annual incentive award was paid to Mr. Calhoun for 2020, due to his commitment in March 2020 to forego pay for the remainder of the year.

Annual incentive awards, if payable, may be deferred at the election of the executive. If employment is terminated due to death, disability, layoff or retirement during the year, the executive (or beneficiary) remains eligible to receive a payout based on actual eligible earnings during the year. Upon any other type of employment termination, all rights to the annual incentive awards would terminate completely. Annual incentive awards are described in further detail beginning on page 39.

Performance Awards

The amounts shown for performance awards represent the target and maximum amounts that, depending on performance results, would be payable to each NEO pursuant to performance awards granted in 2020. The performance awards shown are units that pay out based on the achievement of the Company’s free cash flow, revenue, and core EPS performance goals for the three-year period ending December 31, 2022. Each unit has an initial target value of $100. The amount payable at the end of the three-year performance period may range from $0 to $150 per unit, depending on Company performance (in prior years, the maximum amount payable with respect to each unit was $200 per unit). The Compensation Committee has the discretion to pay these awards in cash, stock or a combination of both. These awards may be deferred at the election of the executive. If employment is terminated due to death, disability, layoff or retirement during the performance period, the executive (or beneficiary) remains eligible to receive a pro-rated payout based on the number of months employed during the period. Upon any other type of employment termination, all rights to the performance awards would terminate completely. Performance awards are described in further detail on page 40.

Performance-Based Restricted Stock Units

The amounts shown for PBRSUs represent the threshold, target and maximum number of PBRSUs awarded to each NEO in 2020 and the grant date fair value of the PBRSUs determined in accordance with FASB ASC Topic 718. The grant date fair values are calculated using the average of the high and low prices on the grant date discounted to reflect the present value of future payments as well as the risks associated with the performance criteria. PBRSUs are earned based on Boeing’s TSR for the three-year performance period as measured against a group of peer companies set by the Compensation Committee. The final number of shares issuable at vesting pursuant to PBRSUs may range from 0% to 200% of the target amount depending on relative TSR performance. The threshold level of performance provides for payouts at 25% of target. If the threshold level is not achieved, no shares are issued. If employment is terminated due to death, disability, layoff or retirement during the performance period, the executive (or beneficiary) remains eligible to receive a pro-rated amount of shares based on the number of months employed during the period. Upon any other type of employment termination, all rights to the PBRSUs would terminate completely. PBRSUs are described in further detail on page 40.

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Restricted Stock Units

The amounts shown for RSUs represent the number of RSUs awarded to each NEO in 2020 and the grant date fair value of the RSUs determined in accordance with FASB ASC Topic 718. The grant date fair values are calculated using the average of the high and low prices on the grant date.

RSUs granted as part of our long-term incentive program vest and settle on a one-for-one basis in shares of stock on the third anniversary of the grant date. For RSUs granted prior to 2021, if an executive terminates employment due to death, disability, layoff or retirement, the executive (or beneficiary) would be eligible to vest in a pro-rated portion of the RSUs based on active employment during the three-year vesting period. Upon any other type of employment termination, all rights to the RSUs would terminate completely. RSUs are described in further detail on page 40. Beginning with long-term incentive RSUs granted in 2021, executives who terminate employment due to retirement after attaining at least age 62 with one year of service are eligible to continue vesting in their entire RSU award, and executives who terminate employment due to death or disability fully vest in their entire RSU award.

Supplemental RSUs may have different vesting terms than those granted under our long-term incentive program. During 2020, Mr. Calhoun and Mr. D’Ambrose received supplemental RSU grants in connection with their hires. These sign-on awards are described in more detail on page 44.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table provides information regarding outstanding stock options and unvested stock awards held by each of our NEOs as of December 31, 2020. Market values for outstanding stock awards, which include 2020 grants and prior-year grants, are based on the closing price of Boeing stock on December 31, 2020 of $214.06. Performance awards, which are not stock-based but which may be paid in shares of common stock at the Compensation Committee’s discretion, are not presented in this table. As of 2020 year-end, all outstanding options were exercisable.

	Option Awards				Stock Awards
Name	Grant Year	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
David L. Calhoun	—	—	—	—	58,818	(3)	12,590,581	1,224	(4)	262,009
Gregory D. Smith	—	—	—	—	63,759	(5)	13,648,252	2,420	(6)	518,025
	2013	19,402	75.97	2/25/2023	—		—	—		—
Leanne G. Caret	—	—	—	—	24,929	(7)	5,336,302	1,640	(8)	351,058
Michael D’Ambrose	—	—	—	—	16,399	(9)	3,510,370	—	(10)	—
Stanley A. Deal	—	—	—	—	33,802	(11)	7,235,656	1,679	(12)	359,407

(1)	The following table shows the aggregate number and market value of unvested Career Shares, RSUs, and Matching Deferred Stock Units, or MDSUs, held by each of the NEOs as of December 31, 2020.

	Number of Shares or Units of Stock That Have Not Vested (#)			Market Value of Shares or Units of Stock That Have Not Vested ($)

Name	Career Shares(a)	RSUs	MDSUs(b)	Career Shares(a)	RSUs	MDSUs(b)
David L. Calhoun	—	58,818	—	—	12,590,581	—
Gregory D. Smith	—	63,759	—	—	13,648,252	—
Leanne G. Caret	—	22,893	2,036	—	4,900,476	435,826
Michael D’Ambrose	—	16,399	—	—	3,510,370	—
Stanley A. Deal	4,320	20,883	8,599	924,739	4,470,215	1,840,702

(a)

Career Shares, which were granted prior to 2006, earn dividend equivalents that accrue in the form of additional Career Shares. Career Shares vest upon termination of employment due to retirement, death, disability, or layoff and are paid out in stock upon vesting.

(b)

Under the Matching Deferred Stock Units, or MDSU, program, which was discontinued in 2005, if an executive elected to defer certain compensation into Boeing deferred stock units (an unfunded stock unit account), we provided a 25% matching contribution when the awards vested that will be paid out in stock upon termination of employment due to retirement, death, disability, or layoff. MDSUs earn dividend equivalents that accrue in the form of additional MDSUs. MDSUs are paid under our Deferred Compensation Plan for Employees, which is described in further detail under “2020 Nonqualified Deferred Compensation” on page 56.

(2)	Assumes performance at threshold for PBRSUs granted in each of 2018, 2019 and 2020.

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COMPENSATION OF EXECUTIVE OFFICERS

(3)

Reflects (a)10,344 RSUs that vested on Feb. 24, 2021; (b) 10,344 RSUs that vest on Feb. 24, 2022; (c) 10,994 RSUs that vest at the earliest on Feb. 24, 2022 subject to the Company’s substantial achievement of specified performance goals described on page 44; (d) 10,994 RSUs that vest at the earliest on Feb. 24, 2023 subject to the Company’s substantial achievement of specified performance goals described on page 44; and (e) 16,142 RSUs that vest on Feb. 24, 2023.

(4)	Reflects 1,224 PBRSUs that vest on or around Feb. 2023.

(5)	Reflects (a) 3,693 RSUs that vested on Feb. 26, 2021; (b) 53,134 RSUs that vest on July 3, 2021; (c) 2,911 RSUs that vest on Feb. 25, 2022; and (d) 4,021 RSUs that vest on Feb. 24, 2023.

(6)

Reflects (a) 854 PBRSUs that vested on Feb. 16, 2021 and paid out at zero, based on our relative TSR performance over the vesting period; (b) 669 PBRSUs that vest on or around Feb. 2022; and (c) 897 PBRSUs that will vest on or around Feb. 2023.

(7)

Reflects (a) 2,036 MDSUs that vest as described in footnote (1) above; (b) 2,215 RSUs that vested on Feb. 26, 2021; (c) 2,099 RSUs that vest on Feb. 25, 2022; (d) 15,687 RSUs that vest on Feb. 26, 2022; and (e) 2,892 RSUs that vest on Feb. 24, 2023.

(8)

Reflects (a) 513 PBRSUs that vested on Feb. 16, 2021 and paid out at zero, based on our relative TSR performance over the vesting period; (b) 482 PBRSUs that vest on or around Feb. 2022; and (c) 645 PBRSUs that vest on or around Feb. 2023.

(9)	Reflects (a) 11,682 RSUs that vest on July 6, 2023; and (b) 4,717 RSUs that vest on July 6, 2024.

(10)	Mr. D’Ambrose has no outstanding PBRSUs since he joined the Company after the Feb. grant date of such awards.

(11)

Reflects (a) 4,320 Career Shares and 8,599 MDSUs that vest as described in footnote (1) above; (b) 1,881 RSUs that vested on Feb. 26, 2021; (c) 13,489 RSUs that vest on Feb. 27, 2021; (d) 2,075 RSUs that vest on Feb. 25, 2022; and (e) 3,438 RSUs that vest on Feb. 24, 2023.

(12)

Reflects (a) 435 PBRSUs that vested on Feb. 16, 2021 and paid out at zero, based on our relative TSR performance over the vesting period; (b) 477 PBRSUs that vest on or around Feb. 2022; and (c) 767 PBRSUs that vest on or around Feb. 2023.

Option Exercises and Stock Vested

The following table provides information for each of our NEOs regarding vesting of stock awards during 2020, other than Messrs. Calhoun and D’Ambrose, who did not vest in any stock awards during 2020. No NEOs exercised stock options in 2020.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Gregory D. Smith	14,655	4,644,391
Leanne G. Caret	42,809	13,620,810
Stanley A. Deal	22,288	6,741,116

(1)	Consists of RSUs and PBRSUs that vested during 2020, including shares withheld for payment of applicable taxes associated with the vesting.

(2)	Calculated based on the average of the high and low prices on the date of vesting.

2020 Pension Benefits

Ms. Caret and Messrs. Smith and Deal have earned benefits under the following pension plans:

•

the Pension Value Plan, or PVP, a pre-funded, qualified defined benefit plan generally available to salaried U.S. employees hired before 2009 who were not covered by certain collective bargaining agreements; and

•

the defined benefit Supplemental Executive Retirement Plan, or DB SERP, an unfunded, nonqualified defined benefit plan generally available to executives hired before 2008 and salaried U.S. employees hired before 2009 who have a PVP benefit.

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Benefits ceased to accrue under each of these plans at the end of 2015. In addition, Mr. Smith previously accrued a frozen benefit under the Boeing Toronto Supplemental Executive Retirement Income Plan, or Toronto SERIP. The following table provides information as of December 31, 2020 with respect to accumulated benefits under each of these plans and arrangements. No pension payments were made to any NEO during 2020. Messrs. Calhoun and D’Ambrose have no pension benefits under Company defined benefit pension plans.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)
Gregory D. Smith	Pension Value Plan	13.01	$651,944
	DB SERP	13.01	$1,442,031
	Toronto SERIP	9.52	$306,970
Leanne G. Caret	Pension Value Plan	27.63	$1,115,402
	DB SERP	27.63	$2,455,428
Stanley A. Deal	Pension Value Plan	28.06	$1,290,210
	DB SERP	28.06	$3,805,521

(1)

As of December 31, 2015, plan participants no longer accrue additional years of credited service, except in order to determine early retirement eligibility. The years of actual Company service are as follows: Mr. Smith, 30 years; Mr. Deal, 33 years; and Ms. Caret, 32 years.

(2)

Present values were calculated assuming no pre-retirement mortality or termination. The values for the PVP, the DB SERP and the Toronto SERIP are the actuarial present values as of December 31, 2020 of the benefits earned as of that date and payable as a single life annuity beginning at age 65 for the PVP and SERP excess benefit, age 62 for the DB SERP supplemental target benefit and age 55 for the Toronto SERIP. The discount assumption is 2.46% for the PVP, 2.39% for the DB SERP and 2.40% for the Toronto SERIP. The post-retirement mortality assumption is Boeing specific mortality for the PVP and DB SERP, and UP 1994 fully generational for the Toronto SERIP.

In order to determine changes in pension values for the Summary Compensation Table on page 50, the values of these benefits were also calculated as of December 31, 2019. For the values as of December 31, 2019, the discount assumption was 3.24% for the PVP, 3.20% for the DB SERP and 3.00% for the Toronto SERIP, which were the assumptions used for financial reporting purposes for 2019. Other assumptions used to determine the value as of December 31, 2019 were the same as those used for December 31, 2020. The assumptions reflected in this footnote are the same as those used for the PVP, the DB SERP and the Toronto SERIP for financial reporting purposes.

The amount of the PVP benefit is based on the participant’s pay and service through the end of 2015. PVP participants earned annual benefit credits prior to the ceasing of accruals. Interest credits on the account balance continue to be applied based on the yield of the 30-year U.S. Treasury bond in effect during November of the previous year, except that the rate may not be lower than 5% or higher than 10%. Normal retirement age under the PVP is 65, and pension benefits vested after three years of service. Several forms of payment are available to participants, including a single lump sum. To determine a participant’s annual pension benefit upon retirement from the Company, the participant’s accumulated benefit credits are divided by a conversion factor of 11. Participants who have at least ten years of service and are at least age 55, or at least one year of service and are at least age 62, are eligible for early retirement. Enhanced early retirement benefits are available to participants on amounts that accrued during 2014 and 2015, and early retirement benefits are retained for amounts transferred to the PVP from certain heritage plans. Mr. Deal was eligible for early retirement during 2020. Participants who terminate employment before they are eligible for early retirement will receive a reduced benefit depending on the age they begin to receive the benefit. The reduced benefit is determined by dividing the accumulated benefit credits by 11 plus 0.4 for each year before age 65 that the benefit commences. For example, the factor for benefit commencement at age 60 for a participant whose employment terminates before retirement is 13 rather than 11.

The DB SERP provides an excess benefit equal to additional amounts the PVP would have paid absent limitations mandated by U.S. federal tax laws. For participants hired before 2008, including Ms. Caret and Mr. Deal, the DB SERP pays the greater of the excess benefit or a supplemental target benefit that may enhance the benefits that would otherwise have been received under the PVP absent these limitations. For participants hired during 2008, including Mr. Smith, the DB SERP pays only the excess benefit. Unmarried participants receive the DB SERP benefit as a single life annuity. Married participants can elect to receive the DB SERP benefit as a single life annuity or a 50%, 75% or 100% joint and survivor annuity that is actuarially equivalent to the single life annuity. Under the DB SERP, the supplemental target benefit would be reduced 0.25% for each month the participant retires prior to age 62 and 0.5% for each month the benefit commences prior to age 65 if the participant terminates employment prior to being eligible for early retirement. The DB SERP benefits are subject to forfeiture and clawback for five years following an executive’s termination if the executive is determined to be in competition with a significant aspect of our business or commits certain criminal acts. DB SERP benefits accrued after 2007 are also subject to forfeiture and clawback if the executive solicits or attempts to solicit our employees, representatives or consultants to work for the executive or a third party without our consent, or disparages us, our products or our employees.

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COMPENSATION OF EXECUTIVE OFFICERS

The Toronto SERIP provides an excess benefit equal to the additional amounts participants would have received under a Canadian subsidiary pension plan absent limitations by applicable Canadian laws. Mr. Smith’s Toronto SERIP benefit would be reduced for each year that he retires before age 65 by the lesser of 2.5% per point before attaining 85 points (based on age plus years of service), 2.5% per year before attaining age 65 and 6.0% per year before attaining age 62.

2020 Nonqualified Deferred Compensation

Deferred Compensation Plan

Our Deferred Compensation Plan for Employees is a nonqualified, unfunded defined contribution plan under which eligible executives (prior to 2019) were permitted to defer up to 50% of base salary, 100% of annual incentive awards and 100% of performance awards. Notional investment elections available under the Deferred Compensation Plan include an interest-bearing account, a Boeing stock fund, and other investment funds that track many of the funds available to employees under our 401(k) plan. The interest-bearing account is credited with interest daily at a rate that is equal to the mean between the high and the low yields on AA-rated industrial bonds as reported by Moody’s Investors Service, Inc. during the first 11 months of the preceding year, rounded to the nearest 1/4 of one percent. The rate was 3.5% for 2020 and is 2.5% for 2021. Executives may change how deferrals are invested in the funds at any time, subject to insider trading rules and other Deferred Compensation Plan restrictions that limit the transfer of funds into or out of the Boeing stock fund.

Executives choose how and when to receive payments under the Deferred Compensation Plan. Executives may elect either one lump sum payment or annual payments over two to 15 years. Annual payments are calculated based on the number of years of remaining payments. Payments to an executive under the Deferred Compensation Plan begin on the later of the January following (1) the age the executive elected or (2) the year when the executive separates from service with us, as defined in the Deferred Compensation Plan (generally, when the executive’s employment with us ends). The Deferred Compensation Plan was frozen to new contribution elections effective January 1, 2019. The features of the Deferred Compensation Plan were incorporated into our Executive Supplemental Savings Plan effective January 1, 2019.

Executive Supplemental Savings Plan

Our Executive Supplemental Savings Plan, or Executive SSP, is a nonqualified, unfunded defined contribution plan that is intended to supplement the retirement benefits of eligible executives under the 401(k) plan. The Executive SSP has three components in which elected officers of the Company, including our NEOs, can participate: a restoration benefit component, an executive SSP+ component, and an elective deferral component previously provided under our now-frozen Deferred Compensation Plan.

The restoration benefit component allows eligible executives to receive Company contributions that would otherwise exceed Internal Revenue Code limits under the 401(k) plan. The executive SSP+ component provides eligible executives with Company contributions to the Executive SSP totaling 3%, 4% or 5% (depending on age) of annual incentive compensation.

Investment elections available under the Executive SSP are the same as those available under the Deferred Compensation Plan described above. Payments to an executive under the Executive SSP (which will be either one lump sum payment or annual payments over two to 15 years based on the executive’s election) begin on the later of (1) the January following the age the executive elected and (2) the January after the executive separates from service with us, as defined in the Executive SSP (generally, when the executive’s employment with us ends). Annual payments are calculated based on the number of years of remaining payments.

Benefits accrued under the executive SSP+ component attributable to contributions made on or after January 1, 2017 (as well as certain benefits accrued under a feature of the Executive SSP known as the DC SERP, which was terminated for elected officers as of January 1, 2020) are subject to forfeiture and clawback if the executive (1) is determined to be in competition with a significant aspect of our business, (2) commits certain criminal acts, (3) solicits or attempts to solicit our employees, representatives or consultants to work for the executive or a third party without our consent, (4) disparages us, our products or our employees or (5) uses or discloses the Company’s proprietary or confidential information. These forfeiture and clawback provisions continue to apply for five years after the executive’s termination of employment.

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2020 Deferred Compensation Table

The following table provides information regarding aggregate executive and Company contributions, aggregate earnings for 2020 and year-end account balances under the Deferred Compensation Plan and the Executive SSP for our NEOs who participate in those plans. Messrs. Calhoun, Smith and D’Ambrose have never participated in the Deferred Compensation Plan (which has been frozen to new contribution elections since January 1, 2019), and Messrs. Calhoun and D’Ambrose have never participated in the Executive SSP.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)

Gregory D. Smith	Executive Supplemental Savings Plan	186,154	102,385	298,339	3,422,189

Leanne G. Caret	Deferred Compensation Plan	—	—	185,616	10,477,139
	Executive Supplemental Savings Plan	57,200	78,650	41,124	1,283,715

Stanley A. Deal	Deferred Compensation Plan	—	—	(392,692)	6,604,358
	Executive Supplemental Savings Plan	99,953	91,624	404,745	2,377,968

(1)	Amounts reflect elective deferrals of 2020 salary.

(2)	Amounts reflect Company contributions under the Executive SSP.

(3)

Amounts reflect dividends on deferred stock units and changes in the market value of the underlying stock, interest credited on interest account holdings, and change in value of other investment holdings.

(4)

Reflects year-end account balances of deferred compensation, including deferrals of certain equity awards granted or earned prior to 2006. Of the amounts in this column, the following amounts were also included in the “Total Compensation” column of the Summary Compensation Table for 2020 and prior years:

Name	Plan Name	Reported for 2020 ($)	Reported for years prior to 2020 ($)	Total ($)

Gregory D. Smith	Executive Supplemental Savings Plan	288,539	2,491,632	2,780,171

Leanne G. Caret	Executive Supplemental Savings Plan	135,850	320,291	456,141

Stanley A. Deal	Executive Supplemental Savings Plan	191,577	1,008,820	1,200,397

Potential Payments upon Termination

Executive Layoff Benefit Plan

Our NEOs are eligible to participate in the Boeing Executive Layoff Benefit Plan, or the Layoff Plan, which provides the following benefits to eligible executives who are terminated involuntarily as a result of a job elimination and meet the other plan requirements for a qualifying layoff:

•	one year of base salary; plus

•	an annual incentive award, subject to Company performance; minus

•	if applicable, any amounts payable pursuant to an individual employment, separation or severance agreement.

Layoff Plan benefits are subject to forfeiture and clawback for five years following an executive’s termination of employment if the executive (1) engages in an activity that is determined to be in competition with a significant aspect of our business, (2) commits certain criminal acts, (3) solicits or attempts to solicit our employees, representatives or consultants to work for the executive or a third party without our consent, (4) disparages us, our products or our employees or (5) uses or discloses the Company’s proprietary or confidential information.

Table I: Estimated Potential Incremental Payments Upon Termination of Employment

Table I sets forth the estimated incremental compensation payable to our NEOs upon termination of employment in the event of layoff, retirement, disability or death. The amounts shown assume that each such NEO ceased to be employed by the Company as of December 31, 2020, the price of Boeing stock as of termination was the closing price of $214.06 on December 31, 2020 and, in the case of PBRSUs and performance awards, performance was at target.

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COMPENSATION OF EXECUTIVE OFFICERS

In the event of termination of employment due to layoff, retirement upon attaining age 55 with ten years of service or age 62 with one year of service, death or disability, each NEO would receive any or all of the following benefits as reflected in Table I:

•	Cash severance pursuant to a qualifying layoff under the Layoff Plan;

•	Pro rata vesting of PBRSUs, to the extent earned, and RSUs granted under the long-term incentive program based on the number of months employed during the three-year performance period;

•	Vesting of any supplemental time-vested RSUs, other than in the case of retirement;

•	Vesting of Mr. Calhoun’s supplemental performance-based RSUs granted in connection with his hire, other than in the case of layoff or retirement;

•	Distribution of shares of Boeing stock represented by Career Shares;

•	Continued eligibility for performance awards, which will be paid pro rata to the extent earned based on the number of months employed during the relevant performance period;

•	Continued eligibility for tax preparation services through the calendar year following year of termination;

•	Life insurance benefit equal to three times base salary up to $6 million; and

•	Outplacement services.

Table I excludes the following amounts:

•	Pension and nonqualified deferred compensation benefits, which are set forth in the 2020 Pension Benefits and 2020 Nonqualified Deferred Compensation tables beginning on page 54; and

•	Benefits generally available to salaried employees, such as distributions under our 401(k) plan, certain disability benefits, and accrued vacation.

Name and Benefits	Layoff ($)	Retirement ($)(1)	Disability ($)	Death ($)
David L. Calhoun
Cash Severance(2)	—	—	—	—
PBRSUs	291,181	—	291,181	291,181
RSUs	326,144	—	3,151,888	3,151,888
Performance Awards	1,166,667	—	1,166,667	1,166,667
MDSUs	—	—	—	—
Life Insurance Death Benefit	—	—	—	4,200,000
Tax Preparation Services	8,300	—	8,300	8,300
Outplacement Services	7,500	—	—	—
Gregory D. Smith
Cash Severance	1,996,400	—	—	—
PBRSUs	1,254,074	—	1,254,074	1,254,074
RSUs	12,740,330	—	12,740,330	12,740,330
Performance Awards	4,954,692	—	4,954,692	4,954,692
Life Insurance Death Benefit	—	—	—	3,450,000
Tax Preparation Services	8,300	—	8,300	8,300
Outplacement Services	7,500	—	—	—
Leanne G. Caret
Cash Severance	1,946,000	—	—	—
PBRSUs	820,215	—	820,215	820,215
RSUs	4,252,264	—	4,252,264	4,262,283
Performance Awards	3,262,283	—	3,262,283	3,262,283
MDSUs	435,826	—	435,826	435,826
Life Insurance Death Benefit	—	—	—	3,000,000
Tax Preparation Services	8,300	—	8,300	8,300
Outplacement Services	7,500	—	—	—

58	2021 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

Name and Benefits	Layoff ($)	Retirement ($)(1)	Disability ($)	Death ($)
Michael D’Ambrose
Cash Severance(2)	—	—	1,260,800	1,260,800
RSUs	2,226,700	—	2,226,700	2,226,700
Performance Awards	381,944	—	381,944	381,944
Life Insurance Death Benefit	—	—	—	2,400,000
Tax Preparation Services	—	—	—	—
Outplacement Services	7,500	—	—	—
Stanley A. Deal
Cash Severance	1,801,800	—	—	—
PBRSUs	783,909	783,909	783,909	783,909
RSUs/Career Shares	4,668,328	1,780,832	4,668,328	4,668,328
Performance Awards	3,124,636	3,124,636	3,124,636	3,124,636
MDSUs	1,840,702	1,840,702	1,840,702	1,840,702
Life Insurance Death Benefit	—	—	—	3,300,000
Tax Preparation Services	10,727	10,727	10,727	10,727
Outplacement Services	7,500	—	—	—

(1)	None of our NEOs, other than Mr. Deal, were retirement-eligible as of December 31, 2020 (defined as at least age 55 with ten years of service, or age 62 with one year of service).

(2)	As Messrs. Calhoun and D’Ambrose were hired in 2020, they were not eligible, as of December 31, 2020, for benefits under our Layoff Plan, which requires at least one year of service.

Table II: Estimated Potential Annual DB SERP Payments Upon Termination of Employment

Table II below shows the estimated DB SERP benefits payable for the employment termination reasons given in the corresponding columns for each of the listed NEOs. PVP payments, which are generally available to salaried employees hired before 2009, are not set forth in the table below. There are no additional disability benefits provided under the DB SERP.

Table II shows the annual DB SERP annuity that would have been received after a termination of employment on December 31, 2020, expressed as a life annuity, and the present value of such annuity benefit (based on the same factors used for the 2020 Pension Benefits table on page 54). The present value of Mr. Deal’s benefit was calculated assuming a benefit commencement date of December 31, 2020. The present values of Mr. Smith’s and Ms. Caret’s benefits were calculated assuming a benefit commencement date upon their attainment of age 55. Messrs. Calhoun and D’Ambrose have never participated in the Company’s defined benefit pension plans.

Name	Benefit Payable Upon Termination Due to Retirement, Layoff or Disability(1) Annuity/Present Value	Death Benefit Payable to Spouse(2) Annuity/Present Value
Gregory D. Smith	$97,927 / $2,005,175(3)	$38,435 / $1,162,436(4)
Leanne G. Caret	$52,814 / $1,109,145	$24,005 / $484,484
Stanley A. Deal	$201,433 / $4,037,694	$184,009 / $3,499,845

(1)

Mr. Deal was eligible for retirement benefits under the DB SERP as of December 31, 2020. Mr. Smith and Ms. Caret are not eligible to commence benefits under the DB SERP; however, if they were laid off, they would commence benefits at age 55 using the early retirement reduction factors as if retiring from active status. Messrs. Calhoun and D’Ambrose were not eligible to participate in the DB SERP.

(2)

If the participant dies while an active employee and eligible for retirement, the death benefit paid is a 100% surviving spouse annuity. If the participant is an active employee and not eligible for retirement, the death benefit is a 50% surviving spouse annuity. Surviving spouse annuities commence as of the month after death.

(3)

For Mr. Smith, $82,761 of the annuity amount is related to the DB SERP and $15,166 is related to the Toronto SERIP. $1,698,205 of the present value amount is related to the DB SERP and $306,970 of the present value amount is related to the Toronto SERIP. The amount shown is what would be paid starting at age 55 for all termination reasons except layoff and death. The DB SERP provides that if a participant is laid off on or after age 49 with at least ten years of service, the benefit payable at age 55 will be calculated using the more generous factors for early retirement from active employment. If Mr. Smith were laid off as of

2021 Proxy Statement	59

COMPENSATION OF EXECUTIVE OFFICERS

December 31, 2020, this layoff provision would have applied to his DB SERP benefit, and at age 55 he would be paid $91,548 annually and the present value of that annuity would be $1,878,512.

(4)

The annuity amount is related to the DB SERP, because benefits under the Toronto SERIP must be paid in a lump sum. $795,477 of the present value amount is related to the DB SERP and $366,959 of the present value amount is related to the Toronto SERIP.

(5)

For Ms. Caret, the amount shown is what would be paid starting at age 55 for all termination reasons except layoff and death. The DB SERP provides that if a participant is laid off on or after age 49 with at least ten years of service, the benefit payable at age 55 will be calculated using the more generous factors for early retirement from active employment. If Ms. Caret were laid off as of December 31, 2020, this layoff provision would have applied to her DB SERP benefit and at age 55 she would be paid $125,258 annually and the present value of that annuity would be $2,630,563.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of our CEO.

For 2020, the annual total compensation of our median employee was $133,800, and the annual total compensation of our CEO, Mr. Calhoun, was $21,074,052 as reported in the Summary Compensation Table on page 50. Based on this information, we estimated that our CEO’s 2020 total compensation was 158 times that of our median employee. Although Mr. Calhoun’s base salary rate was set at $1,400,000 upon his hire in January 2020, he declined any payments of base salary following his March 2020 commitment to forego pay for the remainder of the year, and similarly declined to receive any annual incentive award payout for 2020. The bulk of Mr. Calhoun’s total compensation for 2020 consisted of the sign-on equity awards he received in connection with his hire in January 2020, which had a combined grant date value of $17,015,094, are subject to multi-year vesting requirements, were not granted as part of our ongoing executive compensation program and are not expected to recur. The median employee’s 2020 total compensation was calculated in the same manner as would be required by Item 402(c)(2)(x) of Regulation S-K if the employee was a NEO for 2020, and the 2020 annual total compensation of the CEO represents the amount reported in the “Total” column of the Summary Compensation Table on page 50.

As required by SEC rules, we conducted our median employee analysis again in 2020 after three years from our initial determination. Our median employee was identified for the twelve-month period ending September 30, 2020, based on our full-time, part-time and temporary employees (including employees of our consolidated subsidiaries) in the U.S. and all foreign jurisdictions in which we operate other than Belgium, the Czech Republic, Denmark, France, Germany, Hungary, Ireland, Israel, Italy, Netherlands, Norway, Poland, Spain, Sweden and the United Kingdom. These excluded employees represented less than 5% of our total employees, consistent with the SEC’s de minimis exclusion guidance. The total employee population used for identifying our median employee was approximately 137,558.

We first determined each employee’s federal taxable wages (or its equivalent for non-U.S. employees) for the twelve-month period noted above, as reflected in our payroll records and systems. We then identified our median employee from our employee population based on this compensation measure. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

60	2021 Proxy Statement

RATIFY THE APPOINTMENT OF INDEPENDENT AUDITOR (ITEM 3)

PROPOSAL SUMMARY

Shareholders are being asked to ratify the selection of Deloitte & Touche LLP (Deloitte), an independent registered public accounting firm, to serve as our independent auditor for 2021.

The Board recommends that you vote FOR this proposal.

The Audit Committee is directly responsible for the appointment, compensation (including pre-approval of the audit fee), retention and oversight of the independent registered public accounting firm that audits Boeing’s financial statements and internal controls over financial reporting. The Audit Committee engaged in a comprehensive review of Deloitte’s performance during the engagement for the 2020 audit in connection with its consideration of whether to reappoint Deloitte for the 2021 audit. In addition, the Audit Committee considered, among other things, Deloitte’s extensive knowledge of and expertise in Boeing’s complex, global operations, the qualifications of key members of the engagement team including the lead partner, Deloitte’s robust rotation policy with respect to its engagement team, the quality of Deloitte’s communications with the Audit Committee, management, and the internal auditors, Deloitte’s tenure as independent auditor, external data and the appropriateness of Deloitte’s fees. Based on the results of this review, the Audit Committee and the Board believe that the retention of Deloitte as independent auditor is in the best interests of Boeing and its shareholders. Accordingly, the Audit Committee has reappointed Deloitte to serve as our independent auditor for 2021.

The Audit Committee submits its selection of our independent auditor to shareholders for ratification. If the shareholders do not ratify the selection of Deloitte, the Audit Committee will review its future selection of an independent auditor in light of that result. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time.

For additional information concerning the Audit Committee and its activities with Deloitte, see “Independent Auditor Fees” and “Audit Committee Report” set forth below. Representatives of Deloitte are expected to be present at the annual meeting, where they will have an opportunity to make a statement and be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

Independent Auditor Fees

The following table sets forth the aggregate fees billed or expected to be billed to us by Deloitte for the fiscal years 2020 and 2019:

	Fees (in millions)
Services Rendered	2020	2019
Audit Fees(1)	$31.9	$31.1
Audit-Related Fees(2)	$0.3	$0.5
Tax Fees	—	—
All Other Fees(3)	$0.1	$0.1

(1)

For professional services rendered for the audits of our financial statements included in our Annual Report on Form 10-K for 2020 and 2019, and reviews of our financial statements included in our Quarterly Reports on Form 10-Q during 2020 and 2019. Includes fees for statutory audits of $5.5 million in 2020 and $5.2 million in 2019.

(2)

Fees in 2020 and 2019 relate to accounting consultations and other pre-acquisition services, comfort letters and consents in connection with funding transactions or other registration statements, compliance reports and other agreed upon procedures.

(3)	Fees in 2020 and 2019 relate to human resource and accounting research database subscription services, and translation services. Fees in 2020 also include XBRL conversion services.

2021 Proxy Statement	61

RATIFY THE APPOINTMENT OF INDEPENDENT AUDITOR (ITEM 3)

All of the audit, audit-related, tax and other services are pre-approved by the Audit Committee. The amounts shown in the above table do not include fees paid to Deloitte by our employee benefit plans in connection with audits of the plans. Such fees amounted to approximately $1.0 million in 2020 and $1.0 million in 2019. Although employee benefit plan fees charged directly to the plans do not require pre-approval by the Audit Committee, they were pre-approved. The Audit Committee has concluded that Deloitte’s provision of non-audit services is compatible with maintaining Deloitte’s independence.

The Audit Committee has adopted a policy governing its pre-approval of audit and non-audit services to be provided by our independent auditor. Pursuant to this policy, the Audit Committee (or, in the case of services involving fees of less than $250,000, the Chair of the Audit Committee) must pre-approve all audit and non-audit services to be provided by the independent auditor. Permitted audit services may include, among other things, audit, review or attestation services required under the securities laws, opinions on our financial statements and internal control systems and processes and other services performed to fulfill the independent auditor’s responsibility under generally accepted auditing standards. Permitted non-audit services may include, among other things, comfort letters, consultations, tax services, database subscriptions and translation services. The Office of the Corporate Controller periodically provides written updates to the Audit Committee on fees for audit and non-audit services.

Audit Committee Report

The Audit Committee serves as the representative of the Board for general oversight of Boeing’s financial accounting and reporting, systems of internal control, audit process, and compliance standards. Management is responsible for the financial reporting process, establishing and maintaining adequate internal financial controls, and preparing the financial statements. The independent auditor is responsible for performing independent audits of those financial statements and internal controls over financial reporting and for expressing an opinion on the conformity of Boeing’s audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of Boeing’s internal controls over financial reporting.

In this context, the Audit Committee hereby reports as follows:

1.

The Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements for the year ended December 31, 2020, including discussions related to critical accounting policies, financial reporting principles and practices, the reasonableness of significant judgments and estimates, and the effectiveness of internal control over financial reporting.

2.	The Audit Committee has discussed with Deloitte the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communication with Audit Committees.

3.

The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

4.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

Each member of the Audit Committee meets the independence and financial literacy requirements of the SEC and the NYSE. The Board has determined that all members of the Audit Committee – Mses. Doughtie and Good and Messrs. Bradway, Johri, and Williams – qualify as audit committee financial experts under SEC rules.

Audit Committee Lynn J. Good, Chair Robert A. Bradway Lynne M. Doughtie Akhil Johri Ronald A. Williams

62	2021 Proxy Statement

STOCK OWNERSHIP INFORMATION

Directors and Executive Officers

The following table sets forth, as of February 19, 2021, beneficial ownership of Boeing stock of each director, director nominee and NEO, and all directors and executive officers as a group. The table also sets forth stock units held by such persons pursuant to our compensation and benefit plans. Each director, director nominee and NEO, and all directors and executive officers as a group, owned less than 1% of the outstanding Boeing stock as of February 19, 2021.

Directors and Nominees	Shares Beneficially Owned		Stock Units(1)	Total
Robert A. Bradway	0		6,183	6,183
Arthur D. Collins Jr.	0		45,542	45,542
Lynne M. Doughtie	0		0	0
Edmund P. Giambastiani Jr.	0		17,623	17,623
Lynn J. Good	483		7,277	7,760
Akhil Johri	150		1,545	1,695
Lawrence W. Kellner	2,500		11,752	14,252
Steven M. Mollenkopf	1,152		1,545	2,697
John M. Richardson	0		1,438	1,438
Susan C. Schwab	1,853		17,756	19,609
Ronald A. Williams	4,200	(2)	20,541	24,741
Named Executive Officers	Shares Beneficially Owned(3)		Stock Units(4)	Total
David L. Calhoun*	2,450		100,043	102,493
Gregory D. Smith	110,639	(6)	75,348	185,987
Leanne G. Caret	36,355		38,780	75,135
Michael D’Ambrose	0		23,816	23,816
Stanley A. Deal	22,865		44,696	67,561
All directors and executive officers as a group (25 people)	333,282		583,037 (7)	916,319

*	Also serves as a director.

(1)	Consists of stock units credited to the account of the nonemployee director under our Deferred Compensation Plan for Directors. See “Compensation of Directors” beginning on page 27.

(2)	Consists of shares held in trust for members of Mr. Williams’ family.

(3)	Includes shares held in the VIP, as well as shares issuable upon the exercise of stock options that are vested as of, or will vest within 60 days of, Feb. 29, 2020 as set forth in the table below.

Number of Shares
Gregory D. Smith	20,147
Stanley A. Deal	1,351
All directors and executive officers as a group (25 people)	48,269

(4)	Consists of RSUs, Career Shares, MDSUs and deferred stock units, if any, held by the NEO.

(6)	Includes 62 shares held by Mr. Smith’s spouse.

(7)	Consists of RSUs, Career Shares, MDSUs, retainer stock units and deferred stock units held by all directors and executive officers as a group.

2021 Proxy Statement	63

STOCK OWNERSHIP INFORMATION

Principal Shareholders

The following table sets forth information as to any person known to us to be the beneficial owner of more than 5% of Boeing stock as of December 31, 2020. Information is based on a review of filings made with the SEC on Schedule 13G. As of December 31, 2020, there were 582,281,267 shares of Boeing stock outstanding.

Name and Address	Shares Beneficially Owned	Percent of Stock Outstanding
Newport Trust Company 815 Connecticut Avenue, NW Suite 510 Washington, D.C. 20006	49,550,937(1)	8.5%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	41,091,451(2)	7.1%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	31,244,004(3)	5.4%

(1)

As of December 31, 2020, Newport Trust Company had sole dispositive and voting power with respect to 15,405,726 shares of Boeing stock and shared dispositive power with respect to 34,145,211 shares of Boeing stock.

(2)

As of December 31, 2020, The Vanguard Group had sole dispositive power with respect to 38,864,562 shares of Boeing stock, shared voting power with respect to 822,212 shares of Boeing stock and shared dispositive power with respect to 2,226,889 shares of Boeing stock.

(3)	As of December 31, 2020, BlackRock, Inc. had sole voting power with respect to 28,138,390 shares of Boeing stock and sole dispositive power with respect to 31,244,004 shares of Boeing stock.

64	2021 Proxy Statement

SHAREHOLDER PROPOSALS

PROPOSAL SUMMARIES

ITEM 4 — ADDITIONAL REPORT ON LOBBYING ACTIVITIES. Shareholders are being asked to vote on a shareholder proposal calling for additional disclosure of Boeing’s lobbying activity.

ITEM 5 — WRITTEN CONSENT. Shareholders are being asked to vote on a shareholder proposal to enable shareholders to act by written consent.

The Board recommends that you vote AGAINST both of these proposals.

The following shareholder proposals will be voted on at the annual meeting if properly presented. Some of these shareholder proposals contain assertions about Boeing that we believe are incorrect. We have not attempted to refute all of the inaccuracies. We will provide the name, address and number of shares of Boeing stock held by each proponent promptly upon written or oral request by any shareholder to the Corporate Secretary.

Shareholder Proposal — Additional Report on Lobbying Activities (Item 4)

Whereas, we believe in full disclosure of Boeing’s direct and indirect lobbying activities and expenditures to assess whether Boeing’s lobbying is consistent with its expressed goals and in shareholders’ best interests.

Resolved, the shareholders of Boeing request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Boeing used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Boeing’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of management’s and the Board’s decision-making process and oversight for making payments described above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Boeing is a member. Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Boeing’s website.

Supporting Statement

After the 737 Max jet crashes, Boeing’s lobbying and ties with the Federal Aviation Administration have raised questions of regulatory capture and lapses in oversight.1 Boeing spent $166,670,000 from 2010 — 2019 on federal lobbying and ranks as the 9th largest spender since 1998 (opensecrets.org). This does not include state lobbying, where Boeing also lobbies but disclosure is uneven or absent. For example, in the state of Washington, Boeing’s lobbying to preserve $8.7 billion in tax breaks has drawn scrutiny.2

Boeing belongs to the Business Roundtable, National Association of Manufacturers and US Chamber Commerce, which together spent $111,845,000 on lobbying for 2019. While Boeing discloses some trade association memberships, it does not disclose its payments to trade associations and amounts used for lobbying. And Boeing’s disclosure also leaves out social welfare organizations, which can also lobby.

According to the 2020 Axios Harris Poll 100, Boeing suffered the biggest reputation decline, falling 65 places to 84th.3 We are concerned that Boeing’s lack of disclosure presents additional reputational risk when its lobbying contradicts company public positions. For example, Boeing supported COVID-19 recovery and relief efforts, but the Chamber of Commerce directly lobbied against the Administration’s use of the Defense Production Act to speed production of life- saving personal protective equipment for workers.4 And Boeing believes in addressing climate change, yet the Chamber undermined the Paris climate accord.

We support transparency and accountability in Boeing’s spending on lobbying. Thus, we urge Boeing to expand its lobbying disclosure.

[1]	https://www.pogo.org/analysis/2019/03/how-the-faa-ceded-aviation-safety-oversight-to-boeing/.
[2]	https://www.reuters.com/article/us-boeing-incentives/boeing-lobby-group-team-up-to-defend-8-7-billion-in-state- tax-breaks-idUSKBN14U23V.
[3]	https://www.prnewswire.com/news-releases/clorox-hershey-amazon-publix-general-mills-top-axios-harris-poll- 100-with-best-reputations-of-most-visible-companies-301103022.html.
[4]	https://chamberofcommercewatch.org/2054-2/.

2021 Proxy Statement	65

SHAREHOLDER PROPOSALS

Board of Directors’ Statement Against the Shareholder Proposal

Boeing is deeply committed to political transparency. We have a public website, www.boeing.com/company/key-orgs/government-operations/#/political, devoted to providing a comprehensive overview of our corporate political activity, including board oversight, our lobbying activity, our political action committee contributions, and our largest trade association memberships. We enhanced our website last year based on shareholder input to add even more disclosure, and we plan additional enhancements in 2021 to make it even more user-friendly. In fact, our publicly available political disclosures are so comprehensive that we have been highlighted for the last four years as a “trendsetter” in corporate political disclosures by the CPA-Zicklin Index of Corporate Political Disclosure and Accountability. For those reasons and the additional ones below, and after consulting with many of our shareholders, the Board recommends that you vote AGAINST Item 4.

The Board believes that its demonstrated, long-standing record of political transparency renders the proposal unnecessary.

We believe that vigorous engagement in public policy debates at the federal, state, and local levels is critical to Boeing’s long-term success. We also work with trade, industry, and civic groups that provide technical, business, professional, and related expertise. However, as stated above, the Board believes that these activities must always be transparent and reflect our values. As a result, Boeing has a long-standing practice of transparency into—and extensive oversight of—any political expenditures by the Company, as evidenced by the 2020 CPA-Zicklin Index of Corporate Political Disclosure and Accountability for the fourth consecutive year listed Boeing as a “trendsetter” for its efforts with respect to political transparency and accountability. We also have a record of maintaining extensive policies and procedures with respect to our lobbying and advocacy activities, including:

•

Boeing makes publicly available reports that detail all Boeing lobbying expenditures, issues lobbied on, government entities lobbied, Company lobbyists, and expenditures of The Boeing Political Action Committee, a voluntary, non-partisan, employee-sponsored political action committee;

•

Boeing’s website describes policies and procedures for Company political contributions, including Board oversight procedures and other internal authorizations required before contributions may be made;

•	Boeing’s Executive Vice President, Government Operations, reports regularly to the Board on Boeing’s lobbying and other advocacy activities;

•

Boeing has not made any contributions from corporate funds to state or local candidates, political parties, or ballot initiatives in the last eight years, and Boeing has currently paused all contributions from its political action committee; and

•	Boeing prohibits trade associations and other third-party organizations from using Boeing’s funds for any election-related political expenditure.

In addition, we continue to seek ways to extend and enhance our commitment to transparency in this area. Recent actions we’ve taken include:

•	In 2020, the Company began disclosing the names of trade associations to which Boeing paid dues of $50,000 or more during the prior year.

•	In 2021, we intend to enhance our website to make it even more user friendly.

•

Finally, on January 13, 2021, the Company announced the pause of political contributions from The Boeing Political Action Committee in light of the events of January 6, 2021. While we acknowledge that this proposal’s focus is on political advocacy rather than direct political contributions, the Board believes that this suspension reflects the Company’s deep understanding of the importance of always conducting its activities in this area in a responsible and transparent manner.

Based on that combined record, the Board believes that a proposal seeking an additional report containing much of the same data we already disclose would not add value to shareholders, yet would result in the expenditure of additional resources by the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

66	2021 Proxy Statement

SHAREHOLDER PROPOSALS

Shareholder Proposal — Written Consent (Item 5)

Proposal 5 – Adopt Proposal that Won our 44% Support in 2020 – Written Consent

Shareholders request that our board of directors take the steps necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to give shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any appropriate topic for written consent.

This proposal topic won 95%-support at Dover Corporation and 88%-support at AT&T.

Taking action by written consent is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director. The right for shareholders to act by written consent is gaining acceptance as a more important right than the right to call a special meeting. New directors are important for Boeing. Boeing is too slow in replacing directors associated with the Boeing 737 MAX crisis.

The Fortune article, “Governance Experts on Boeing: ‘There Is Something Wrong with the Board,’ “ made a number of important observations about the Boeing directors.

By virtue of the fact that this company has ended up where it is, there is something wrong with the board, said corporate governance expert Nell Minow, Vice Chair of ValueEdge Advisors.

According to performance analytics research firm MSCI, which ranks the quality of governance, Boeing scored 5.4 on a scale of 1-10. Based on that assessment, Boeing’s board falls in the bottom third of S&P 500 companies.

A cornerstone of the 2020 management resistance to shareholder written consent was, “The Board believes that all shareholders should be permitted to discuss and vote on pending shareholder actions.” This has been completely blown out of the water in 2020 with the near extinction of in-person shareholder meetings.

For example AT&T management would not allow any sponsors of shareholder proposals to read their proposals by telephone at the 2020 AT&T online shareholder meeting. The sole content of an online special shareholder meeting can now be a few stilted formalities and the announcement of the vote.

And Boeing management seemed to be totally unaware in 2020 that written consent can be structured so that all shareholders get notice.

Now more than ever shareholders need the option to take action outside of a shareholder meeting to replace directors associated with the Boeing 737 MAX crisis since tightly controlled online shareholder meetings are a shareholder engagement and shareholder outreach wasteland.

Please vote yes: Adopt proposal that won our 44% support in 2020 - Written Consent - Proposal 5

Board of Directors’ Statement Against the Shareholder Proposal

The Board has considered this proposal and believes that it is not in the best interests of our shareholders. We have discussed the subject matter of this proposal with many of our shareholders, and the Board’s view with respect to this proposal was informed by those discussions. For the following reasons, the Board recommends that you vote AGAINST Item 5.

The proposal, if implemented, could prevent you from being consulted or helping to decide on key matters impacting your investment in Boeing.

The Board believes that all shareholders should be permitted to discuss and vote on pending shareholder actions. Action by written consent would circumvent the important deliberative process of a shareholder meeting. Indeed, if this proposal is adopted, up to 49% of Boeing shareholders could be prevented from voting, or even receiving information, on important pending actions. Shareholder meetings, by contrast, offer important protections and advantages that are absent from the written consent process under this proposal. An unfettered right to act by written consent could also encourage short-term stock ownership and manipulation, allowing a small group of shareholders to quietly accumulate large voting positions (including in derivative transactions) and take important corporate action without the waiting periods, disclosure rules, and other protections inherent in the shareholder meeting and voting process.

Boeing’s commitment to shareholder engagement, responding to shareholder concerns, and governance best practices, including the right of shareholders to call special meetings, already establishes Board accountability.

Our By-Laws permit holders of 25% or more of Boeing’s shares to call a special shareholder meeting. The Board believes that this right to call a special meeting, as well as the right to propose items for consideration at our annual

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SHAREHOLDER PROPOSALS

meeting, are transparent and equitable ways for shareholders to propose action by their fellow shareholders. In addition, we maintain the following governance practices that afford our shareholders the right to regularly express their views and feedback:

•	each of our directors is elected annually by majority voting;

•	shareholders have the ability to nominate directors through proxy access; and

•

we maintain a robust shareholder outreach program that provides an open and constructive forum for shareholders to express and raise concerns, and we regularly review our governance practices in response to that shareholder feedback.

Moreover, as described on Boeing’s website, all shareholders may communicate directly with the Chairman, the nonemployee directors as a group, or the Audit Committee. Furthermore, we continue to conduct a robust program of engaging with shareholders throughout the year, and, in June, in response to shareholder input, we amended our Corporate Governance Principles to require that an independent director serve as Chairman of the Board. We believe that this long-standing and comprehensive package of robust governance practices and policies enables shareholders to bring issues to the attention of the Board, hold the Board accountable and, where necessary, take quick action to support their interests. Moreover, our policies implement these goals without the significant governance risk for shareholders associated with action by written consent without a meeting. For additional information about our corporate governance practices, see “Corporate Governance” beginning on page 17.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

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ANNUAL MEETING INFORMATION

Attending the Virtual Annual Meeting

Time and Location

Boeing’s 2021 Annual Meeting of Shareholders will be held by webcast on Tuesday, April 20, 2021, beginning at 9:00 a.m. Central Time, at www.virtualshareholdermeeting.com/BA2021.

Eligible Attendees

Attendance is limited to registered and beneficial Boeing shareholders as of the record date. Please note that attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider and access will be given on a first come, first served basis.

Meeting Access

In order to attend the Annual Meeting, visit www.virtualshareholdermeeting.com/BA2021 and enter your unique 16-digit voting control number found on your proxy card, email, notice of internet availability of proxy materials or voting instruction form. Online access to the audio webcast will open at 8:45 a.m. Central Time to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting website. Technicians will be available to assist you.

Additional Meeting Information

We have designed the format of the virtual Annual Meeting so that shareholders have the same rights and opportunities to vote and participate as they would have at a physical meeting. Shareholders will be able to submit questions online before and during the meeting, providing our shareholders with the opportunity for meaningful engagement with the Company. We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/BA2021. If necessary, the announcement will provide updated information regarding the date, time, and location of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on our Investor Relations website at https://investors.boeing.com/investors/events-and-presentations/.

Frequently Asked Questions

Why is it so important that I promptly vote my shares?

We value your input. Regardless of the number of shares you hold, we encourage you to vote your shares as soon as possible to ensure that your vote is recorded promptly and so that we can avoid additional solicitation costs.

How does the Board recommend that I vote?

The Board recommends that you vote:

FOR the election of each of the 10 director nominees named in this proxy statement (Item 1);
FOR the approval, on an advisory basis, of named executive officer compensation (Item 2);
FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2021 (Item 3); and
AGAINST both of the shareholder proposals (Items 4 and 5).

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ANNUAL MEETING INFORMATION

How may I expedite delivery of future proxy materials by receiving them electronically?

Registered Shareholders

Instead of receiving copies of our proxy materials in the mail, registered shareholders can elect to receive these communications electronically. Your election to receive future proxy materials electronically would result in expedited delivery of your materials, conserve natural resources and reduce Boeing’s printing and mailing costs. For additional information or to elect this option, please access www.computershare.com/investor.

Beneficial Shareholders

Many brokers and banks offer electronic delivery of proxy materials to their clients. For additional information, please contact your broker, bank or other holder of record.

How may I vote my shares?

Beneficial Shareholders

If you own shares through a broker, bank or other holder of record, you must instruct the holder of record how to vote your shares. In order to provide voting instructions to the holder of record of your shares, please refer to the materials forwarded by your broker, bank or other holder of record. Many brokers provide the option of voting by internet at www.proxyvote.com or by calling 1-800-454-8683. You will need your unique 16-digit voting control number, which can be found in the box next to the arrow on the notice of internet availability of proxy materials, email or voting instruction form provided by your broker, bank or other holder of record. Proxies submitted by internet or telephone must be received by 10:59 p.m. Central Time, on Monday, April 19, 2021. You may also vote your shares during the annual meeting. To do so, visit www.virtualshareholdermeeting.com/BA2021 and have your unique 16-digit voting control number available.

Registered Shareholders

If you own shares that are registered in your name, you may vote by proxy before the annual meeting by internet at www.proxyvote.com, by calling 1-800-690-6903 or by signing and returning your proxy card. To vote by internet or telephone, you will need your unique 16-digit voting control number, which can be found in the box next to the arrow on your proxy card, email or notice of internet availability of proxy materials. Proxies submitted by internet or telephone must be received by 10:59 p.m. Central Time, on Monday, April 19, 2021. If you return a signed proxy card but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board. You may also vote your shares during the annual meeting. To do so, visit www.virtualshareholdermeeting.com/BA2021 and have your unique 16-digit voting control number available.

The Boeing Company Voluntary Investment Plan (VIP) Participants

If you have an interest in Boeing stock through participation in the VIP, you do not have actual ownership of the shares held in the VIP (the “Plan Shares”). The Plan Shares are registered in the name of the trustee. As a VIP participant, you have been allocated interests in the Plan Shares and may instruct the trustee how to vote those interests by submitting a proxy at www.proxyvote.com, by calling 1-800-690-6903 or by signing and returning your proxy card. To vote by internet or telephone, you will need your unique 16-digit voting control number, which can be found in the box next to the arrow on your proxy card, email or notice of internet availability of proxy materials. However, you may not vote Plan Shares in person at the annual meeting. The number of shares of Boeing stock shown on your proxy card includes all shares registered in your name and all Plan Shares in which you have an interest. In order to allow sufficient time for the trustee to tabulate the vote of the Plan Shares, your proxy instructions must be received no later than 10:59 p.m. Central Time, on Thursday, April 15, 2021. If you do not submit voting instructions before the deadline, the trustee will vote your Plan Shares in the same manner and proportion as the Plan Shares with respect to which voting instructions have been received before the deadline, unless contrary to applicable law. If you return a signed proxy card that covers Plan Shares but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board.

May I revoke my proxy or change my vote?

Beneficial Shareholders

Beneficial shareholders should contact their broker, bank or other holder of record for instructions on how to revoke their proxies or change their vote.

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ANNUAL MEETING INFORMATION

Registered Shareholders

Registered shareholders may revoke their proxies or change their voting instructions at any time before 10:59 p.m. Central Time, on Monday, April 19, 2021, by submitting a proxy via internet, telephone or mail that is dated later than the original proxy or by delivering written notice of revocation to the Corporate Secretary. Registered shareholders may also revoke their proxies or change their vote by voting during the virtual annual meeting at www.virtualshareholdermeeting.com/BA2021.

The Boeing Company Voluntary Investment Plan Participants

VIP participants may revoke their proxies or change their voting instructions at any time before 10:59 p.m. Central Time, on Thursday, April 15, 2021, by submitting a proxy via internet, telephone or mail that is dated later than the original proxy. VIP participants cannot revoke their proxies or change their voting instructions during the annual meeting because the trustee will not be present.

What vote is required to approve each proposal?

Each share of Boeing stock entitles the holder to one vote on each proposal presented for shareholder action.

Election of Directors (Item 1)

To be elected in an uncontested election, a director nominee must receive more “FOR” votes than “AGAINST” votes. Because we did not receive proper advance notice in accordance with our By-Laws of any shareholder nominees for director, this election of directors is an uncontested election. Abstentions and “broker non-votes” will have no effect on the election of directors.

All Other Proposals (Items 2 through 5)

Shareholders may vote “FOR” or “AGAINST” each of the other proposals, or may abstain from voting. Delaware law requires the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the annual meeting for the approval of Items 2 through 5. A shareholder who signs and submits a proxy is “present,” so an abstention will have the same effect as a vote “AGAINST” Items 2 through 5. “Broker non-votes,” if any, will have no effect on these items.

What are “broker non-votes”?

If a broker or other financial institution holds your shares in its name and you do not provide voting instructions to it, NYSE rules allow that firm to vote your shares only on routine matters. Item 3, the ratification of the appointment of our independent auditor for 2021, is the only matter for consideration at the meeting that NYSE rules deem to be routine. For all matters other than Item 3, you must submit voting instructions to the firm that holds your shares if you want your vote to count. When a firm votes a client’s shares on some but not all of the proposals, the missing votes are referred to as “broker non-votes.”

Who is entitled to vote at the 2021 Annual Meeting?

Holders of Boeing stock at the close of business on February 19, 2021 are entitled to receive a formal Notice of the Annual Meeting and to vote their shares at the annual meeting. As of that date, there were approximately 583,640,142 shares of common stock outstanding, of which approximately 583,637,821 were eligible to vote. (Shares issued in exchange for shares of Rockwell International Corporation or McDonnell Douglas Corporation that have not been exchanged are not eligible to vote.) There were 99,175 registered shareholders on the record date and approximately 113,085 beneficial shareholders whose shares were held in “street name” through a broker or bank.

A list of our registered shareholders as of the close of business on the record date will be available during the annual meeting and for ten days prior to the annual meeting between the hours of 9:00 a.m. and 4:00 p.m. Central Time, at the Office of the Corporate Secretary, The Boeing Company, 100 North Riverside Plaza, MC 5003-1001, Chicago, Illinois 60606-1596. A shareholder may examine the list for any legally valid purpose related to the annual meeting. To access such a list, shareholders should email cso@boeing.com.

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ANNUAL MEETING INFORMATION

How many votes must be present in order to hold the annual meeting?

A quorum must be present in order for business to be conducted at the annual meeting. A quorum consists of the holders of one-third of the outstanding shares of stock entitled to vote at the meeting. Shares of Boeing stock present in person or by duly authorized proxy (including any abstentions and “broker non-votes”) will be counted for the purpose of establishing a quorum at the meeting.

What if I return my proxy but do not vote for all of the proposals?

Shares represented by a properly executed proxy will be voted at the annual meeting in accordance with the shareholder’s instructions. If you are a registered shareholder or have an interest in Boeing stock through the VIP and return a signed proxy card that omits voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board. If a broker or other financial institution holds your shares in its name, NYSE rules prohibit your shares from being voted on all items other than Item 3 absent your instruction, so you must provide instructions on these items for your vote to count.

Are there any other items of business that will be addressed at the annual meeting?

The Board is not aware of any business that may properly be brought before the annual meeting other than those matters described in this proxy statement. If any matters other than those shown on the proxy card are properly brought before the annual meeting, the proxy card gives discretionary authority to the persons named on the proxy card to vote the shares in their best judgment.

Who pays for this proxy solicitation?

We bear the costs of soliciting proxies. We have hired Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, to aid in the solicitation of proxies for a fee of $25,000, plus reasonable out-of-pocket expenses. Proxies may be solicited by personal interview, mail, telephone, email, and other online methods. Morrow Sodali has contacted brokerage houses, other custodians, and nominees to ask whether other persons are the beneficial owners of the shares they hold in street name and, if that is the case, will supply additional copies of the proxy materials for distribution to such beneficial owners. We will reimburse these parties for their reasonable expenses in sending proxy materials to the beneficial owners of the shares.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting. We will file with the SEC a Current Report on Form 8-K containing the final voting results within four business days of the annual meeting or, if final results are not available at that time, within four business days of the date on which final voting results become available.

What if a director nominee does not receive the required vote?

Boeing is a Delaware corporation and, under Delaware law, if an incumbent director is not elected, that director remains in office until the director’s successor is duly elected and qualified or until the director’s earlier resignation or removal. To address this potential outcome, all director nominees have executed irrevocable resignations that would be effective upon (1) such nominee’s failure to receive the required vote at the annual meeting and (2) the Board’s acceptance of such resignation. As set forth in our director resignation policy, which is described in our Corporate Governance Principles, the Board will act upon, and publicly disclose its decision with respect to, any tendered resignation within 90 days from the date of the certification of the election results.

How may I recommend individuals to serve as directors?

Shareholders may recommend qualified candidates for consideration by the GON Committee by writing at any time to the Office of the Corporate Secretary, The Boeing Company, 100 North Riverside Plaza, MC 5003-1001, Chicago, Illinois 60606-1596. The correspondence must state the name, age and qualifications of the person proposed for consideration. The GON Committee evaluates the qualifications of candidates properly submitted by shareholders on the same basis as those of other director candidates.

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How may I obtain a copy of Boeing’s Annual Report on Form 10-K and other financial information?

Boeing’s 2020 annual report, which includes a copy of the Annual Report on Form 10-K, was delivered to shareholders with this proxy statement. Our Notice of Annual Meeting, this proxy statement and the 2020 annual report are also available at www.proxyvote.com. In addition, our Annual Report on Form 10-K, including financial statements, is available at http://investors.boeing.com/investors/financial-reports/ and on the SEC’s website at www.sec.gov. Shareholders also may request an additional copy of the Annual Report on Form 10-K, which we will furnish without charge, by calling (425) 965-4550 or writing Mail Services, The Boeing Company, P.O. Box 3707, Mail Code 3T-00, Seattle, Washington 98124-2207.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the SEC, we may provide you with access to proxy materials over the internet rather than by mailing the materials to you. To reduce costs and conserve resources, we are sending a Notice of Internet Availability of Proxy Materials to some of our shareholders. The notice provides instructions for accessing this proxy statement and our 2020 annual report at www.proxyvote.com. The notice also explains how shareholders may request printed proxy materials for this or future annual meetings.

Several shareholders live at my address. Why did we receive only one set of proxy materials?

We deliver only one annual report and one proxy statement to multiple shareholders at the same address unless we have received contrary instructions from one or more of the shareholders. We will, upon written or oral request, promptly deliver a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy of the annual report or proxy statement was delivered. Registered shareholders who wish to receive a separate annual report or proxy statement in the future, or registered shareholders sharing an address who wish to receive a single copy of the annual report or proxy statement in the future, should contact our Transfer Agent at Computershare Investor Services, P.O. Box 505005, Louisville, Kentucky 40233-5005 or by calling 888-777-0923 (toll-free for domestic U.S. callers) or 781-575-3400 (non-U.S. callers may call collect). Beneficial shareholders who have the same address and wish to receive a separate copy of the annual report or proxy statement in the future should contact their broker, bank or other holder of record.

The 2022 Annual Meeting

Proposals for Inclusion in 2022 Proxy Statement

If you wish to submit a proposal for inclusion in our 2022 proxy statement, you must follow the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, we must receive your proposal at the address below no later than Friday, November 5, 2021.

Director Nominations for Inclusion in 2022 Proxy Statement (Proxy Access)

Subject to certain requirements, our By-Laws permit a shareholder, or a group of up to 20 shareholders, that has owned at least 3% of our outstanding common stock for at least three years to nominate and include in our annual meeting proxy materials directors constituting the greater of two individuals and 20% of the Board. Any such nomination must be received at the address below no earlier than the close of business on Wednesday, October 6, 2021 and no later than Friday, November 5, 2021. Any such notice must meet the other requirements set forth in our By-Laws, which are publicly available on our website.

Other Proposals or Nominations

Our By-Laws require that we receive advance written notice for any shareholder proposal or director nomination that is not submitted for inclusion in our proxy statement. Any such proposal or nomination must be received at the address below no earlier than the close of business on Tuesday, December 21, 2021 and no later than the close of business on Thursday, January 20, 2022. Any such notice must meet the other requirements set forth in our By-Laws, which are publicly available on our website.

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ANNUAL MEETING INFORMATION

Where to Send All Proposals and Nominations

Office of the Corporate Secretary

The Boeing Company

100 North Riverside Plaza

MC 5003-1001

Chicago, Illinois 60606-1596

74	2021 Proxy Statement

THE BOEING COMPANY 100 N. RIVERSIDE PLAZA MC 5003-1001 CHICAGO, IL 60606-1596
VOTE BY INTERNET - Before The Meeting:
Go to www.proxyvote.com or scan the QR Barcode above using your smartphone to transmit your voting instructions. Have this proxy card in hand when you access the website and follow the instructions. Vote by 10:59 p.m. CT on Monday, April 19, 2021 for shares held directly and by 10:59 p.m. CT on Thursday, April 15, 2021 for shares held in the Plan.
During The Meeting:
Go to www.virtualshareholdermeeting.com/BA2021. Have this proxy card in hand when you access the website and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have this proxy card in hand when you call and follow the instructions. Vote by 10:59 p.m. CT on Monday, April 19, 2021 for shares held directly and by 10:59 p.m. CT on Thursday, April 15, 2021 for shares held in the Plan.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ATTENDING THE VIRTUAL ANNUAL MEETING To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/BA2021 and enter your unique 16-digit voting control number in the box below.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D33847-P49439-Z79095-Z79096 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  THE BOEING COMPANY

The Board of Directors recommends you vote FOR the following 10 director nominees:

1.	Election of Directors		For	Against	Abstain

	1a.	Robert A. Bradway	☐	☐	☐

	1b.	David L. Calhoun	☐	☐	☐

	1c.	Lynne M. Doughtie	☐	☐	☐

	1d.	Edmund P. Giambastiani Jr.	☐	☐	☐

	1e.	Lynn J. Good	☐	☐	☐

	1f.	Akhil Johri	☐	☐	☐

	1g.	Lawrence W. Kellner	☐	☐	☐

	1h.	Steven M. Mollenkopf	☐	☐	☐

	1i.	John M. Richardson	☐	☐	☐

	1j.	Ronald A. Williams	☐	☐	☐

COMPANY PROPOSALS: The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Approve, on an Advisory Basis, Named Executive Officer Compensation.	☐	☐	☐

3.	Ratify the Appointment of Deloitte & Touche LLP as Independent Auditor for 2021.	☐	☐	☐

SHAREHOLDER PROPOSALS: The Board of Directors recommends you vote AGAINST proposals 4 and 5.
		For	Against	Abstain

4.	Additional Report on Lobbying Activities.	☐	☐	☐

5.	Written Consent.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Boeing Company 2021 Annual Meeting of Shareholders

Tuesday, April 20, 2021

9:00 a.m., Central Time

www.virtualshareholdermeeting.com/BA2021

Your vote is important. Please vote by internet, telephone or mail as soon as possible to ensure that your vote is recorded promptly.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of 2021 Annual Meeting and Proxy Statement and the 2020 Annual Report

are available at www.proxyvote.com.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

To save resources and reduce Boeing’s printing and mailing costs, you can elect to receive future proxy materials and other shareholder communications electronically at

www.computershare.com/investor.

IF YOU WISH TO VOTE BY MAIL, FOLD ALONG PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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D33848-P49439-Z79095-Z79096

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

THE BOEING COMPANY ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, APRIL 20, 2021

The undersigned hereby appoints Lynn J. Good, Lawrence W. Kellner and Ronald A. Williams, and each of them, with full power of substitution, to act as proxies for the undersigned and authorizes them to represent and vote all of the shares of stock of The Boeing Company that the undersigned is entitled to vote at the 2021 Annual Meeting of Shareholders, and any adjournment or postponement thereof, with respect to all of the matters indicated on the reverse side of this card, and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

The number of shares of Boeing stock shown on this proxy card includes shares held in The Boeing Company Voluntary Investment Plan (the “Plan”) as well as any other shares you may own outside of the Plan. If you are a participant in the Plan, you hereby instruct the Plan trustee to vote all of the Plan share interests allocated to you at the meeting and any adjournment or postponement thereof, with respect to the proposals indicated on the reverse side of this card, and you authorize the trustee to empower the proxies named above to vote in their judgment on such other business as may properly come before the Meeting and any adjournment or postponement thereof. You may not vote the Plan share interests allocated to you at the Meeting; the trustee must vote the Plan share interests. The Plan trustee must receive your proxy instructions no later than 10:59 p.m., Central Time, on Thursday, April 15, 2021, or the trustee will vote the Plan shares in the same manner and proportion as Plan shares for which it has received instructions, unless contrary to applicable law.

If this proxy card is signed and no direction is given, this proxy for both registered shares and Plan shares will be voted in accordance with the recommendations of the Board of Directors.

If you wish to vote by mail, please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.